Filed Pursuant to Rule 424(b)(4)

Registration No. 333-284508

PROSPECTUS

Digital Brands Group, Inc.

11,365,340 Units, each consisting of

One Share of Common Stock or One Pre-Funded

Warrant to Purchase One Share of Common Stock and

Two Warrants to Purchase One Share of Common Stock

11,239,805 Shares of Common Stock Underlying the

Pre-Funded Warrants

22,730,680 Shares of Common Stock Underlying the Warrants

Placement Agent Warrants to Purchase 568,267 Shares of Common Stock and 568,267 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering 11,365,340 Units (“Units”), each Unit consisting of (i) one share of common stock, par value $0.0001 per share, or one pre-funded warrant to purchase one share of common stock, and (ii) two warrants with a one-year term to purchase one share of common stock each at an exercise price of $0.66 per share (100% of the offering price per Unit) (the “Warrants”) on a best-efforts basis. We are offering each Unit at a public offering price of $0.66 per Unit. Each of the Warrants will be immediately exercisable for one share of common stock at an exercise price of $0.66 per share.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock) and two Warrants. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. We refer to the shares of Common Stock, Pre-Funded Warrants, and Warrants to be sold in this offering collectively as the “Securities.” We are also registering the common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants included in the Units offered hereby. See “Description of Securities — Description of Securities We Are Offering” in this prospectus for more information.

Our Common Stock trades on the OTC Pink Marketplace under the symbol “DBGI”. On February 14, 2025, the last reported sale price of our Common Stock was $3.30 per share.

There is no established trading market for the Units, Pre-Funded Warrants, or the Warrants. We do not intend to list the Units, Pre-Funded Warrants, or Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Units, Pre-Funded Warrants, or Warrants. Without an active trading market, the liquidity of these securities will be extremely limited.

We have engaged RBW Capital Partners LLC, acting through Dawson James Securities, Inc., to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus. See “Plan of Distribution” for more information regarding these arrangements.

We are also seeking to register the issuance of Warrants to purchase 568,267 shares of common stock (the “Placement Agent Warrants”) to the Placement Agent (5% of the aggregate number of shares of common stock forming part of the Units and the common stock underlying the Pre-Funded Warrants forming part of the Units), as well as 568,267 shares of common stock issuable upon exercise by the Placement Agent of the Placement Agent Warrants at an exercise price of $0.759 per share (115% of public offering price).

We will have one closing for all the securities purchased in this offering. The public offering price per share will be fixed for the duration of this offering.

The Securities are expected to be issued in a single closing on or about February 18, 2025. We will deliver all Securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” on page 14 of this prospectus for more information.

We are a “smaller reporting company,” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 14 of this prospectus before investing in our securities.

	Per Unit consisting of common stock and Warrants	Per Unit consisting of pre-funded warrant and Warrants	Total
Public Offering Price	$0.66	$0.6599	$7,500,000
Placement Agent fees (1) (2)	$(0.0528)	$(0.052792)	$600,000
Proceeds, before expenses, to us	$0.6072	$(0.607108)	$6,900,00

(1)	The placement agent fees shall equal eight percent (8%) of the gross proceeds of the securities sold by us in this offering (which amount shall not include any additional proceeds the Company may receive from the exercise of the Warrants, or the Pre-Funded Warrants, issued in this offering, and which amount shall in no event exceed $640,000).

(2)	The Placement Agent will receive compensation in addition to the placement agent fees described above. In addition, we have agreed to issue to the Placement Agent warrants to purchase up to a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 115% of the public offering price of the Units. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

Because there is no minimum offering amount required as a condition to closing in this offering the actual public amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 96 of this prospectus for more information regarding these arrangements.

We expect to deliver the shares of common stock and Warrants, or Pre-Funded Warrants and Warrants, constituting the Units, against payment in New York, New York on or about February 13, 2025.

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 14 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

RBW Capital Partners LLC

Securities offered through Dawson James Securities, Inc., a broker-dealer registered with the Securities and
Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA)

The date of this prospectus is February 13, 2025

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the placement agent have authorized anyone else to provide you with different information. We do not, and the placement agent and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the placement agent is not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the placement agent have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “DBG” refers to Digital Brands Group, Inc. solely, and references to “Digital Brands”, the “Company”, “we”, “us”, and “our” refer to Digital Brands Group, Inc. and our subsidiaries Bailey 44, LLC (“Bailey”), MOSBEST, LLC (“Stateside”), and Sunnyside, LLC (“Sundry”). Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Effective August 22, 2023, we effectuated a 1-for-25 reverse stock split (the “August 2023 Reverse Split”). Effective December 12, 2024, we effectuated a 1-for-50 reverse stock split of our issued and outstanding common stock (together the “December 2024 Reverse Split” and together with the August 2023 Reverse Split, the “Reverse Splits”). All references to shares of our common stock in this prospectus refer to the number of shares of common stock after giving effect to the Reverse Splits and are presented as if the Reverse Splits had occurred at the beginning of the earliest period presented.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this prospectus include, but are not limited to, such statements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 15, 2024, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on June 3, 2024, and our subsequently filed Quarterly Reports on Form 10-Q, include, but are not limited to:

●	that to improve our financial performance, we must increase our revenue levels;

●	our ability to continue our business as a going concern;

●	our business, sales, and marketing strategies and plans;

●	our ability to successfully market, sell, and deliver our curated collection of lifestyle brands, including Bailey 44, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to-consumer and wholesale distribution to an expanding customer base;

●	our ability to consummate future financings;

●	scarcity of products and materials in the supply chain;

●	our ability to attract new employees and to retain key management and technical personnel;

●	effects of the coronavirus on the U.S. and global economies;

●	customer concentration including many U.S. government entities;

●	technological changes in our industry;

●	intense competition from both start-up and established companies;

●	potential conflict of your interests with the interests of our larger stockholders;

●	Failure to achieve customer acceptance of our products;

●	actual or threatened litigation and governmental investigations and the costs and efforts spent to defend against such litigation and investigations;

●	Returns of our products;

●	our ability to protect our intellectual property and the cost associated with defending claims of infringement; and

●	our intended use of the net proceeds from this offering.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

Our Business

Digital Brands is a curated collection of lifestyle brands, including Bailey, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to- consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of four significant brands:

●	Bailey combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey is primarily a wholesale brand, which we intend to transition to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits

●

Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

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We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

In April of 2024, we entered into a retail store sublease for approximately 3.5 years at the Simon Premium Outlet in Allen, TX, a suburb of Dallas. We opened the store in April 2024. The Company closed the store in October 2024 to focus on its e-commerce strategy with VaynerCommerce, a digital marketing agency.

For the fiscal years ended December 31, 2023 and 2022, we generated net revenues of approximately $14,916,422 and $10,333,558, respectively, reported net loss of approximately $10,247,133 and $38,043,362, respectively, and reported total operating expenses of $8,639,092 and $24,765,633, respectively. For the nine months ended September 30, 2024 and 2023, we generated net revenues of approximately $9,413,457 and $12,127,135, respectively, reported net loss of approximately $7,735,452 and $6,528,082, respectively, and reported total operating expenses of approximately $9,672,045 and $5,356,114, respectively. As noted in our unaudited financial statements and related footnotes, as of September 30, 2024, we had an accumulated deficit of $121,729,902 and working capital deficit of $16,044,544. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses from operations, negative cash flows from operations, net working capital deficiency as well as our dependence on equity and debt financings. See “Risk Factors—We have a history of operating losses, our management has concluded that there is substantial doubt about our ability to continue as a going concern and our auditors have included an explanatory paragraph relating to our ability to continue as a going concern in the audit reports for the fiscal years ended December 31, 2023 and 2022.”

Principal Products and Services

DSTLD — Brand Summary

DSTLD focuses on minimalist design, superior quality, and only the essential wardrobe pieces for men and women. We deliver casual luxury rooted in denim; garments that are made with exhaustive attention to detail from the finest materials for a closet of timeless, functional staples. Our brand name “DSTLD” is derived from the word ‘distilled,’ meaning to extract only the essentials. As such, DSTLD boasts a line of key wardrobe pieces in a fundamental color palette of black, white, grey, and denim.

Our denim pants prices generally range from $128 to $148. Our tee shirts, tops and cashmere sweaters will range from $30 to $278. Our casual pants will range from $148 to $178.

Avo – Brand Summary

Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

Avo launched in late August 2024 and prices for t-shirts range from $20 to $50 based on the size of the customer’s bundle. Other product prices will range from $17.50 for tanks to $198 for sweaters with no retail price above $99 if the customer bundles three units or more. If the customer bundles two units then they receive a 40% discount and if they bundle three units or more the customer receives a 60% discount.

Bailey — Brand Summary

In February 2020, we acquired Bailey. Bailey delivers distinct high-quality, well-fitting, on-trend contemporary apparel, using at an entry contemporary price point. Bailey combines beautiful, luxe fabrics and on-trend designs to offer clean, sophisticated ready-to-wear separates that easily transition from day to night and for date night. Bailey offers fashionable staples with timeless design features, making them wearable for any occasion — the majority of products are tops, sweaters and dresses.

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Bailey’s full seasonal collections of dresses, tops, jumpsuits, bottoms, sets, jackets and rompers retail at price points between $88 — $398. We believe that we can create more compelling price points as we leverage our direct-to-consumer expertise. As we increase the direct-to-consumer revenue mix, we believe we will have opportunities to increase our margins, which will mostly be passed along to the customer with lower price points.

With our acquisition of Bailey 44, LLC, we view the following as tangible near-term growth opportunities:

●	Increase emphasis on email and SMS communications allowing for personalized direct customer engagement, retention and repurchases.

●	Increase market share in existing and new wholesale, including specialty boutiques due to the well-known and respected designer we hired in June 2020.

●	Increase digital spend, social media presence, and brand and influencer collaborations.

●	Selective opportunity to roll out proven retail concept in well defined, strategic locations.

●	International expansion and licensing opportunities in select categories.

Stateside — Brand Summary

We acquired Stateside in August 2021. Stateside is a collection of elevated American basics influenced by the evolution of the classic T-Shirt. All garments are designed and produced in Los Angeles from the finest fabrics. All knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles.

Stateside is known for delivering high quality women’s clothing, including luxury T-shirts, tops and bottoms, etc. Stateside is primarily a wholesale brand with very limited online revenue. Its T-shirt prices range from $68 to $94, their other tops range from $98 to $130, and their bottoms range from $80 to $144.

With our acquisition of Stateside, we view the following as tangible near-term growth opportunities:

●	Increase online revenues significantly as we have spent very little resources on developing its online sales opportunity from the website optimization to photography to email marketing to online advertising to digital customer acquisition and retention.

●	Increase gross margins by ordering larger quantities as we pay meaningful upcharges for minimum order quantities.

●	Launch seasonal new product categories such as women’s knits and wovens in the top category and women’s wovens in the bottom category. We believe knits and wovens tops are one of the larger product categories in womenswear, with higher price points and dollar profit.

Sunnyside — Brand Summary

We acquired Sundry in December 2021. Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California.

The products are designed and mostly produced in Los Angeles from the finest fabrics. The majority of the knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles, with some sweaters made overseas.

Sundry is known for delivering high quality novelty and resort style T-shirts, tops and bottoms. Sundry is mostly a wholesale brand with meaningful online revenue. Its T-shirt prices range from $68 to $98, its other tops range from $98 to $198, and its bottoms range from $80 to $228.

With our acquisition of Sundry, we view the following as tangible near-term growth opportunities:

●	Increase emphasis on email and SMS communications allowing for personalized direct customer engagement, retention and repurchases.

●	Increase market share in existing and new wholesale, including specialty boutiques due to the well-known and respected designer we hired in June 2020.

●	Increase digital spend, social media presence, and brand and influencer collaborations.

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●	Selective opportunity to roll out proven retail concept in well defined, strategic locations.

●	International expansion and licensing opportunities in select categories.

Sales and Distribution

DSTLD and Avo products are sold solely direct-to-consumer, via our website. We utilize a build your own bundle strategy to increase the cart size and create cost savings per unit sold. By selling direct-to-consumer, we are able to eliminate the wholesale mark-up and offer sharper pricing to the customer.

Bailey products are distributed through wholesale and direct-to-consumer channels. The wholesale channel includes premium department stores, select independent boutiques and third-party online stores.

Stateside and Sundry products are distributed through wholesale and direct-to-consumer channels includes premium department stores and national chains, select independent boutiques and third-party online stores.

We do not have material terms or arrangements with our third-party distributors. As is customary in the wholesale side of the retail apparel industry, we work with the wholesale buyers for every product collection and season to develop a purchase order based on quantities, pricing, profit margin and any future mark- down agreements. Historically, these factors are driven by the wholesale buyer’s belief of how well they think the product will sell at their stores. For example, if the collection is considered very strong by the wholesale buyer, we usually achieve higher quantities, higher margins and lower future markdown guarantees. Conversely, when the wholesale buyer considers the collection to be weak, we experience lower quantities, lower margins and higher mark-down guarantees.

Our direct-to-consumer channels include our own website. Old season stock is sold through selected off- price retailers, with additional sales generated through specifically cut product for select off-price retailers.

All of our DSTLD, Avo, Bailey and Stateside and Sundry sellable product is stored at our corporate warehouse and distribution center in Los Angeles, CA, which also houses our corporate office. In addition to storing product, we also receive and process new product deliveries, process and ship outbound orders, and process and ship customer returns in this same facility.

We offer free shipping and returns above to all our customers in the United States once they achieve a cart size amount of $50 for all brands but Avo and $99 for Avo. We also offer customers the option to upgrade to 2-Day or Overnight Shipping for an additional cost.

Design and Development

Our products are designed at the headquarters of each brand, which are in Los Angeles, CA. Each brand’s design efforts are supported by well-established product development and production teams. The continued collaboration between design and merchandising ensures we respond to consumer preferences and market trends with new innovative product offerings while maintaining our core fashion foundation. In-house design and production teams in Los Angeles perform development of the sample line, allowing for speed to market, flexibility and quality of fit.

We analyze trends, markets, and social media feedback along and utilize historical data and industry tools to identify essential styles and proper replenishment timing and quantities.

We hired a new head designer for DSTLD Men’s in December 2019 and contracted with a third-party designer for DSTLD Women’s in June 2020. We also contracted with a third-party designer for Bailey in June 2020. We have an in-house designer for each of Stateside and Sundry.

We rely on a limited number of suppliers to provide our finished products, so we can aggregate pricing power. As we continue to increase our volumes, we will source additional factories to spread out our risks.

While we have developed long-standing relationships with a number of our suppliers and manufacturing sources and take great care to ensure that they share our commitment to quality and ethics, we do not have any long-term term contracts with these parties for the production and supply of our fabrics and products. We require that all of our manufacturers adhere to a vendor code of ethics regarding social and environmental sustainability practices. Our product quality and sustainability team partners with leading inspection and verification firms to closely monitor each supplier’s compliance with applicable laws and our vendor code of ethics.

Currently, our Bailey, DSTLD, Avo and Stateside and Sundry products are shipped from our suppliers to our distribution center in Los Angeles, CA which currently handles all our warehousing, fulfillment, outbound shipping and returns processing. Our Sundry products will be shipped from our suppliers to our distribution center in Los Angeles, CA which will handle all our warehousing, fulfillment, outbound shipping and returns processing. During 2023, we will review maintaining our own distribution centers versus using a third-party solution.

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Product Suppliers: Sourcing and Manufacturing

We work with a variety of apparel manufacturers in North America, Asia and Europe. We only work with full package suppliers, which supply fabric, trims, along with cut/sew/wash services, only invoicing us for the final full cost of each garment. This allows us the ability to maximize cash flows and optimize operations. We do not have long-term written contracts with manufacturers, though we have long-standing relationships with a diverse base of vendors.

We do not own or operate any manufacturing facilities and rely solely on third-party contract manufacturers operating primarily in Europe, United States, and the Asia Pacific region for the production of our products depending on the brand. All of our contract manufacturers are evaluated for quality systems, social compliance and financial strength by our internal teams prior to being selected and on an ongoing basis. Where appropriate, we strive to qualify multiple manufacturers for particular product types and fabrications.

All of our garments are produced according to each brand’s specifications, and we require that all manufacturers adhere to strict regulatory compliance and standards of conduct. The vendors’ factories are monitored by each brand’s production team to ensure quality control, and they are monitored by independent third-party inspectors we employ for compliance with local manufacturing standards and regulations on an annual basis. We also monitor our vendors’ manufacturing facilities regularly, providing technical assistance and performing in-line and final audits to ensure the highest possible quality.

We source our products from a variety of domestic and international manufacturers. When deciding which factory to source a specific product from, we consider the following factors:

●	Cost of garment

●	Retail price for end consumer

●	Production time

●	Minimum order quantity

●	Shipping/delivery time

●	Payment terms

By taking all of these factors into consideration, we can focus on making sure we have access to in-demand and high quality products available for sale to our customer at the competitive price points and sustainable margins for our business.

Marketing

We believe marketing is a critical element in creating brand awareness and an emotional connection, as well as driving new customer acquisition and retention. Each brand has their own in-house marketing department, which creates and produces marketing initiatives specific to each marketing channel and based on the specific purpose, such as acquisition, retention or brand building. We also have an in-house marketing team at the DBG portfolio level, which reviews these brand initiatives, develops and helps initiate cross merchandising strategies, manages the data analytics and negotiates contracts using all our brands to lower the cost.

Our goal at the brand and the portfolio level is to increase brand awareness and reach, customer engagement, increase new customer conversion and repurchase rates and average order size. We utilize a multi-pronged marketing strategy to connect with our customers and drive traffic to our online platform, comprised of the following:

Customer Acquisition Marketing

Paid Social Media Marketing: This is our primary customer acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing. We believe our core customers rely on the opinions of their peers, often expressed through social media, social media platforms are viral marketing platforms that allow our brands to communicate directly with our customers while also allowing customers to interact with us and provide feedback on our products and service. We make regular posts highlighting new products, brand stories, and other topics and images we deem “on brand”. By being a verified brand, our followers can shop products directly from our posts. We are also able to link to products in the stories feature.

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Affiliate Marketing: With select online publications and influencers, we’ve sought to establish CPA or revenue sharing agreements. We believe these agreements are effective in incentivizing influencers or media to push our product and allowing us to only pay partners based on performance.

Email Marketing: We utilize email marketing to build awareness and drive repeat purchases. We believe this can be the most personalized customer communication channel for our brands, and therefore should continue to be one of our highest performing channels. We use an email service provider that enables us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. We maintain a database through which we track and utilize key metrics such as customer acquisition cost, lifetime value per customer, cost per impression and cost per click.

Retargeting: We engage the services of certain retargeting engines that allow us to dynamically target our visitors on third-party websites via banner/content ads.

Content Marketing: We use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on internet search engines. This is done by optimizing our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Print Advertising: We also intend to utilize print advertisements in magazines or billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Video / Blog Content: We plan to offer videos and blog posts as a way to engage and educate the customer on our brands, how to wear different looks and styles, and create confidence and trust between our brands and customers. Videos and blog posts will include interviews with our designers, a behind-the- scenes look at how products are made, features of other artists or creatives, and photo shoots.

Retail Stores: We have one retail store in Allen, TX at Allen Premium Outlet mall which we opened in the Spring of 2024. We are currently testing this store to see if it is a scalable concept.

Instagram and Influencer Marketing

Instagram and influencer marketing is one of our largest initiatives. On a weekly basis, we reach out to and receive requests from tastemakers in fashion, lifestyle, and photography. We have developed a certain set of criteria for working with influencers (for example, engagement level, aesthetic, audience demographic) that have enabled us to garner impactful impressions. Our focus is not on the size of an account, but on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations are compensated solely through product gifts, we also offer an affiliate commission of up to 20% through the influencer platform reward Style, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shoppable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology).

Public Relations

To generate ongoing organic and word-of-mouth awareness, we intend to work with print and online media outlets to announce new products and develop timely news stories. We are in contact with leading fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We may utilize outside agencies from time to time. We plan to visit the major fashion, tech, and news outlets in New York City on a quarterly basis to keep them up to date on our latest launches and any relevant company developments. We also plan to host local Los Angeles press at our office space.

Celebrity Gifting

We approach celebrity gifting in a strategic, discerning manner. We have longstanding, personal relationships with the industry’s top stylists; we do not send clothing blindly or unsolicited. We have successfully placed clothing (and as a result, fashion press) on a number of well-known A-list celebrities.

Loyalty Program

We plan to develop and launch a company-wide loyalty program, which would include all our brands. Our customer loyalty program will be designed to engage and reward our customers in a direct and targeted manner, and to cross merchandise our portfolio brands to our customers. Customers will earn reward points that can be used to purchase products. We will also use loyalty point multipliers to create customer purchases, which is a strategy that beauty retailers have effectively used.

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Our Competition

Our business depends on our ability to create consumer demand for our brands and products. We focus on designing products that we hope exceed consumer expectations, which should result in retention and repurchases. We plan to invest in cross merchandising brands to customers through customized customer communications and personalized styles and looks utilizing products across all our portfolio brands, which we believe creates a competitive advantage for our brands versus single brands. The markets in which we compete are highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of apparel, including large, diversified apparel companies with substantial market share and strong worldwide brand recognition. Many of our competitors, including Vince, James Perse, Rag & Bone, Madewell, AG, FRAME, All Saints, Zegna and Ralph Lauren, have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

●	quickly adapting to changes in customer requirements or consumer preferences;

●	discounting excess inventory that has been written down or written off;

●	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and

●	engaging in lengthy and costly intellectual property and other disputes.

Recent Developments

In April of 2024, we entered into a retail store sublease for approximately 3.5 years at the Simon Premium Outlet in Allen, TX, a suburb of Dallas. We opened the store in April 2024. The Company closed the store in October 2024 to focus on its e-commerce strategy with VaynerCommerce, a digital marketing agency.

On October 2, 2024, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq at the opening of business on October 11, 2024, based on the Company’s failure to maintain a minimum bid price of $1 per share per Listing Rule 5550(a)(2), unless the Company requests an appeal of such determination by October 9, 2024. The Company submitted the appeal request to Nasdaq on October 9, 2024. Nasdaq granted a hearing of the appeal to be held on December 3, 2024. On November 20, 2024, the Company received notice from the Staff of Nasdaq that the Company no longer satisfied the $35,000,000 market value of listed securities requirement, or the alternative $2,500,000 stockholders’ equity requirement, as set forth in Listing Rule 5550(b), and that such failure would serve as an additional basis for the delisting of the Company’s securities from Nasdaq. In the Company’s Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended September 30, 2024 (the “Q3 Report”), filed with the SEC on November 15, 2024, the Company reported stockholders’ equity of $19,046 and, therefore, no longer complied with the Rule. On December 16, 2024, the Staff of Nasdaq notified the Company that the Nasdaq Hearings Panel (the “Panel”) determined to delist the Company’s common stock and trading of the Company’s securities was suspended on Nasdaq at the open of trading on December 18, 2024. Immediately after the delisting of the Company’s common stock, the Company’s common stock began being quoted on the OTC Pink Market under its existing symbol, “DBGI”. The Panel reached its decision because the Company was in violation of Listing Rules 5550(a)(2), 5550(b)(1), and 5635, the Bid Price, Shareholders’ Equity, and Shareholder Approval Rules, respectively.

The Company and various purchasers (the “Investors”) executed a securities purchase agreement (the “SPA”) on or around April 7, 2023, whereby the Investors purchased from the Company promissory notes in the aggregate principal amount of approximately $2,500,000 (the “Original Notes”), and the remaining balances of such Original Notes as of October 1, 2023, were exchanged by the Investors for replacement promissory notes issued on October 1, 2023, in the aggregate principal amount of approximately $1,789,668.37 (the “2023 Notes”). On May 24, 2024, the Company entered into settlement agreements with the Investors (each a “Settlement Agreement”), pursuant to which the Company agreed to pay aggregate cash payments equal to $1,789,668.37 to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes, as follows: (i) $500,000.00 on or before May 28, 2024 and (ii) $1,289,668.37 on or before September 30, 2024 (the “Final Payment”). On or around October 3, 2024, the Company entered into amendments to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to October 31, 2024. On November 1, 2024, the Company entered into a second amendment to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to November 4, 2024. On November 4, 2024, the Company paid the Final Payment to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes.

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Between July 1, 2024 and October 22, 2024, the Company issued and sold 155,248 shares of Common Stock (the “Recent ATM Share Sales”) to H.C. Wainwright & Co., LLC (the “Agent”) as sales agent or principal, pursuant to the terms of the Company’s previously announced At-The-Market Offering Agreement, dated December 27, 2023, between us and the Agent (the “Sales Agreement”). The Company received net proceeds of $2,063,396 from the Recent ATM Share Sales. Between October 23, 2024 and December 17, 2024, the Company issued and sold 44,563 shares of Common Stock to the Agent as sales agent or principal, pursuant to the terms of the Sales Agreement, and received net proceeds of $201,921.

Between October 3, 2024 and October 15, 2024, the Company issued 26,226 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. On November 5, 2024, the holder facilitated the cancellation of 26,226 shares of the Company’s common stock in accordance with the Company’s remediation plan. The Company communicated with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC considered the Company’s non-compliance with Nasdaq Listing Rule 5635(d) as an additional basis for the delisting of the Company’s securities from Nasdaq.

On October 28, 2024, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”): (i) 124,673 shares of common stock (the “Common Stock”), at a purchase price of $5.00 per share of Common Stock, and (ii) 482,187 pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock, at a purchase price of $4.995 per Pre-Funded Warrant, immediately exercisable at an exercise price of $0.005 per share. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on October 30, 2024.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchaser, 9.99%) of our Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants.

The Common Stock, the Pre-Funded Warrants, and the Common Stock issuable upon exercise of the Pre-Funded Warrants were offered pursuant to a registration statement on Form S-1 as filed with the SEC on October 24, 2024, as amended, and was declared effective on October 28, 2024 (the “Registration Statement”).

RBW Capital Partners LLC, acting through Dominari Securities LLC (the “Placement Agent”), acted as the exclusive placement agent for the Offering pursuant to a Placement Agency Agreement dated October 28, 2024 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent.

The Offering resulted in gross proceeds to the Company of approximately $3,000,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, reimbursement of up to $50,000 for expenses of legal counsel and other actual out-of-pocket expenses, and up to $15,950 for clearing agent closing costs. The Company received net proceeds of approximately $2,555,261 from the Offering (the “Public Offering Proceeds”).

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On December 9, 2024, the Company filed a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of the Company’s common stock at a ratio of 1-for-50 (the “Amendment”). The Amendment became effective at 5:00 PM ET on December 12, 2024.

On or around January 17, 2025, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, a promissory note in the principal amount of $121,900 (the “January 2025 Note”). The January 2025 Note is convertible into common stock upon default at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The January 2025 Note provides that the total number of shares of common stock that may be issued upon conversion thereof shall not exceed 19.99% of the shares of Common Stock outstanding as of the issuance date of the January 2025 Note.

On or around January 20, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five (5) year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Vendor Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of Common Stock equal to the Cash Fee divided by $1.45, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of Common Stock to Vendor on January 21, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of Common Stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five (5) years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Vendor Pre-Funded Warrants.

On January 22, 2025, the Company issued a promissory note in the principal amount of $260,000.00 (the “Second Note”) to an accredited investor (“Investor”), pursuant to which the Investor made a loan to the Company. The Second Note carries an original issue discount of $60,000.00, and accordingly the purchase price of the Second Note is $200,000.00. The Second Note matures on April 22, 2025, and contains customary events of default. Upon the occurrence of any event of default under the Second Note, the Second Note will become immediately due and payable in an amount equal to the outstanding principal and accrued interest under the Second Note plus default interest at the rate of sixteen percent (16%) per annum.

Corporate Information

Digital Brands Group, Inc. was organized in Delaware in January 2013 under the name Denim.LA, Inc., and its name was changed to Digital Brands Group, Inc. in December 2020. Our corporate offices are located at 1400 Lavaca Street, Austin, TX 78701. Our telephone number is (209) 651-0172. Our website is www.digitalbrandsgroup.co. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Issuer	Digital Brands Group, Inc.

Securities Being Offered

11,365,340 Units, on a best-efforts basis, at a public offering price of $0.66 per share. Each Unit consists of (i) one share of common stock and (ii) two Warrants to purchase one share of common stock each (together with the common stock underlying the Warrants).

We are also offering pre-funded warrants to purchase 11,239,805 shares of common stock to any purchaser whose purchase of Units in this offering would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price per Pre-Funded Warrant will be equal to the price per share of common stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering as part of the Units will be decreased on a one-for-one basis. This prospectus also relates to the offering of the common stock issuable upon exercise of the Pre-Funded Warrants.

The Units will not be certificated or issued in stand-alone form. The common stock and/or Pre-Funded Warrants and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Description of the Warrants	Both of the Warrants will have an exercise price of $0.66 per share, will be exercisable upon issuance and will expire one year from issuance. Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. This prospectus also relates to the offering of the common stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities – Description of Securities We are Offering” in this prospectus.

Placement Agent Warrants	The registration statement of which this prospectus is a part also registers for sale warrants to purchase 568,267 shares of our common stock (5% of the aggregate number of shares of common stock and pre-funded warrants forming part of the Units being offered to investors in this offering) to be issued to the Placement Agent or its designee. The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six (6) months from the date of commencement of sales in the offering and expiring five (5) years from the commencement of sales in the offering, at an exercise price of $0.759 (115% of the public offering price of the Units). During the aforementioned six (6) month period the placement agent warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the placement agent warrant pursuant to FINRA Rule 5110(e)(1)(A). Please see “Plan of Distribution—Placement Agent Warrants” for a description of these warrants.

Size of Offering	$7,500,000

Assumed Price Per Unit	$0.66 per Unit including one share of common stock (or $0.6599 per Unit including one Pre-Funded Warrant in lieu of one share of common stock)

Common Stock Outstanding Prior to this Offering (1)	838,584 shares

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Common Stock to be Outstanding after this Offering (1)	Approximately 964,119 shares (assuming no exercise of Pre-Funded Warrants or Warrants offered in this offering).

Use of Proceeds	Assuming no exercise of the Pre-Funded Warrants issued in connection with this offering, we estimate the net proceeds of the offering will be approximately $6,607,086.17, after deducting cash expenses relating to this offering payable by us estimated at approximately $892,913.83, including Placement Agent fees of approximately $750,000 and offering expenses of $142,913.83. However, this is a best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, potential acquisitions of or investments in businesses, products and technologies that complement our business, and to repay up to $136,528 of principal and interest on that certain promissory note originally issued on or around January 16, 2025. Notwithstanding the foregoing, we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Quotation	Our common stock is quoted on OTC Pink Marketplace under the symbol “DBGI”. There is no established trading market for the Units, including the Pre-Funded Warrants and the Warrants. We do not intend to list the Units, Pre-Funded Warrants, or Warrants on any securities exchange or other trading market.

Risk Factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 96 of this prospectus.

(1)	The number of shares of common stock to be outstanding after this offering is based on 838,584 shares of common stock outstanding as of February 13, 2025, but excludes the following as of such date:

●	56,862 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $547, which includes 20,555 Series A-1 Warrants and 20,555 Series B-1 Warrants at an exercise price of $144 per share which expire on November 7, 2029 and August 7, 2025, respectively, as well as 2,068,965 shares of common stock issuable upon the exercise of outstanding pre-funded warrants at an exercise price of $0.01 (collectively the “Outstanding Warrants”);

●	30 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $452,500 per share; and

●	3,968 shares of common stock in aggregate reserved for issuance under our 2020 Omnibus Incentive Stock Plan.

●	11,239,805 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants issued in this offering.

●	22,730,670 shares of Common Stock issuable upon the exercise of the Warrants issued in this offering.

●	568,267 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants issued in this offering.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering as part of the Units on a one-for-one basis; and

●	no exercise of the Warrants issued in this offering; and

●	no exercise of the Outstanding Warrants.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations;

●	If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

●	If we are not able to comply with the applicable continued listing requirements or standards of the OTC Pink Marketplace, the OTC Pink Marketplace could remove our common stock from quotation;

●	If our efforts to locate desirable targets are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms, we may not be able to grow the business and our revenues and operating results will be adversely affected;

●	We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them;

●	We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful;

●	If we are unable to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner, our business, financial condition and operating results could be harmed;

●	Our business depends on our ability to maintain a strong portfolio of brands and engaged customers. We may not be able to maintain and enhance our existing brand portfolio if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, operating results and growth prospects;

●	If we fail to retain existing customers, or fail to maintain average order value levels, we may not be able to maintain our revenue base and margins, which would have a material adverse effect on our business and operating results;

●	We purchase inventory in anticipation of sales, and if we are unable to manage our inventory effectively, our operating results could be adversely affected;

●	We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity;

●	Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices;

●	Our operations are currently dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations;

●	Our sales and gross margins may decline as a result of increasing freight costs;

●	Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations;

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●	If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected;

●	The price of our common stock has in the past and may in the future fluctuate substantially;

●	If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our common stock;

●	We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies;

●	Provisions in our sixth amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable; and

●	Our sixth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Related to Our Financial Condition and Business

We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations.

We have incurred significant net losses since inception. Our net loss was approximately $7.7 million, $10.2 million and $38.0 million for the nine months ended September 30, 2024 and the years ended December 31, 2023 and 2022, respectively. As of September 30, 2024, we had an accumulated deficit of $121.7 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events, as well as the inflationary and potentially recessive economic environment. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

We have a history of operating losses, our management has concluded that there is substantial doubt about our ability to continue as a going concern and our auditors have included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2023 and 2022.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2023 and 2022, we generated net revenues of approximately $14,916,422 and $10,333,558, respectively, reported net loss of approximately $10,247,133 and $38,043,362, respectively, and reported total operating expenses of $8,639,092 and $24,765,633, respectively. For the nine months ended September 30, 2024 and 2023, we generated net revenues of approximately $9,413,457 and $12,127,135, respectively, reported net loss of approximately $7,735,452 and $6,528,082, respectively, and reported total operating expenses of approximately $9,672,045 and $5,356,114, respectively. As noted in our unaudited financial statements and related footnotes, as of September 30, 2024, we had an accumulated deficit of $121,729,902 and working capital deficit of $16,044,544. Our management has concluded that our historical recurring losses from operations, negative cash flows from operations, working capital deficiency as well as our dependence on equity and debt financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful.

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If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. We have a working capital deficit of $16.0 million as of September 30, 2024. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2023 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

We have an immediate need to raise additional funds to support our operations. If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

The amount and timing of our future funding requirements depends on many factors, including

●	The timing and cost of potential future acquisitions;

●	Integration of the businesses that we have acquired or may acquire in the future;

●	The hiring of additional management and other personnel as we continue to grow; and

●	Any costs associated with any build-out and opening of showrooms, as needed, for certain of our brands.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by our current outstanding indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We have an amount of total liabilities which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.

We believe that the amount of our total liabilities may be considered significant for a company of our size and current revenue base. Our substantial total liabilities could have important consequences to us. For example, it could:

●	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

●	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

●	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

●	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

●	limit our ability to refinance our existing debt or borrow additional funds in the future;

●	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

●	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial total liabilities could have a material adverse effect on our business, financial condition and results of operations.

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Our results of operations have been and could be in the future adversely affected as a result of asset impairments.

Our results of operations and financial condition have been and could be in the future adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment.

As a result of our acquisitions of Sundry, Stateside and Bailey, our goodwill and intangible assets as of September 30, 2024 were $9.0 and $7.3 million, respectively. During the nine months ended September 30, 2024 and years ended December 31, 2023 and 2022, we recorded impairment expense of $0.6 million, $0 and $15.5 million pertaining to the goodwill and intangible assets. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

Widespread outbreak of an illness or any other public health crisis, including the recent coronavirus (COVID-19) global pandemic, could materially and adversely affect, and has materially and adversely affected, our business, financial condition and results of operations.

Our business has been, and will continue to be, impacted by the effects of the COVID-19 global pandemic in countries where our suppliers, third-party service providers or consumers are located. These effects include recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine, as well as temporary closures and decreased operations of the facilities of our suppliers, service providers and customers. The impacts on us have included, and in the future could include, but are not limited to:

● significant uncertainty and turmoil in global economic and financial market conditions causing, among other things: decreased consumer confidence and decreased consumer spending, now and in the mid and long-term. Specifically, COVID has impacted our business in several ways, including store closings, supply chain disruptions and delivery delays, meaningfully lower net revenue, furloughs and layoffs of 52 employees and increased costs to operate our warehouse to ensure a healthy and safe work environment. Approximately 220 boutique stores where we sold our products closed temporarily and permanently in 2020 and into 2021, representing a reduction in approximately 40% of such stores prior to COVID. Additionally, approximately 40 department stores that carried our products have closed as well, representing a reduction of approximately 35% of such stores prior to COVID. We do not anticipate the department stores will open those stores back up, and we do not anticipate a majority of the closed boutique stores will reopen. We also waited to hire a new Creative Director until the summer, once we knew that stores would open back up at some capacity. This delay in hiring a new designer also impacted the first half of 2021.

● inability to access financing in the credit and capital markets at reasonable rates (or at all) in the event we, or our suppliers find it desirable to do so, increased exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar, and volatility in the availability and prices for commodities and raw materials we use for our products and in our supply chain. Specifically, the pandemic shut down our supply chain for several months in 2020, and delayed deliveries throughout the year.

● inability to meet our consumers’ needs for inventory production and fulfillment due to disruptions in our supply chain and increased costs associated with mitigating the effects of the pandemic caused by, among other things: reduction or loss of workforce due to illness, quarantine or other restrictions or facility closures, scarcity of and/or increased prices for raw materials, scrutiny or embargoing of goods produced in infected areas, and increased freight and logistics costs, expenses and times; failure of third parties on which we rely, including our suppliers, customers, distributors, service providers and commercial banks, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties, including business failure or insolvency and collectability of existing receivables; and

● significant changes in the conditions in markets in which we do business, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities and restrict our employees’ ability to perform necessary business functions, including operations necessary for the design, development, production, distribution, sale, marketing and support of our products. Specifically, we had to furlough and layoff a significant amount of employees to adjust to our lower revenues.

Any of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations. We continue to monitor the situation and may adjust our current policies and procedures as more information and guidance become available regarding the evolving situation. The impact of COVID-19 may also exacerbate other risks discussed in this “Risk Factors” section, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

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If our efforts to locate desirable targets are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms, we may not be able to grow the business and our revenues and operating results will be adversely affected.

One of our principal growth strategies has been and continues to be is to grow our business and increase our revenue through the acquisition of additional businesses within our industry. It may be difficult for us to identify desirable companies to acquire. We may face competition in our pursuit to acquire additional businesses, which could limit the number of available companies for sale and may lead to higher acquisition prices. When we identify desirable companies, their owners may not be willing to sell their companies at all or on terms that we have determined to be commercially reasonable. If our efforts to locate and acquire desirable companies on terms that are acceptable to us are not successful, our revenues and operating results may be adversely affected.

We may not be able to successfully integrate future acquisitions or generate sufficient revenues from future acquisitions, which could cause our business to suffer.

A significant part of our grown strategy is acquiring additional businesses. If we buy a company or a division of a company in the future, there can be no assurance that we will be able to profitably manage such business or successfully integrate such business without substantial costs, delays or other operational or financial problems. Acquisitions also may require us to spend a substantial portion of our available cash, incur debt or other liabilities, amortize expenses related to intangible assets, incur write-offs of goodwill or other assets or obligate us to issue a substantial number of shares of our capital stock, which would result in dilution for our existing stockholders. There can be no assurance that the businesses we acquire in the future will achieve anticipated revenues or earnings. Additionally:

●	the key personnel of the acquired business may decide not to work for us;

●	changes in management at an acquired business may impair its relationships with employees and customers;

●	we may be unable to maintain uniform standards, controls, procedures and policies among acquired businesses;

●	we may be unable to successfully implement infrastructure, logistics and systems integration;

●	we may be held liable for legal claims (including environmental claims) arising out of activities of the acquired businesses prior to our acquisitions, some of which we may not have discovered during our due diligence, and we may not have indemnification claims available to us or we may not be able to realize on any indemnification claims with respect to those legal claims;

●	we will assume risks associated with deficiencies in the internal controls of acquired businesses;

●	we may not be able to realize the cost savings or other financial benefits we anticipated;

●	we may be unable to successfully scale an acquired business; and

●	our ongoing business may be disrupted or receive insufficient management attention.

Some or all of these factors could have a material adverse effect on our business, financial condition and results of operations. Moreover, we may not benefit from our acquisitions as we expect, or in the time frame we expect. In the apparel industry, differing brands are used to reach different market segments and capture new market share. However, not every brand deployment is successful. In addition, integrating an acquired business or technology is risky. We may incur significant costs acquiring, developing, and promoting new brands only to have limited market acceptance and limited resulting sales. If this occurs, our financial results may be negatively impacted and we may determine it is in the best interest of the company to no longer support that brand. If a new brand does not generate sufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. Finally, acquisitions could be viewed negatively by analysts, investors or our customers.

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In addition, we may not be successful in acquiring businesses and may expend time and expenses in connection with failed acquisitions. In addition to such time and expenses, public announcement of a failed acquisition could also negatively impact the trading price of our common stock.

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

Our ability to acquire additional businesses may require issuances of our common stock and/or debt financing that we may be unable to obtain on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

We are currently unable to repay or refinance borrowings so any such action by these lenders could force us into bankruptcy or liquidation.

In addition, our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to refinance our indebtedness on favorable terms, or at all.

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In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve our business processes, improve and expand our infrastructure of people and information systems, and expand, train and manage our employee base. Since our inception and as a result of our acquisitions, we have rapidly increased our employee headcount across our organization to support the growth of our business. To support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we have had to offer, and expect to continue to offer, competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. The risks associated with a rapidly growing workforce will be particularly acute as we choose to expand into new merchandise categories and internationally. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, our ability to meet forecasts and our employee morale, productivity and retention could suffer, which may have an adverse effect on our business, financial condition and operating results.

We are also required to manage numerous relationships with various vendors and other third parties.

Further growth of our operations, vendor base, fulfillment center, information technology systems or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be adversely affected.

If we are unable to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner, our business, financial condition and operating results could be harmed.

Our success largely depends on our ability to consistently gauge tastes and trends and provide a diverse and balanced assortment of merchandise that satisfies customer demands in a timely manner. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in demand for our products or for products of our competitors, our failure to accurately forecast acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. We typically enter into agreements to manufacture and purchase our merchandise in advance of the applicable selling season and our failure to anticipate, identify or react appropriately, or in a timely manner to changes in customer preferences, tastes and trends or economic conditions could lead to, among other things, missed opportunities, excess inventory or inventory shortages, markdowns and write-offs, all of which could negatively impact our profitability and have a material adverse effect on our business, financial condition and operating results. Failure to respond to changing customer preferences and fashion trends could also negatively impact the image of our brands with our customers and result in diminished brand loyalty.

Our business depends on our ability to maintain a strong portfolio of brands and engaged customers. We may not be able to maintain and enhance our existing brand portfolio if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, operating results and growth prospects.

Our ability to acquire or offer new brands and maintain and enhance the appeal of our existing brands is critical to expanding our base of customers. A significant portion of our customers’ experience depends on third parties outside of our control, including vendors, suppliers and logistics providers such as FedEx, UPS and the U.S. Postal Service. If these third parties do not meet our or our customers’ expectations, including timely delivery of our products, or if they increase their rates, our business may suffer irreparable damage or our costs may increase. Also, if we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that as our market becomes increasingly competitive, our ability to acquire or offer new brands and to maintain and enhance our existing brands may become increasingly difficult and expensive and will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our vendors, which we may not do successfully.

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Customer complaints or negative publicity about our sites, products, product delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

An economic downturn or economic uncertainty in the United States may adversely affect consumer discretionary spending and demand for our products.

Our operating results are affected by the relative condition of the United States economy, as many of our products may be considered discretionary items for consumers. Our customers may reduce their spending and purchases due to job loss or fear of job loss, foreclosures, bankruptcies, higher consumer debt and interest rates, reduced access to credit, falling home prices, increased taxes, and/or lower consumer confidence. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty. Current, recent past, and future conditions may also adversely affect our pricing and liquidation strategy; promotional activities, product liquidation, and decreased demand for consumer products could affect profitability and margins. Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition.

Additionally, many of the effects and consequences of U.S. and global financial and economic conditions could potentially have a material adverse effect on our liquidity and capital resources, including the ability to raise additional capital, if needed, or could otherwise negatively affect our business and financial results. For example, global economic conditions may also adversely affect our suppliers’ access to capital and liquidity with which to maintain their inventory, production levels, and product quality and to operate their businesses, all of which could adversely affect our supply chain. Market instability could make it more difficult for us and our suppliers to accurately forecast future product demand trends, which could cause us to carry too much or too little merchandise in various product categories.

We operate in highly competitive markets and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.

The markets in which we compete are highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of apparel, including large, diversified apparel companies with substantial market share and strong worldwide brand recognition. Many of our competitors, including Vince, James Perse, Rag & Bone, Madewell, AG, FRAME, All Saints, Zegna and Ralph Lauren, have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

●	quickly adapting to changes in customer requirements or consumer preferences;
●	discounting excess inventory that has been written down or written off;
●	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and
●	engaging in lengthy and costly intellectual property and other disputes.

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Our inability to compete successfully against our competitors and maintain our gross margin could have a material adverse effect on our business, financial condition and results of operations.

Use of social media and influencers may materially and adversely affect our reputation or subject us to fines or other penalties.

We use third-party social media platforms as, among other things, marketing tools. We also maintain relationships with many social media influencers and engage in sponsorship initiatives. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, if the social media platforms we use change their policies or algorithms, or if social media platforms are banned from use by our customers and potential customers (such as TikTok), we may not be able to fully optimize such platforms, and our ability to maintain and acquire customers and our financial condition may suffer.

Furthermore, as laws and regulations and public opinion rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our network of social media influencers, our sponsors or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and operating results.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such materials, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations. For example, in some cases, the FTC has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship or material connection between an influencer and an advertiser.

We do not prescribe what our influencers post, and if we were held responsible for the content of their posts or their actions, we could be fined or forced to alter our practices, which could have an adverse impact on our business.

Negative commentary regarding us, our products or influencers and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our reputation or business. Influencers with whom we maintain relationships could engage in behavior or use their platforms to communicate directly with our customers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect this activity may not be effective in all cases. Our target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate, without affording us an opportunity for redress or correction.

If we fail to retain existing customers, or fail to maintain average order value levels, we may not be able to maintain our revenue base and margins, which would have a material adverse effect on our business and operating results.

A significant portion of our net sales are generated from sales to existing customers. If existing customers no longer find our offerings appealing, or if we are unable to timely update our offerings to meet current trends and customer demands, our existing customers may make fewer or smaller purchases in the future. A decrease in the number of our customers who make repeat purchases or a decrease in their spending on the merchandise we offer could negatively impact our operating results. Further, we believe that our future success will depend in part on our ability to increase sales to our existing customers over time, and if we are unable to do so, our business may suffer. If we fail to generate repeat purchases or maintain high levels of customer engagement and average order value, our growth prospects, operating results and financial condition could be materially adversely affected.

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We purchase inventory in anticipation of sales, and if we are unable to manage our inventory effectively, our operating results could be adversely affected.

Our business requires us to manage a large volume of inventory effectively. We regularly add new apparel, accessories and beauty styles to our sites, and we depend on our forecasts of demand for and popularity of various products to make purchase decisions and to manage our inventory of stock- keeping units, or SKUs. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our consumers may not purchase products in the quantities that we expect.

It may be difficult to accurately forecast demand and determine appropriate levels of product. We generally do not have the right to return unsold products to our suppliers. If we fail to manage our inventory effectively or negotiate favorable credit terms with third-party suppliers, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our suppliers, our profit margins might be negatively affected. Any failure to manage owned brand expansion or accurately forecast demand for owned brands could adversely affect growth, margins and inventory levels. In addition, our ability to meet customer demand has been and may be in the future negatively impacted by disruptions in the supply chain from a number of factors, including, for example, the COVID-19 coronavirus outbreak in China. The COVID-19 coronavirus has impacted our supply chain and may delay or prevent the manufacturing or transport of product. Any of the above may materially and adversely affect our business, financial condition and operating results.

Merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If the rate of merchandise returns increases significantly or if merchandise return economics become less efficient, our business, financial condition and operating results could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. From time to time our products are damaged in transit, which can increase return rates and harm our brands.

We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We rely on third-party suppliers primarily located outside of the United States to provide raw materials for our products. In addition, we do not own or operate any manufacturing facilities and rely solely on unaffiliated manufacturers primarily located outside the United States to manufacture our products. Increases in the costs of labor and other costs of doing business in these countries, including but not limited to tariffs, could significantly increase our costs to produce our products and could have a negative impact on our operations, net revenue, and earnings. In addition, certain of our manufacturers are subject to government regulations related to wage rates, and therefore the labor costs to produce our products may fluctuate. Factors that could negatively affect our business include a potential significant revaluation of the currencies used in these countries, which may result in an increase in the cost of producing products, labor shortages and stoppages and increases in labor costs, and difficulties in moving products manufactured out of the countries in which they are manufactured and through the ports in North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics. A labor strike or other transportation disruption affecting these ports could significantly disrupt our business. In addition, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of “normal trade relations” status with any country in which our products are manufactured, could significantly increase our cost of products and harm our business. We may also experience increased costs in raw goods, transportation and labor. Additionally, we are also subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times.

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Supply chain issues have specifically impacted the following for our brands:

●	Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

●	Increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

●	Increased transit time via sea or air, which have increased by two weeks to two months; and

●	Increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods.

The operations of our suppliers can be subject to additional risks beyond our control, including shipping delays, labor disputes, trade restrictions, tariffs and embargos, or any other change in local conditions. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. We do not have any long-term supply contracts in place with any of our suppliers and we compete with other companies, including many of our competitors, for fabrics, raw materials, production and import quota capacity. We have occasionally received, and may in the future receive, shipments of products that fail to comply with our specifications or that fail to conform to our quality control standards. We have also received, and may in the future receive, products that are otherwise unacceptable to us or our customers. Under these circumstances, we may incur substantial expense to remedy the problems and may be required to obtain replacement products. If we fail to remedy any such problem in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers, our customers could lose confidence in our products or we could face a product recall. In such an event our brand reputation may be negatively impacted which could negatively impact our results of operations.

These and other factors beyond our control could result in our third-party suppliers and manufacturers being unable to fill our orders in a timely manner. If we experience significant increased demand, or we lose or need to replace an existing third- party supplier and manufacturer as a result of adverse economic conditions or other reasons, we may not be able to secure additional manufacturing capacity when required or on terms that are acceptable to us, or at all, or manufacturers may not be able to allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to find new third-party suppliers or manufacturers, we may encounter delays in production and added costs as a result of the time it takes to train our manufacturers on our methods, products and quality control standards. Moreover, it is possible that we will experience defects, errors, or other problems with their work that will materially affect our operations and we may have little or no recourse to recover damages for these losses. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower net revenues and net income both in the short and long term.

In addition to the foregoing, one of our subsidiary’s depends on two primary suppliers located in China and Turkey for the substantial portion of raw materials used in its products and the manufacture of these products, which makes it vulnerable to a disruption in the supply of its products. As a result, termination of these supply arrangements, an adverse change in the financial condition of these suppliers or an adverse change in their ability to manufacture and/or deliver desired products on a timely basis each could have a material adverse effect on our business, financial condition and results of operations.

Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices.

The fabrics used in our products include synthetic fabrics whose raw materials include petroleum-based products, as well as natural fibers such as cotton. Significant price fluctuations or shortages in petroleum or other raw materials can materially adversely affect our cost of net revenues.

In addition, the United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

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Our operations are currently dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations.

Our warehouse and fulfillment/distribution functions are currently primarily handled from a single facility in Vernon, California. Our current fulfillment/distribution operations are dependent on the continued use of this facility. Any significant interruption in the operation of the warehouse and fulfillment/ distribution center due to COVID-19 restrictions, natural disasters, accidents, system issues or failures, or other unforeseen causes that materially impair our ability to access or use our facility, could delay or impair the ability to distribute merchandise and fulfill online orders, which could cause sales to decline.

We also depend upon third-party carriers for shipment of a significant amount of merchandise directly to our customers. An interruption in service by these third-party carriers for any reason could cause temporary disruptions in business, a loss of sales and profits, and other material adverse effects.

Our sales and gross margins may decline as a result of increasing freight costs.

Freight costs are impacted by changes in fuel prices through surcharges, among other factors. Fuel prices and surcharges affect freight costs both on inbound freight from suppliers to the distribution center as well as outbound freight from the distribution center to stores/shops, supplier returns and third-party liquidators, and shipments of product to customers. The cost of transporting our products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Because most of our products are manufactured abroad, our products must be transported by third parties over large geographical distances and an increase in the price of oil can significantly increase costs. Manufacturing delays or unexpected transportation delays can also cause us to rely more heavily on airfreight to achieve timely delivery to our customers, which significantly increases freight costs. Increases in fuel prices, surcharges, and other potential factors may increase freight costs. Any of these fluctuations may increase our cost of products and have an adverse effect on our margins, results of operations and financial condition.

Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations.

Labor is a significant portion of our cost structure and is subject to many external factors, including unemployment levels, prevailing wage rates, minimum wage laws, potential collective bargaining arrangements, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the federal minimum wage in the United States, as well as the minimum wage in California and a number of other states and municipalities, and to reform entitlement programs, such as health insurance and paid leave programs. As minimum wage rates increase or related laws and regulations change, we may need to increase not only the wage rates of our minimum wage employees, but also the wages paid to our other hourly or salaried employees. Any increase in the cost of our labor could have an adverse effect on our business, financial condition and results of operations or if we fail to pay such higher wages we could suffer increased employee turnover. Increases in labor costs could force us to increase prices, which could adversely impact our sales. If competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline and could have a material adverse effect on our business, financial condition and results of operations.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information, and financial and other personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. John “Hil” Davis. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

In addition, our continuing ability to attract and retain highly qualified personnel, especially employees with experience in the fashion and fitness industries, will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

If we cannot successfully protect our intellectual property, our business could suffer.

We rely on a combination of intellectual property rights, contractual protections and other practices to protect our brand, proprietary information, technologies and processes. We primarily rely on copyright and trade secret laws to protect our proprietary technologies and processes, including the algorithms we use throughout our business. Others may independently develop the same or similar technologies and processes, or may improperly acquire and use information about our technologies and processes, which may allow them to provide a service similar to ours, which could harm our competitive position. Our principal trademark assets include the registered trademarks “DSTLD”, “Bailey 44”, “STATESIDE” and “SUNDRY” and our logos and taglines. Our trademarks are valuable assets that support our brand and consumers’ perception of our services and merchandise. We also hold the rights to the “www.digitalbrandsgroup.co”, www.dstld.com, “www.bailey44.com”, and www.harperandjones.com. Internet domain name and various related domain names, which are subject to Internet regulatory bodies and trademark and other related laws of each applicable jurisdiction. If we are unable to protect our trademarks or domain names, our brand recognition and reputation would suffer, we would incur significant expense establishing new brands and our operating results would be adversely impacted. Further, to the extent we pursue patent protection for our innovations, patents we may apply for may not issue, and patents that do issue or that we acquire may not provide us with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents we obtain will adequately protect our inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We may be required to spend significant resources to monitor and protect our intellectual property rights, and the efforts we take to protect our proprietary rights may not be sufficient.

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If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected.

A substantial number of our customers currently shop with us through our e-commerce website and mobile application. Increasingly, customers are using tablets and smart phones to shop online with us and with our competitors and to do comparison shopping. Any failure on our part to provide an attractive, effective, reliable, user-friendly e-commerce platform that offers a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of sales, harm our reputation with customers, and could have a material adverse impact on our business and results of operations.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.

Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

The labeling, distribution, importation, marketing and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, Consumer Product Safety Commission and state attorneys general in the U.S., as well as by various other federal, state, provincial, local and international regulatory authorities in the locations in which our products are distributed or sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims or be required to recall products, which could negatively impact our results of operations and disrupt our ability to conduct our business, as well as damage our brand image with consumers. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant unanticipated compliance costs or discontinuation of product sales and may impair the marketing of our products, resulting in significant loss of net revenues.

Any international operations are also subject to compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. Although we have policies and procedures to address compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other partners will not take actions in violations of our policies. Any such violation could subject us to sanctions or other penalties that could negatively affect our reputation, business and operating results.

Our business is affected by seasonality.

Our business is affected by the general seasonal trends common to the retail apparel industry. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.

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Risks Related to This Offering and Ownership of Our Securities

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and the repayment of our debt obligations, and as a result may need to raise additional funds, which may not be available or available on terms acceptable to us.

Our management has broad discretion in using the net proceeds from this offering.

Our management will have broad discretion with respect to the use of proceeds from this offering. See “Use of Proceeds.” We cannot, with any assurance, be more specific at this time. We will have broad discretion in the timing of the expenditures and application of proceeds received in this offering. If we fail to apply the net proceeds effectively, we may not be successful in bringing our current or proposed products to market. You will not have the opportunity to evaluate all of the economic, financial or other information upon which we may base our decisions to use the net proceeds from this offering. We may use the proceeds of this offering in ways that do not increase our operating results or enhance the value of our Common Stock.

The price of our common stock has in the past and may in the future fluctuate substantially.

The market price of our common stock has in the past and could in the future be extremely volatile.

From May 2021 to January 17, 2025, the high and low prices of our common stock (which gives effect to a 1-for-100 reverse stock split effectuated by the Company in November 2022, the 1-for-25 reverse stock split effectuated by the Company in August 2023, and the 1-for-50 reverse stock split effectuated by the Company in December 2024) was $746,250 and $1.03, respectively. The future market price of our common stock may be significantly affected by factors, such as:

●	market conditions affecting the apparel industries;

●	quarterly variations in our results of operations;

●	changes in government regulations;

●	the announcement of acquisitions by us or our competitors;

●	changes in general economic and political conditions;

●	volatility in the financial markets;

●	results of our operations and the operations of others in our industry;

●	changes in interest rates;

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●	threatened or actual litigation and government investigations;

●	the addition or departure of key personnel;

●	actions taken by our stockholders, including the sale or disposition of their shares of our common stock; and

●	differences between our actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the public offering price.

Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our common stock and materially affect the value of your investment.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our common stock.

We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting for that purpose. We have identified material weaknesses in our internal control over financial reporting. These material weaknesses relate to the fact that we do not maintain a comprehensive policies and procedures manual designed to establish internal controls over financial reporting to reduce the risk of publishing materially misstated financial statements, as well as define responsibilities and segregate incompatible duties to reduce the risk of unauthorized transactions.

We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Controls and Procedures” for information regarding our remediation efforts.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or an acquisition of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In addition, we were required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, at the time of our second annual report on Form 10-K, which was for our year ended December 31, 2023. We intend to begin the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation upon the completion of this offering, which process is time consuming, costly and complex. If we fail to increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by the SEC or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition, and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

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We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Those exemptions include, but are not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements in our periodic reports and proxy statements, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We may take advantage of these provisions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, reduced disclosure obligations regarding executive compensation. Furthermore, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” as a smaller reporting company, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market after this offering. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. We may also sell additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

Provisions in our sixth amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our sixth amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they, among other things:

●	establish a supermajority voting requirement of at least 66 2∕3% of the outstanding voting stock in order to amend certain provisions in our sixth amended and restated certificate of incorporation, which makes it more difficult for stockholders to eliminate anti- takeover provisions;

●	eliminate stockholder-initiated action by written consent in lieu of a meeting, which hampers the ability of stockholders to take action during the interim periods between annual meetings of stockholders; and

●	require the written request of stockholders holding an aggregate of 25% of shares of our common stock in order for stockholders to call a special meeting, which together with the elimination of stockholder action by written consent described above, makes it very difficult for stockholders to take action during the interim periods between annual meetings of stockholders.

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As a Delaware corporation, we are also subject to the Delaware anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Delaware law, a corporation may not engage in a business acquisition with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision to prevent or delay an acquisition of us.

Our sixth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

●	any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our sixth amended and restated certificate of incorporation or our bylaws;

●	any action or proceeding to interpret, apply, enforce or determine the validity of our sixth amended and restated certificate of incorporation or our bylaws;

●	any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

●	any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law.

Our sixth amended and restated certificate of incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts have exclusive jurisdiction of the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our sixth amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our sixth amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations.

We do not expect to pay any dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, the limits imposed by the terms of our credit facility and such other factors as our board of directors deems relevant. Accordingly, investors in our common stock may need to sell their shares to realize a return on their investment in our common stock, and investors may not be able to sell their shares at or above the prices paid for them.

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If securities analysts do not publish favorable reports about us or if we, or our industry, are the subject of unfavorable commentary, the price of our common stock could decline.

The trading price for our common stock will depend in part on the research and reports about us that are published by analysts in the financial industry. Analysts could issue negative commentary about us or our industry, or they could downgrade our common stock. We may also not receive sufficient research coverage or visibility in the market. Any of these factors could result in the decline the trading price of our common stock, causing investors in our common stock to lose all or a portion of their investment.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, a reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

There is a limited market for our common stock, and investors may find it difficult to buy and sell our shares.

Our common stock is currently quoted on the OTC Pink Marketplace. There has been a limited trading market for our common stock to date. There is no assurance an active trading market for our common stock will develop or be sustained or that we will remain eligible for continued quotation of our common stock on the OTC Pink Marketplace.

Our stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

The shares of our common stock are thinly traded on the OTC Pink Marketplace, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations, or pursuant to registration statements. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements. Any sales of our common stock pursuant to Rule 144 or a registration statement may have a material adverse effect on the market price of our common stock.

Our common stock could be further diluted as a result of the issuance of convertible securities, warrants or options.

In the past, we have issued convertible securities (such as convertible debentures and notes), warrants and options in order to raise money or as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of these convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

Our common stock could be further diluted as a result of the exercise of existing pre-funded warrants.

We issued pre-funded warrants to purchase 2,068,965 shares of common stock on or around January 21, 2025 (the “Vendor Warrant”), pursuant to a vendor agreement. We have shares of common stock reserved for issuance upon the exercise of these securities. Our issuance of common stock upon exercise of the Vendor Warrant or the resale of such common stock by the holder of the Vendor Warrant could affect the rights of our stockholders, could reduce the market price of our common stock, or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

Our common stock is subject to the “penny stock” rules. It may be more difficult to resell securities classified as a “penny stock.”

Our common stock is subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00). These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

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●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock and our warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common shares.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stockholders to:

●	our assets upon liquidation;

●	receive dividend payments ahead of holders of common shares;

●	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

●	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our common shares, or may also authorize the sale of additional shares of authorized common stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

Our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

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The ability of our stockholders to take legal action against our directors and officers is restricted.

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) outlines provisions for indemnifying our directors and officers to the fullest extent permitted by Delaware law, except to the extent such immunity or limitation is disallowed under the DGCL, as it currently stands or may be amended in the future. Under our Bylaws (the “Bylaws”), we are obligated to indemnify each director or officer who becomes involved in legal proceedings due to their service in those capacities, to the maximum extent allowed by Delaware law. This indemnification covers any claims or liabilities incurred by such individuals in connection with their status as present or former directors or officers of our company or serving in other designated capacities. Additionally, we may be required to reimburse reasonable expenses incurred by our current and former directors and officers in relation to such proceedings. Consequently, both we and our stockholders may have more limited rights to recover monetary damages from our directors and officers compared to scenarios where these provisions are not present in our Bylaws, or compared to other companies. This limitation could constrain your recourse in situations that are not in our company’s best interests.

If we are not able to comply with the applicable continued quotation requirements or standards of the OTC Pink Marketplace, the OTC Pink Marketplace could cease the quotation of our common stock.

Our common stock is listed on the OTC Pink Marketplace. In order to maintain that quotation, we must satisfy minimum continued quotation requirements and standards, including but not limited to those regarding disclosure requirements, profile verification, active 15c2-11, management certifications, and public information requirements pursuant to filings with the SEC or applicable regulatory authority. There can be no assurances that we will be able to comply with the applicable quotation standards.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to remain quoted on the OTC Marketplace. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If we are not able to remain quoted on the OTC Marketplace and no other market is ever developed for our common stock or warrants, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

Since our common stock is quoted on the OTC Pink Marketplace, we face significant material adverse consequences including:

● a limited availability of market quotations for our securities;

● a determination that our common stock is a “penny stock” which requires brokers trading in our common stock to adhere to more stringent rules and likely results in a reduced level of trading activity in the secondary trading market for our common stock;

● a limited amount of news and analyst coverage for our company; and

● a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued quotation requirements for the OTC Marketplace and OTC Markets determines to no longer quote our common stock, it could adversely affect the market liquidity of our common stock and our ability to obtain financing to repay debt and fund our operations.

We could fail to maintain compliance with any OTC Markets quotation requirements, which could negatively affect the market price of our common stock, our liquidity and our ability to raise capital.

Currently, our Common Stock trades on the OTC Pink Marketplace under the symbol “DBGI”. If we fail to maintain compliance with any OTC Markets quotation requirements, our common stock could be removed from quotation from the OTC Pink Marketplace. This could severely limit the liquidity of our common stock, and your ability to sell the common stock issued as part of the Unit pursuant to this offering on the secondary market.

The best-efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the securities in this offering on a “best-efforts” basis. The Placement Agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Future sales of our common stock may depress our share price.

As of February 13, 2025, we had 838,584 shares of our common stock outstanding. Sales of a number of shares of common stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our common stock to decline. We may also sell additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

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Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 1,000,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Other than amounts required to be paid to certain lender(s), our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

If you purchase our Units (of which our shares of common stock forms a part) in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock (if you exercise the Pre-Funded Warrants or Warrants). In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Because the price per share of our common stock in the Unit being offered hereunder is higher than the pro forma as-adjusted net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this Offering.

Based on an offering price of $0.66 per Unit, and the pro forma net tangible book value per share of our common stock of ($4.007) as of September 30, 2024, if you purchase Units in this offering you will suffer dilution of ($1.013) per share with respect to the net tangible book value per share of the common stock, which will be ($0.353) per share following the offering on a pro forma as adjusted basis (attributing no value to the Warrants). See the section of this prospectus entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our Units in this offering.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants and Pre-Funded Warrants issued in connection with the offering will have on the market price of our common stock from time to time.

Holders of Pre-Funded Warrants or Warrants will have no rights as a common stockholder until such holders exercise their Pre-Funded Warrants or Warrants and acquire our common stock, except as set forth in the Pre-Funded Warrants or Warrants.

Until holders of Pre-Funded Warrants or Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants or Warrants, as the case may be, holders of Pre-Funded Warrants or Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants or Warrants, except as set forth in the Pre-Funded Warrants or Warrants. Upon exercise of the Pre-Funded Warrants or Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Absence of a public trading market for the Pre-Funded Warrants and Warrants may limit your ability to resell the Pre-Funded Warrants and Warrants.

There is no established trading market for the Pre-Funded Warrants or Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Pre-Funded Warrants or Warrants may not be widely distributed. Purchasers of the Pre-Funded Warrants or Warrants may be unable to resell the Pre-Funded Warrants or Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

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The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire in one year from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

Since the Warrants and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact us and the value of the Common Stock, the Warrants, and the Pre-Funded Warrants forming a part of the Units being offered, and the Common Stock underlying such Warrants and Pre-Funded Warrants.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of the Common Stock, the Warrants, and the Pre-Funded Warrants forming a part of the Units being offered, or the Common Stock underlying such Warrants and Pre-Funded Warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of the Common Stock, the Warrants, and the Pre-Funded Warrants forming a part of the Units being offered, or the Common Stock underlying such Warrants and Pre-Funded Warrants. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and holders of the Common Stock, the Warrants, and the Pre-Funded Warrants forming a part of the Units being offered, or the Common Stock underlying such Warrants and Pre-Funded Warrants is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or holders of the Common Stock, the Warrants, and the Pre-Funded Warrants forming a part of the Units being offered, or the Common Stock underlying such Warrants and Pre-Funded Warrants.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement. Additionally, in connection with this offering, we may agree to amend the terms of certain of our outstanding warrants held by certain significant purchasers in this offering who will enter into the securities purchase agreement. Any such amendments may, among other things, decrease the exercise prices to be the same as the exercise prices of the securities offered in this offering, or increase the term of exercise of those warrants.

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The Warrants and Pre-Funded Warrant (forming part of a Unit) provides that state or federal court located within the state of New York will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 5 of the Warrants and Pre-Funded Warrant (forming part of a Unit) provides that “[e]ach party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.”

However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and you will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Therefore, this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

The exclusive forum provision in the Warrants and Pre-Funded Warrant will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ Warrants have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in the Warrants and Pre-Funded Warrant to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing Units in this offering, you are bound by the fee-shifting provision contained in the Warrants and Pre-Funded Warrants forming part of the Units, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 5 of the Warrants and Pre-Funded Warrants provides that “[i]f either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit, or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.”

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NOTWITHSTANDING, THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, WARRANTS AND PRE-FUNDED WARRANTS WOULD NOT APPLY TO “INTERNAL CORPORATE CLAIMS” AS DEFINED IN SECTION 109(B) OF THE DELAWARE GENERAL CORPORATION LAW.

The phrase “attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 5 of Warrants and Pre-Funded Warrants, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 5 of Warrants and Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 5 of Warrants and Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in Section 5 of Warrants and Pre-Funded Warrants, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 5 of Warrants and Pre-Funded Warrants could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN SECTION 5 OF WARRANTS AND PRE-FUNDED WARRANTS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, WARRANTS AND PRE-FUNDED WARRANTS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock and Class A Warrants, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock and Class A Warrants, reducing a stockholder’s ability to resell our common stock and Class A Warrants.

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USE OF PROCEEDS

Assuming no exercise of the Pre-Funded Warrants or Warrants issued as part of the Units in connection with this offering, we estimate that the net proceeds from this offering will be approximately $6,607,086.17, after deducting cash expenses relating to this offering payable by us estimated at $892,913.83, including Placement Agent fees of $750,000 and offering expenses of $142,913.83.

We intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, potential acquisitions of or investments in businesses, products and technologies that complement our business, investor relations, product marketing, and to repay up to $136,528 of principal and interest on that certain promissory note originally issued on or around January 16, 2025. Notwithstanding the foregoing, we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

We will not receive any proceeds from the sale of common stock issuable upon exercise of the Warrants unless and until such Warrants are exercised for cash. If all of the Warrants sold in this offering were to be exercised in cash at the exercise price of $0.66 per share of common stock, we would receive additional net proceeds of approximately $15 million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. We expect to use any proceeds we receive from the exercise of Warrants for substantially the same purposes and in substantially the same manner.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024 on an actual basis.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2024 filed on November 15, 2024; and our Annual Report on Form 10-K/A filed on June 3, 2024, for the fiscal year ended December 31, 2023.

As of September 30, 2024
Actual
(Unaudited)
Cash and cash equivalents	$289,346

Stockholders’ equity:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized	–
Series A convertible preferred stock, $0.0001 par, 6,300 shares issued and outstanding as of September 30, 2024	1
Series C convertible preferred stock, $0.0001 par, 1,744 shares issued and outstanding as of September 30, 2024	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 75,397 issued and outstanding as of September 30, 2024	7.26

Additional paid-in capital	121,748,573
Accumulated deficit	(121,729,902)
Total stockholders’ equity	19,046
Total capitalization	$19,046

DETERMINATION OF OFFERING PRICE

The final offering price of the securities we are offering, and the exercise price of the Warrants included in the units that we are offering, was negotiated among us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants included in the units that we are offering include:

●	the information in this prospectus and otherwise available to us, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the market price of our common stock;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

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MARKET PRICE AND DIVIDEND POLICY

Our Common Stock is quoted on The OTC Pink Marketplace under the symbol “DBGI”. Prior to December 18, 2024, the Company’s common stock was listed on the Nasdaq Capital Market. The OTC Market is a computer network that provides information on current “bids” and “asks,” as well as volume information.

For the fiscal years ended December 31, 2024 (through December 17, 2024) and 2023, the following table sets forth the high and low sale prices for our common stock as reported by The Nasdaq Stock Market (“Nasdaq”). Beginning on December 18, 2024, the Company’s common stock was quoted on the OTC Pink Marketplace. Accordingly, the table below sets forth the range of high and low closing bid quotations for our common stock as reported by the OTC Markets Group, beginning on December 18, 2024. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

On August 22, 2023, the Company effectuated a 1-for-25 reverse stock split of its outstanding common stock (the “2023 Reverse Stock Split”). On December 12, 2024, the Company effectuated a 1-for-50 reverse stock split of its outstanding common stock (the “2024 Reverse Stock Split,” and together with the 2023 Reverse Stock Split, the “Reverse Stock Splits”). Dollar amounts included in the table have been adjusted to reflect the Reverse Stock Splits.

	Low	High
Fiscal 2023
First Quarter (January 1, 2023 – March 31, 2023)	$1,387.50	$5,337.50
Second Quarter (April 1, 2023 – June 30, 2023)	$725	$1,950
Third Quarter (July 1, 2023 – September 30, 2023)	$367	$1,237.50
Fourth Quarter (October 1, 2023 – December 31, 2023)	$139.50	$424.50

Fiscal 2024
First Quarter (January 1, 2024 – March 31, 2024)	$115	$640
Second Quarter (April 1, 2024 – June 30, 2024)	$65.50	$242.50
Third Quarter (July 1, 2024 – September 30, 2024)	$15	$105.50
Fourth Quarter (October 1, 2024 – December 31, 2024)	$1.03	$30.34

Fiscal 2025
First Quarter (January 1, 2025 – January 17, 2025)	$1.25	$2.85

On February 14, 2025, the last reported sale price of our Common Stock was $3.30 per share. There is no established public trading market for the Units, the Warrants or the Pre-Funded Warrants. We do not intend to apply for listing of the Units, the Warrants or the Pre-Funded Warrants on any securities exchange or recognized trading system. As of the date of this prospectus, 838,584 shares of common stock were issued and outstanding.

Holders of Record

As of February 13, 2025, we had approximately 62 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Recent Sales of Unregistered Securities

During the three fiscal years and interim period preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

In November 2021, we issued an aggregate 104 shares of common stock to Oasis Capital and FirstFire pursuant to waivers and consents in connection with the November note.

In December 2021, we issued an aggregate of 153 shares of common stock pursuant to consulting agreements.

During the year ended December 31, 2022, the Company issued an aggregate of 1,596 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes.

In April 2022, in connection with the April note agreement, the Company granted warrants to acquire 10 shares of common stock at an exercise price of $152,500 per share expiring in April 2027.

In July 2022, in connection with the July 22 and July 28 notes, the Company issued an aggregate of 32 and 22 warrants to purchase common stock at an exercise price of $19,000 and $14,125 per share, respectively. The warrants expire in July 2027.

In September 2022, the Company issued 1 share of common stock pursuant to a consultant agreement at a fair value of $123,000.

In October 2022 the Company issued 6,300 shares of Series A Convertible Preferred Stock to a lender in satisfaction of $6.25 million of indebtedness owed

In November 2022, the Company issued 1,454 Class B Warrants and 1,454 Class C Warrants to an accredited investor. Each Class B Warrant has an exercise price of $6,575 per share, is immediately exercisable upon issuance, and expires five years after issuance. Each Class C Warrant has an exercise price of $6,575 per share, is immediately exercisable upon issuance, and expires thirteen months after issuance. The Company also granted the 109 warrants to a placement agent, which are exercisable 180 days after issuance and expire in five years.

In November 2022, the Company granted 35 warrants to purchase common stock at an exercise price of $6,250 to a lender in connection with its merchant advances.

As part of the Sundry acquisition, in December 2022, the Company issued 72 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

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In December 2022, in connection with the December Notes, the Company issued 48 shares of common stock.

In December 2022, in connection with the December Notes, the Company issued to the investors an aggregate of 375 warrants to purchase common stock at an exercise price equal to $5,325. The warrants are immediately exercisable.

In connection with the January 2023 Private Placement, the Company, entered into a Securities Purchase Agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 380 shares of the Company’s common stock (“Common Stock”), and accompanying warrants to purchase 380 shares of Common Stock, at a combined purchase price of $4,894 per share and Common Warrant, and (ii) the Company granted 641 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,021 warrants as part of the offering. Each warrant has an exercise price of $190 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 76 warrants to purchase common stock at an exercise price of $6,117.50 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In January 2023, the Company issued 88 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions.

In March 2023, in connection with merchant advances, the Company granted 122 warrants to purchase common stock at an exercise price of $6,562.50. The warrants were immediately exercisable upon issuance and expire five years after issuance.

In March 2023, the Company issued an aggregate of 95 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $5,250 per share, as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

In May 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000. The Series B Preferred Stock by its terms was automatically redeemed on August 21, 2023. On September 13, 2023, the Company filed a certificate of cancellation with the Secretary of State of the State of Delaware, effective as of the time of filing, cancelling the Series B Certificate of Designation, and thereby eliminating all Series B Preferred Stock.

In June 2023, the Company issued 1,562 shares of common stock in partial satisfaction of a settlement agreement regarding a dispute with the former owners of Harper & Jones LLC at a per share purchase price of $896.25.

In June 2023, the Company issued 5,761 shares of Series C Preferred Stock to the former owners of Sunnyside LLC a lender in satisfaction of approximately $5.8 million of indebtedness owed.

In September 2023, pursuant to the Company’s 2023 Stock Plan, certain qualified employees of the Company entered into a Stock Purchase Agreement and purchased in aggregate 1,260 restricted shares of common stock at a purchase price of $521.50 per share.

On or around September 5, 2023, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “September Private Placement”), (i) 640 shares of the Company’s Common Stock, (ii) 9,637 pre-funded warrants exercisable for 9,637 shares of Common Stock, (iii) Series A Warrants to purchase up to 10,277 shares of Common Stock (the “Series A Warrants”), and (iv) Series B Warrants to purchase up to 10,277 shares of Common Stock (the “Series B Warrants, and collectively with the Series A Warrants, the “Existing Warrants”), at a combined purchase price of $486.50 per unit, for aggregate gross proceeds from the September Private Placement of approximately $5 million. The Company received net proceeds of $3.8 million after deducting placement agent fees and offering expenses.

In September 2023, the Company issued 855 shares in accrued amounts owed to Sundry executives based on their employment agreements for a total value of $500,000.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 1,087 shares of common stock.

In February 2024, the Company issued an aggregate of 1,059 shares of common stock to a marketing vendor for services. The fair value of $173,290 or $163.50 per share as determined by the agreements, was included in sales and marketing expenses in the consolidated statements of operations.

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In February 2024, the Company issued an aggregate of 311 shares of common stock to a vendor as conversion of accounts payable for a total value of $50,975.

In March 2024, 3,042 shares of Series C Convertible Preferred Stock converted into 3,394 shares of common stock.

On May 3, 2024, the Company entered into that certain inducement offer to exercise common stock purchase warrants with the Investor (the “Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Existing Warrants to $156.50 per share and (ii) the Investor agreed to exercise the Existing Warrants into 20,555 shares of common stock (the “Exercise Shares”) by payment of the aggregate exercise price of $3,216,857. The closing occurred on May 7, 2024. The Company has issued all of the 20,555 shares of common stock underlying the Existing Warrants. The Company received the entire gross proceeds of $3,216,857 in May 2024, which represents the exercise of the entire 20,555 warrants at the $156.50 exercise price. The Company received net proceeds of $2,877,475 after placement agent fees and expenses. In addition, pursuant to the Inducement Agreement, the Company issued to the Investor a Series A-1 common share purchase warrant to purchase up to 20,555 shares of Common Stock (“Series A-1 Warrant”) and Series B-1 common share purchase warrant to purchase up to 20,555 shares of Common Stock (“Series B-1 Warrant”, and collectively with the Series A-1 Warrant, the “Warrants”) on May 7, 2024, each at an initial exercise price equal to $144 per share of Common Stock. The Series A-1 Warrant are exercisable immediately upon issuance and expires five and one-half (5.5) years following the issuance date and the Series B-1 Warrant are exercisable immediately upon issuance and expires fifteen (15) months following the issuance date. In connection with the Inducement Agreement, we entered into an engagement agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which we have, among other things, issued to Wainwright’s designees warrants to purchase up to 1,541 shares of Common Stock (the “Wainwright Warrants”). The terms of the Wainwright Warrants are substantially the same as the terms of the Series A-1 Warrant except that they have an exercise price of $195.63 per share.

In July 2024, the Company issued 1,210 shares of common stock to a vendor for services rendered for a total value of $172,501.

In July 2024, 299 shares of Series C Convertible Preferred Stock converted into 333 shares of common stock.

In August 2024, 101 shares of Series C Convertible Preferred Stock converted into 112 shares of common stock.

In August 2024, the Company issued 2,120 shares of common stock to a commercial debt holder in satisfaction of $313,816 of debt.

Between October 3, 2024 and October 15, 2024, the Company issued 26,226 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. On November 5, 2024, the holder facilitated the cancellation of 26,226 shares of the Company’s common stock in accordance with the Company’s remediation plan. The Company communicated with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC considered the Company’s non-compliance with Nasdaq Listing Rule 5635(d) as an additional basis for the delisting of the Company’s securities from Nasdaq.

On or around January 17, 2025, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, a promissory note in the principal amount of $121,900.00 (the “January 2025 Note”). The January 2025 Note is convertible into common stock upon default at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The January 2025 Note provides that the total number of shares of common stock that may be issued upon conversion thereof shall not exceed 19.99% of the shares of Common Stock outstanding as of the issuance date of the January 2025 Note.

On or around January 20, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five (5) year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Vendor Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of Common Stock equal to the Cash Fee divided by $1.45, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of Common Stock to Vendor on January 21, 2025.

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The Vendor Pre-Funded Warrants have an initial exercise price per share of Common Stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five (5) years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Vendor Pre-Funded Warrants.

On January 22, 2025, the Company issued a promissory note in the principal amount of $260,000.00 (the “Second Note”) to an accredited investor (“Investor”), pursuant to which the Investor made a loan to the Company. The Second Note carries an original issue discount of $60,000.00, and accordingly the purchase price of the Second Note is $200,000.00. The Second Note matures on April 22, 2025, and contains customary events of default. Upon the occurrence of any event of default under the Second Note, the Second Note will become immediately due and payable in an amount equal to the outstanding principal and accrued interest under the Second Note plus default interest at the rate of sixteen percent (16%) per annum.

DILUTION

If you invest in our Units (comprised of shares of our common stock or Pre-Funded Warrants and Warrants) in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock (which forms a part of a Unit) and the pro forma net tangible book value per share of our common stock immediately after this offering. As of September 30, 2024, our net tangible book value was approximately ($16,279,034), or ($215.91) per share (75,397 shares). Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock.

After giving effect to the following issuances subsequent to September 30, 2024: (i) 155,248 shares of common stock under the Company’s ATM program in exchange for net proceeds of $1,599,032, (ii) an aggregate of 124,673 shares of common stock and pre-funded warrants to purchase 482,187 shares of common stock in exchange for proceeds of $3,034,300 pursuant to the Company’s public offering on or around October 28, 2024 (which includes the exercise price of $0.005 per share for all 482,187 shares of common stock that have been issued pursuant to the exercise of the pre-funded warrants), and (iii) the issuance of pre-funded warrants to purchase 2,068,965 shares of common stock in exchange for vendor services valued at $3,000,000 (the “Vendor Warrants”), our pro forma net tangible book value as of September 30, 2024 would have been ($11,645,701), or ($4.007) per share (2,906,470 shares, assuming the issuance of 2,068,965 shares of common stock upon the exercise of the Vendor Warrants).

Net tangible book value dilution per share of common stock in each Unit sold to new investors represents the difference between the amount per share of common stock in each Unit paid by purchasers in this offering and the adjusted pro forma net tangible book value per share of our common stock immediately after the completion of this offering.

After giving effect to the sale of 11,365,340 Units (which include one share of Common Stock or one pre-funded warrant to purchase one share of Common Stock and two warrants to purchase one share of Common Stock each) that we are offering at an offering price of $0.66 per Unit (assuming the issuance of the Common Stock issuable upon exercise of all of the Pre-Funded Warrants sold in the offering, but does not reflect the dilution that would result from the exercise of any of the Warrants sold in the offering), on an as-adjusted basis as of September 30, 2024, after giving effect to the offering of Units and the application of the related net proceeds in the amount of $6,607,086.17 after deducting estimated broker commissions and expenses of $750,000 and estimated offering expenses of $142,913.83 and repayment of $136,528 of principal and interest on that certain promissory note originally issued on or around January 16, 2025, our net tangible book value would be ($5,038,614.83), or ($0.353) per share of common stock.

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Purchasers of units (comprised of our common stock or Pre-Funded Warrants and Warrants) will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table:

Offering price per share		$0.66
Pro forma net tangible book value per share of common stock before this offering	$(4.007)
Increase in net tangible book value per share attributable to new investors	$3.654
Adjusted pro forma net tangible book value per share after this offering		$(0.353)
Immediate dilution in net tangible book value per share to new investors		$(1.013)

The foregoing illustration also does reflect the dilution that would result from the exercise of all of the Pre-Funded Warrants sold in the offering, but does not reflect the dilution that would result from the exercise of any of the Warrants sold in the offering.

The following table sets forth, as of September 30, 2024, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing units (of which shares of common stock form a part) in this offering at the offering price of $0.66 per unit, together with the total consideration paid an average price per share paid by each of these groups, before deducting placement agent’s commission and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2024	75,397	0.6%	$121,748,946	89.0%	$1,614.77
Issuance of shares under the ATM program subsequent to September 30, 2024	155,248	1.1%	$1,599,032	1.1%	$10.3
Issuance of shares and shares underlying pre-funded warrants pursuant to public offering subsequent to September 30, 2024	606,860	4.2%	$3,034,300	2.2%	$5.00
Issuance of 2,068,965 shares underlying Vendor Warrants subsequent to September 30, 2024, assuming the exercise of the Vendor Warrants	2,068,965	14.5%	$3,000,000	2.2%	$1.45
New investors	11,365,340	79.6%	$7,500,000	5.5%	$0.66
Total	14,271,810	100.00%	$136,882,278	100.00%	$9.59

The foregoing discussion and tables above (i) reflect and assume dilution that would result from the exercise of all of the Pre-Funded Warrants sold in this offering, (ii) reflect and assume no dilution that would result from the exercise of any of the Warrants sold in this offering, and (iii) do not give effect to the dilution that would result from (a) 56,862 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.47 as of October 1, 2024, which includes 20,555 Series A-1 Warrants and 20,555 Series B-1 Warrants at an exercise price of $144 per share which expire on November 7, 2029 and August 7, 2025 respectively, (b) 30 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $452,500 per share, and (c) 3,968 shares of common stock in aggregate reserved for issuance under our 2020 Omnibus Incentive Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless otherwise indicated by the context, references to “DBG” refer to Digital Brands Group, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to Digital Brands Group, Inc., together with its wholly-owned subsidiaries Bailey 44, LLC (“Bailey”), Harper & Jones LLC (“H&J”), MOSBEST, LLC (“Stateside”) and Sunnyside (“Sundry”).

Business Overview

Recent Developments

In April of 2024, we entered into a retail store sublease for approximately 3.5 years at the Simon Premium Outlet in Allen, TX, a suburb of Dallas. We opened the store in April 2024. The Company closed the store in October 2024 to focus on its e-commerce strategy with VaynerCommerce, a digital marketing agency.

On October 2, 2024, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq at the opening of business on October 11, 2024, based on the Company’s failure to maintain a minimum bid price of $1 per share per Listing Rule 5550(a)(2), unless the Company requests an appeal of such determination by October 9, 2024. The Company submitted the appeal request to Nasdaq on October 9, 2024. Nasdaq granted a hearing of the appeal to be held on December 3, 2024. On November 20, 2024, the Company received notice from the Staff of Nasdaq that the Company no longer satisfied the $35,000,000 market value of listed securities requirement, or the alternative $2,500,000 stockholders’ equity requirement, as set forth in Listing Rule 5550(b), and that such failure would serve as an additional basis for the delisting of the Company’s securities from Nasdaq. In the Company’s Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended September 30, 2024 (the “Q3 Report”), filed with the SEC on November 15, 2024, the Company reported stockholders’ equity of $19,046 and, therefore, no longer complied with the Rule. On December 16, 2024, the Staff of Nasdaq notified the Company that the Nasdaq Hearings Panel (the “Panel”) determined to delist the Company’s common stock and trading of the Company’s securities was suspended on Nasdaq at the open of trading on December 18, 2024. Immediately after the delisting of the Company’s common stock, the Company’s common stock began being quoted on the OTC Pink Market under its existing symbol, “DBGI”. The Panel reached its decision because the Company was in violation of Listing Rules 5550(a)(2), 5550(b)(1), and 5635, the Bid Price, Shareholders’ Equity, and Shareholder Approval Rules, respectively.

The Company and various purchasers (the “Investors”) executed a securities purchase agreement (the “SPA”) on or around April 7, 2023, whereby the Investors purchased from the Company promissory notes in the aggregate principal amount of approximately $2,500,000 (the “Original Notes”), and the remaining balances of such Original Notes as of October 1, 2023, were exchanged by the Investors for replacement promissory notes issued on October 1, 2023, in the aggregate principal amount of approximately $1,789,668.37 (the “2023 Notes”). On May 24, 2024, the Company entered into settlement agreements with the Investors (each a “Settlement Agreement”), pursuant to which the Company agreed to pay aggregate cash payments equal to $1,789,668.37 to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes, as follows: (i) $500,000.00 on or before May 28, 2024 and (ii) $1,289,668.37 on or before September 30, 2024 (the “Final Payment”). On or around October 3, 2024, the Company entered into amendments to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to October 31, 2024. On November 1, 2024, the Company entered into a second amendment to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to November 4, 2024. On November 4, 2024, the Company paid the Final Payment to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes.

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Between July 1, 2024 and October 22, 2024, the Company issued and sold 155,248 shares of Common Stock (the “Recent ATM Share Sales”) to H.C. Wainwright & Co., LLC (the “Agent”) as sales agent or principal, pursuant to the terms of the Company’s previously announced At-The-Market Offering Agreement, dated December 27, 2023, between us and the Agent (the “Sales Agreement”). The Company received net proceeds of $2,063,396 from the Recent ATM Share Sales. Between October 23, 2024 and December 17, 2024, the Company issued and sold 44,563 shares of Common Stock to the Agent as sales agent or principal, pursuant to the terms of the Sales Agreement, and received net proceeds of $201,921.

Between October 3, 2024 and October 15, 2024, the Company issued 26,226 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. On November 5, 2024, the holder facilitated the cancellation of 26,226 shares of the Company’s common stock in accordance with the Company’s remediation plan. The Company communicated with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC considered the Company’s non-compliance with Nasdaq Listing Rule 5635(d) as an additional basis for the delisting of the Company’s securities from Nasdaq.

On October 28, 2024, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”): (i) 124,673 shares of common stock (the “Common Stock”), at a purchase price of $5.00 per share of Common Stock, and (ii) 482,187 pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock, at a purchase price of $4.995 per Pre-Funded Warrant, immediately exercisable at an exercise price of $0.005 per share. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on October 30, 2024.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchaser, 9.99%) of our Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants.

The Common Stock, the Pre-Funded Warrants, and the Common Stock issuable upon exercise of the Pre-Funded Warrants were offered pursuant to a registration statement on Form S-1 as filed with the SEC on October 24, 2024, as amended, and was declared effective on October 28, 2024 (the “Registration Statement”).

RBW Capital Partners LLC, acting through Dominari Securities LLC (the “Placement Agent”), acted as the exclusive placement agent for the Offering pursuant to a Placement Agency Agreement dated October 28, 2024 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent.

The Offering resulted in gross proceeds to the Company of approximately $3,000,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, reimbursement of up to $50,000 for expenses of legal counsel and other actual out-of-pocket expenses, and up to $15,950 for clearing agent closing costs. The Company received net proceeds of approximately $2,555,261 from the Offering (the “Public Offering Proceeds”).

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On December 9, 2024, the Company filed a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of the Company’s common stock at a ratio of 1-for-50 (the “Amendment”). The Amendment became effective at 5:00 PM ET on December 12, 2024.

On or around January 17, 2025, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, a promissory note in the principal amount of $121,900 (the “January 2025 Note”). The January 2025 Note is convertible into common stock upon default at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The January 2025 Note provides that the total number of shares of common stock that may be issued upon conversion thereof shall not exceed 19.99% of the shares of Common Stock outstanding as of the issuance date of the January 2025 Note.

On or around January 20, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five (5) year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Vendor Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of Common Stock equal to the Cash Fee divided by $1.80, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 1,666,666 shares of Common Stock to Vendor on January 21, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of Common Stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five (5) years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Vendor Pre-Funded Warrants.

Our Company

Digital Brands is a curated collection of lifestyle brands, including Bailey, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to- consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

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Our portfolio consists of five significant brands that leverage our three channels: our websites, wholesale and our own stores.

● Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

● DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

● Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic T-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

● Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

● Avo – Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

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We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

We acquired Bailey in February 2020, Stateside in August 2021 and Sundry in December 2022. We agreed on the consideration that we paid in each acquisition in the course of arm’s length negotiations with the holders of the membership interests in each of Bailey, H&J, Stateside and Sundry. In determining and negotiating this consideration, we relied on the experience and judgment of our management and our evaluation of the potential synergies that could be achieved in combining the operations of Bailey, Stateside and Sundry. We did not obtain independent valuations, appraisals or fairness opinions to support the consideration that we paid/agreed to pay.

Avo – Brand Summary

Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

Avo launched in late August 2024 and prices for t-shirts range from $20 to $50 based on the size of the customer’s bundle. Other product prices will range from $17.50 for tanks to $198 for sweaters with no retail price above $99 if the customer bundles three units or more. If the customer bundles two units then they receive a 40% discount and if they bundle three units or more the customer receives a 60% discount.

Material Trends, Events and Uncertainties

Supply Chain Disruptions

We are subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times. Supply chain issues have specifically impacted the following for our brands:

● Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

● Increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

● Increased transit time via sea or air, which have increased by two weeks to two months; and

● Increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods. We have been able to pass along some of these increased costs and also offset some of these increased costs with higher gross margin online revenue

Seasonality

Our quarterly operating results vary due to the seasonality of our individual brands and are historically stronger in the second half of the calendar year.

Substantial Indebtedness

As of September 30, 2024, we had an aggregate principal amount of debt outstanding of approximately $8.2 million. We believe this is an amount of indebtedness which may be considered significant for a company of our size and current revenue base. Our substantial debt could have important consequences to us. For example, it could:

● make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

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● require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

● increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

● place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

● limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

● limit our flexibility in planning for, or reacting to, changing conditions in our business; and

● limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

We currently have $3.5 million in notes outstanding pursuant to our Bailey acquisition. We are currently unable to repay or refinance borrowings so any such action by these lenders could force us into bankruptcy or liquidation.

In addition, our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to refinance our indebtedness on favorable terms, or at all.

In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Performance Factors

We believe that our future performance will depend on many factors, including the following:

Ability to Increase Our Customer Base in both Online and Traditional Wholesale Distribution Channels

We are currently growing our customer base through both paid and organic online channels, as well as by expanding our presence in a variety of physical retail distribution channels. Online customer acquisitions typically occur at our direct websites for each brand. Our online customer acquisition strategies include paid and unpaid social media, search, display and traditional media. Our products for Bailey, DSTLD and Stateside are also sold through a growing number of physical retail channels, including specialty stores, department stores and online multi-brand platforms.

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Ability to Acquire Customers at a Reasonable Cost

We believe an ability to consistently acquire customers at a reasonable cost relative to customer retention rates, contribution margins and projected life-time value will be a key factor affecting future performance. To accomplish this goal, we intend to balance advertising spend between online and offline channels, as well as cross marketing and cross merchandising our portfolio brands and their respective products. We believe the ability to cross merchandise products and cross market brands, will decrease our customer acquisition costs while increasing the customer’s lifetime value and contribution margin. We will also balance marketing spend with advertising focused on creating emotional brand recognition, which we believe will represent a lower percentage of our spend.

Ability to Drive Repeat Purchases and Customer Retention

We accrue substantial economic value and margin expansion from customer cohort retention and repeat purchases of our products on an annual basis. Our revenue growth rate and operating margin expansion will be affected by our customer cohort retention rates and the cohorts annual spend for both existing and newly acquired customers.

Ability to Expand Our Product Lines

Our goal is to expand our product lines over time to increase our growth opportunity. Our customer’s annual spend and brand relevance will be driven by the cadence and success of new product launches.

Ability to Expand Gross Margins

Our overall profitability will be impacted by our ability to expand gross margins through effective sourcing and leveraging buying power of finished goods and shipping costs, as well as pricing power over time.

Ability to Expand Operating Margins

Our ability to expand operating margins will be impacted by our ability to leverage (1) fixed general and administrative costs, (2) variable sales and marketing costs, (3) elimination of redundant costs as we acquire and integrate brands, (4) cross marketing and cross merchandising brands in our portfolio, and (4) drive customer retention and customer lifetime value. Our ability to expand operating margins will result from increasing revenue growth above our operating expense growth, as well as increasing gross margins. For example, we anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. While we anticipate that the operating expenses in absolute dollars will increase, we do not anticipate that the operating expenses as a percentage of revenue will increase. We anticipate that the operating expenses as a percentage of revenue will decrease as we eliminate duplicative costs across brands including a reduction in similar labor roles, contracts for technologies and operating systems and creating lower costs from higher purchasing power from shipping expenses to purchase orders of products. This reduction of expenses and lower cost per unit due to purchasing power should create meaningful savings in both dollars and as a percentage of revenue.

As an example, we were able to eliminate several million in expenses within six months of acquiring Bailey. Examples of these savings include eliminating several Bailey teams, which our teams took over.

We merged over half of the technology contracts and operating systems contracts from two brands into one brand contract at significant savings. We also eliminated our office space and rent and moved everyone into the Bailey office space. Finally, we eliminated DSTLD’s third-party logistics company and started using Bailey’s internal logistics. This resulted in an increase in our operating expenses in absolute dollars as there were now two brands versus one brand. However, the operating expenses as a percentage of pre-COVID revenue declined meaningfully and as we increase revenue for each brand, we expect to experience higher margins.

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Ability to Create Free Cash Flow

Our goal is to achieve near term free cash flow through cash flow positive acquisitions, elimination of redundant expenses in acquired companies, increasing customer annual spend and lowering customer acquisition costs through cross merchandising across our brand portfolio.

Components of Our Results of Operations

Bailey

Net Revenue

Bailey sells its products directly to customers. Bailey also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Bailey’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

Operating Expenses

Bailey’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Bailey’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Bailey’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

Sales & Marketing

Bailey’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Interest Expense

Bailey’s interest expense consists primarily of interest related to its outstanding debt to our senior lender.

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Net Revenue

We sell our products to our customers directly through our website. In those cases, sales, net represents total sales less returns, promotions and discounts.

Cost of Net Revenue

Cost of net revenue include direct cost of purchased merchandise; inventory shrinkage; inventory adjustments due to obsolescence, including excess and slow-moving inventory and lower of cost and net realizable reserves.

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Operating Expenses

Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

We expect to continue to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Fulfillment and shipping expenses include the cost to operate our warehouse — or prior to Bailey 44 acquisition, costs paid to our third-party logistics provider — including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

In addition, going forward, the amortization of the identifiable intangibles acquired in the acquisitions will be included in operating expenses.

Interest Expense

Interest expense consists primarily of interest related to our debt outstanding to our senior lender, convertible debt, and other interest bearing liabilities.

Stateside

Net Revenue

Stateside sells its products directly to customers. Stateside also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Stateside’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

Operating Expenses

Stateside’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Stateside’s stores and to Stateside’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Stateside’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

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Sales & Marketing

Stateside’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Sundry

Net Revenue

Sundry sells its products directly to customers. Sundry also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Sundry’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

Operating Expenses

Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, stock-based compensation, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

Sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

We expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Distribution expenses includes costs paid to our third-party logistics provider, packaging and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

At each reporting period, we estimate changes in the fair value of contingent consideration and recognize any change in fair in our consolidated statement of operations, which is included in operating expenses. Additionally, amortization of the identifiable intangibles acquired in the acquisitions is also included in operating expenses.

Interest Expense

Interest expense consists primarily of interest related to our debt outstanding to promissory notes, convertible debt, and other interest bearing liabilities.

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Results of Operations

Three Months Ended September 30, 2024 compared to Three Months Ended September 30, 2023

The following table presents our results of operations for the Three months ended September 30, 2024 and 2023:

	Three Months Ended
	September 30,
	2024	2023
Net revenues	$2,440,801	$3,257,332
Cost of net revenues	1,319,214	1,554,044
Gross profit	1,121,587	1,703,288
General and administrative	2,429,040	3,735,527
Sales and marketing	655,833	1,151,326
Other operating (income) / expenses	780,879	238,546
Operating (loss) /income	(2,144,165)	(3,422,162)
Other expenses	(797,072)	(2,013,832)
Loss before provision for income taxes	(3,541,237)	(5,435,994)
Provision for income taxes	-	-
Net income/(loss) from continuing operations	$(3,541,237)	$(5,435,994)

Net Revenues

Revenues decreased by $0.8 million to $2.4 million for the three months ended September 30, 2024, compared to $3.3 million in the corresponding fiscal period in 2023. The decrease was primarily due to a delay in wholesale shipments in April 2024, and lower ecommerce revenues across each brand due to less digital advertising spend.

Gross Profit

Our gross profit decreased by $0.6 million for the three months ended September 30, 2024 to $1.1 million from a gross profit of $1.7 million for the corresponding fiscal period in 2023. The decrease in gross margin was primarily attributable to a decrease in sales.

Our gross margin was 46% for three months ended September 30, 2024, compared to 52% for the three months ended June 30, 2023. The decrease in gross margin was due to corresponding decrease in the ecommerce revenue.

Operating Expenses/(Income)

Our operating expenses decreased by $1.3 million for the three months ended September 30, 2024 to $3.8 million compared to $5.1 million for the corresponding fiscal period in 2023. General and administrative expenses decreased by $1.3 million, and sales and marketing expenses decreased by $0.5 million. The deceases were primarily due to cost cutting measures and synergies from the Sundry acquisition including the elimination of its warehouse, office, fulfillment and redundancies in headcount. In the third quarter of 2024, the Company recorded impairment expense of $600,000 pertaining to Bailey’s intangibles.

Other Income (Expenses)

Other expenses were $0.8 million while other expense was $2.0 million for the three months ended September 30, 2024 and 2023, respectively, primarily consisting of interest expense.

Net Loss from Continuing Operations

Our net loss from continuing operations decreased by $1.9 million to a net loss from continuing operations of $3.5 million for the three months ended September 30, 2024 compared to income from continuing operations of $5.4 million for the corresponding fiscal period in 2023, primarily due to the change in fair value of contingent consideration in 2023 and lower gross profit in 2024, partially offset by lower general and administrative and sales and marketing expenses.

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Nine Months Ended September 30, 2024 compared to Nine Months Ended September 30, 2023

The following table presents our results of operations for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended
	September 30,
	2024	2023
Net revenues	$9,413,457	$12,127,135
Cost of net revenues	5,012,457	6,054,532
Gross profit	4,401,000	6,032,603
General and administrative	6,347,460	12,115,590
Sales and marketing	1,979,173	3,188,054
Other operating expenses/(income)	1,345,412	(9,947,530)
Operating (loss)/income	(4,671,045)	676,489
Other expenses	(2,464,407)	(5,642,068)
Loss before provision for income taxes	(7,735,453)	(4,965,579)
Provision for income taxes	-	-
Net income/(loss) from continuing operations	$(7,735,453)	$(4,965,579)

Net Revenues

Revenues decreased by $2.7 million to $9.4 million for the nine months ended September 30, 2024, compared to $12.1 million in the corresponding fiscal period in 2023. The decrease was primarily due to a delay in wholesale shipments in April 2024, and lower ecommerce revenues across each brand due to less digital advertising spend.

Gross Profit

Our gross profit decreased by $1.6 million for the nine months ended September 30, 2024 to $4.4 million from a gross profit of $6 million for the corresponding fiscal period in 2023. The decrease in gross margin was primarily attributable to a decrease in sales.

Our gross margin was 47% for nine months ended September 30, 2024, compared to 50% for the nine months ended September 30, 2023. The decrease in gross margin was due to corresponding decrease in the ecommerce revenue.

Operating Expenses

Our operating expenses increased by $4.3 million for the nine months ended September 30, 2024 to $9.7 million compared to $5.4 million for the corresponding fiscal period in 2023. General and administrative expenses decreased by $5.7 million, and sales and marketing expenses decreased by $1.2 million. The deceases were primarily due to cost cutting measures and synergies from the Sundry acquisition including the elimination of its warehouse, office, fulfillment and redundancies in headcount. Other operating expenses included a gain of $10.7 million in 2023 due to the change in fair value of contingent consideration. In the third quarter of 2024, the Company recorded impairment expense of $600,000 pertaining to Bailey’s intangibles.

Other Income (Expenses)

Other expenses were $2.5 million while other expense was $5.6 million for the nine months ended September 30, 2024 and 2023, respectively. Interest expense in 2024 decreased due to less merchant advances and lower principal on outstanding loans.

Net Loss from Continuing Operations

Our net loss from continuing operations increased by $2.7 million to a net loss from continuing operations of $7.7 million for the nine months ended September 30, 2024 compared to income from continuing operations of $5.0 million for the corresponding fiscal period in 2023, primarily due to the change in fair value of contingent consideration in 2023 and lower gross profit in 2024, partially offset by lower general and administrative and sales and marketing expenses.

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Year ended December 31, 2023 compared to year ended December 31, 2022

The following table presents our results of operations for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Net revenues	$14,916,422	$10,333,558
Cost of net revenues	8,372,642	6,789,314
Gross profit	6,543,780	3,544,244
General and administrative	14,299,389	14,067,681
Sales and marketing	4,035,835	4,018,985
Other operating expenses	(9,696,132)	6,678,966
Loss from operations	(2,095,312)	(21,221,389)
Other expenses	(6,221,284)	(5,893,330)
Loss before provision for income taxes	(8,316,596)	(27,114,719)
Provision for income taxes	(368,034)	—
Net loss from continuing operations	(8,684,630)	(27,114,719)
(Loss) income from discontinued operations, net of tax	(1,562,503)	(10,928,643)
Net loss	$(10,247,133)	$(38,043,362)

Net Revenues

Net revenues increased by $4.6 million to $14.9 million for the year ended December 31, 2023, compared to $10.3 million in the corresponding fiscal period in 2022. The increase was primarily due to full results in 2023 pertaining to the acquisition of Sundry in December 2022.

Gross Profit

Our gross profit increased by $3.0 million for the year ended December 31, 2023 to $6.5 million from $3.5 million for the corresponding fiscal period in 2022. The increase in gross margin was primarily attributable to increased revenue in 2023 and the gross profit achieved by Sundry since the acquisition.

Our gross margin was 43.9% for the year ended December 31, 2023 compared to 34.3% for year ended December 31, 2022. The increase in gross margin was due to a shift in sales mix towards e-commerce, led by the Sundry business, which is able to achieve higher margins than wholesale.

General and Administrative Expenses

General and administrative expenses decreased by $0.2 million for the year ended December 31, 2023 to $14.3 million compared to $14.1 million in 2022. The decrease in general and administrative expenses was primarily due to lower consulting and professional fees, as well as other cost cutting measures across our company, as all brands achieved operational synergies in 2023.

General and administrative expenses as a percentage of revenue was 95% in 2023 as compared to 136% in 2022.

Sales and Marketing Expenses

Sales and marketing expenses was $4.0 million for both years ended December 31, 2023 and 2022. Sales and marketing expenses as a percentage of revenue was 27% in 2023 as compared to 39% in 2022.

Other Operating Expenses

Other operating expenses included distribution expenses, impairment and change in fair value of contingent consideration. Other operating expenses represented a gain of $9.7 million in 2023 as compared to $0.6 million in 2022, a decrease in expenses of $11.3 million. In 2022, there were $5.5 million in impairment charges on Bailey’s goodwill and intangible assets. In 2023, the Company recorded a $10.7 million increase in the change in fair value of contingent consideration pertaining to the Norwest waiver for Bailey.

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Other Expenses

Other expenses increased by $0.3 million to $6.2 million in the year ended December 31, 2023 compared to $5.9 million in the corresponding fiscal period in 2022. The increase in other expenses in 2023 was primarily due to $1.4 million on loss on extinguishment of debt in 2023 and the change in fair value of derivative liability, partially offset by PPP forgiveness.

Net Loss from Continuing Operations

Our net loss from continuing operations decreased by $18.4 million to a loss of $8.7 million for the year ended December 31, 2023 compared to a loss of $27.1 million for the corresponding fiscal period in 2022 primarily due to the impairment, change in fair value of contingent consideration and higher gross profit.

Liquidity and Capital Resources

Each of DBG, Bailey, Stateside and Sundry has historically satisfied our liquidity needs and funded operations with borrowings capital raises and internally generated cash flow, Changes in working capital, most notably accounts receivable, are driven primarily by levels of business activity. Historically each of DBG, Bailey, Stateside and Sundry has maintained credit line facilities to support such working capital needs and makes repayments on that facility with excess cash flow from operations.

As of December 31, 2023, we had cash of $20,773, but we had a working capital deficit of $17,655,720. As of September 30, 2024, we had cash of $158,601, but we had a working capital deficit of $16.0 million. The Company requires significant capital to meet its obligations as they become due. These factors raise substantial doubt about our Company’s ability to continue as a going concern. Throughout the next twelve months, the Company intends to fund its operations primarily from the funds raised through the equity line of credit agreement. The Company may pursue secondary offerings or debt financings to provide working capital and satisfy debt obligations. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future. If the Company is unable to secure additional funding, it may be forced to curtail or suspend its business plans.

Cash Flow Activities

The following table presents selected captions from our condensed statement of cash flows for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended
	September 30,
	2024	2023
Net cash provided by operating activities:
Net loss	$(7,735,453)	$(6,582,082)
Non-cash adjustments	$6,025,549	$(1,717,038)
Change in operating assets and liabilities	$(1,583,366)	$1,787,481
Net cash used in operating activities	$(3,293,269)	$(6,457,639)
Net cash provided by (used in) investing activities	$(101,081)	$41,331
Net cash provided by financing activities	$3,662,923	$6,207,950
Net change in cash	$268,573	$(208,357)

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Cash Flows Used In Operating Activities

Our cash used by operating activities decreased by $3.2 million to cash used of $3.3 million for the nine months ended September 30, 2024, as compared to cash used of $6.5 million for the corresponding fiscal period in 2023. The decrease in net cash used in operating activities was primarily driven by non-cash charges in 2024, partially offset by our net loss and cash used in operating assets and liabilities.

Cash Flows Provided By (Used in) Investing Activities

Our cash used investing activities was $101,080 in the nine months ended September 30, 2024, primarily due to purchase of property, equipment & software and deposits on leases.

Our cash provided by investing activities was $41,331 in 2023 primarily due to a reduction of deposits, partially offset by purchase of property and cash sold in the H&J disposition.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $3.7 million for the nine months ended September 30, 2024. Cash inflows included $5.4 million in net proceeds from the issuance from the common stock for cash and $0.8 million in proceeds from loans and notes. Cash outflows are primarily due to $2.5 million in repayments of notes.

Contractual Obligations and Commitments

As of September 30, 2024, we had $8.2 million in outstanding principal on debt, primarily our promissory notes due to the Bailey44 Sellers, the March 2023 Notes, PPP and merchant advances. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2024.

The following table presents selected captions from our condensed statement of cash flows for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Net loss	$(10,247,133)	$(38,043,362)
Non-cash adjustments	$1,364,216	$23,441,875
Change in operating assets and liabilities	$2,869,975	$3,833,781
Net cash used in operating activities	$(6,012,942)	$(10,767,706)
Net cash provided by investing activities	$88,819	$(7,369,137)
Net cash provided by financing activities	$4,661,614	$18,896,664
Net change in cash	$(1,254,843)	$759,820

Cash Flows Used In Operating Activities

Our cash used in operating activities decreased by $4.8 million to $6.0 million to cash used for the year ended December 31, 2023 as compared to cash used of $10.8 million for the corresponding fiscal period in 2022. The decrease in net cash used in operating activities was primarily driven by a lower net loss in 2023, partially offset by a decrease in non-cash adjustments of $22.1 million and more cash provided by changes in our operating assets and liabilities in 2022.

Cash Flows Used in Investing Activities

Our cash provided by investing activities was $0.1 million in the year ended December 31, 2023 as compared to cash used of $7.4 million for the corresponding fiscal period in 2022. Cash provided in 2023 was primarily due to a reduction of deposits, partially offset by purchase of property.

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Cash Flows Provided by Financing Activities

Cash provided by financing activities was $4.7 million for the year ended December 31, 2023 compared to cash provided of $18.6 million for the corresponding fiscal period in 2022. Cash inflows in 2023 included $8.1 million in equity proceeds after offering costs, $1.2 million in proceeds from the exercise of warrants, $5.4 million from the issuance of notes, loans and merchant advances, partially offset by note, loan and merchant advance repayments of 10.1 million. Cash inflows in 2022 were primarily related to $16.4 million in equity proceeds after offering costs, $10.2 million from convertible notes and loans, partially offset by note repayments of $7.4 million.

Contractual Obligations and Commitments

As of December 31, 2023, we have $9.7 million in outstanding principal on debt, primarily our promissory notes due to the Bailey44 Sellers, the March 2023 Notes, PPP and merchant advances. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2024.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

Emerging Growth Company Status

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

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BUSINESS

Recent Developments

In April of 2024, we entered into a retail store sublease for approximately 3.5 years at the Simon Premium Outlet in Allen, TX, a suburb of Dallas. We opened the store in April 2024. The Company closed the store in October 2024 to focus on its e-commerce strategy with VaynerCommerce, a digital marketing agency.

On October 2, 2024, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq at the opening of business on October 11, 2024, based on the Company’s failure to maintain a minimum bid price of $1 per share per Listing Rule 5550(a)(2), unless the Company requests an appeal of such determination by October 9, 2024. The Company submitted the appeal request to Nasdaq on October 9, 2024. Nasdaq granted a hearing of the appeal to be held on December 3, 2024. On November 20, 2024, the Company received notice from the Staff of Nasdaq that the Company no longer satisfied the $35,000,000 market value of listed securities requirement, or the alternative $2,500,000 stockholders’ equity requirement, as set forth in Listing Rule 5550(b), and that such failure would serve as an additional basis for the delisting of the Company’s securities from Nasdaq. In the Company’s Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended September 30, 2024 (the “Q3 Report”), filed with the SEC on November 15, 2024, the Company reported stockholders’ equity of $19,046 and, therefore, no longer complied with the Rule. On December 16, 2024, the Staff of Nasdaq notified the Company that the Nasdaq Hearings Panel (the “Panel”) determined to delist the Company’s common stock and trading of the Company’s securities was suspended on Nasdaq at the open of trading on December 18, 2024. Immediately after the delisting of the Company’s common stock, the Company’s common stock began being quoted on the OTC Pink Market under its existing symbol, “DBGI”. The Panel reached its decision because the Company was in violation of Listing Rules 5550(a)(2), 5550(b)(1), and 5635, the Bid Price, Shareholders’ Equity, and Shareholder Approval Rules, respectively.

The Company and various purchasers (the “Investors”) executed a securities purchase agreement (the “SPA”) on or around April 7, 2023, whereby the Investors purchased from the Company promissory notes in the aggregate principal amount of approximately $2,500,000 (the “Original Notes”), and the remaining balances of such Original Notes as of October 1, 2023, were exchanged by the Investors for replacement promissory notes issued on October 1, 2023, in the aggregate principal amount of approximately $1,789,668.37 (the “2023 Notes”). On May 24, 2024, the Company entered into settlement agreements with the Investors (each a “Settlement Agreement”), pursuant to which the Company agreed to pay aggregate cash payments equal to $1,789,668.37 to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes, as follows: (i) $500,000.00 on or before May 28, 2024 and (ii) $1,289,668.37 on or before September 30, 2024 (the “Final Payment”). On or around October 3, 2024, the Company entered into amendments to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to October 31, 2024. On November 1, 2024, the Company entered into a second amendment to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to November 4, 2024. On November 4, 2024, the Company paid the Final Payment to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes.

Between July 1, 2024 and October 22, 2024, the Company issued and sold 155,248 shares of Common Stock (the “Recent ATM Share Sales”) to H.C. Wainwright & Co., LLC (the “Agent”) as sales agent or principal, pursuant to the terms of the Company’s previously announced At-The-Market Offering Agreement, dated December 27, 2023, between us and the Agent (the “Sales Agreement”). The Company received net proceeds of $2,063,396 from the Recent ATM Share Sales. Between October 23, 2024 and December 17, 2024, the Company issued and sold 44,563 shares of Common Stock to the Agent as sales agent or principal, pursuant to the terms of the Sales Agreement, and received net proceeds of $201,921.

Between October 3, 2024 and October 15, 2024, the Company issued 26,226 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. On November 5, 2024, the holder facilitated the cancellation of 26,226 shares of the Company’s common stock in accordance with the Company’s remediation plan. The Company communicated with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC considered the Company’s non-compliance with Nasdaq Listing Rule 5635(d) as an additional basis for the delisting of the Company’s securities from Nasdaq.

On October 28, 2024, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”): (i) 124,673 shares of common stock (the “Common Stock”), at a purchase price of $5.00 per share of Common Stock, and (ii) 482,187 pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock, at a purchase price of $4.995 per Pre-Funded Warrant, immediately exercisable at an exercise price of $0.005 per share. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on October 30, 2024.

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The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchaser, 9.99%) of our Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants.

The Common Stock, the Pre-Funded Warrants, and the Common Stock issuable upon exercise of the Pre-Funded Warrants were offered pursuant to a registration statement on Form S-1 as filed with the SEC on October 24, 2024, as amended, and was declared effective on October 28, 2024 (the “Registration Statement”).

RBW Capital Partners LLC, acting through Dominari Securities LLC (the “Placement Agent”), acted as the exclusive placement agent for the Offering pursuant to a Placement Agency Agreement dated October 28, 2024 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent.

The Offering resulted in gross proceeds to the Company of approximately $3,000,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, reimbursement of up to $50,000 for expenses of legal counsel and other actual out-of-pocket expenses, and up to $15,950 for clearing agent closing costs. The Company received net proceeds of approximately $2,555,261 from the Offering (the “Public Offering Proceeds”).

On December 9, 2024, the Company filed a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of the Company’s common stock at a ratio of 1-for-50 (the “Amendment”). The Amendment became effective at 5:00 PM ET on December 12, 2024.

On or around January 17, 2025, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, a promissory note in the principal amount of $121,900 (the “January 2025 Note”). The January 2025 Note is convertible into common stock upon default at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The January 2025 Note provides that the total number of shares of common stock that may be issued upon conversion thereof shall not exceed 19.99% of the shares of Common Stock outstanding as of the issuance date of the January 2025 Note.

On or around January 20, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five (5) year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Vendor Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of Common Stock equal to the Cash Fee divided by $1.45, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of Common Stock to Vendor on January 21, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of Common Stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five (5) years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Vendor Pre-Funded Warrants.

On January 22, 2025, the Company issued a promissory note in the principal amount of $260,000.00 (the “Second Note”) to an accredited investor (“Investor”), pursuant to which the Investor made a loan to the Company. The Second Note carries an original issue discount of $60,000.00, and accordingly the purchase price of the Second Note is $200,000.00. The Second Note matures on April 22, 2025, and contains customary events of default. Upon the occurrence of any event of default under the Second Note, the Second Note will become immediately due and payable in an amount equal to the outstanding principal and accrued interest under the Second Note plus default interest at the rate of sixteen percent (16%) per annum.

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Our Company

Digital Brands Group is a curated collection of lifestyle brands that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross-merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of five brands that leverage our three channels: our websites, wholesale and our own stores.

●	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt, offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We believe that the highly fragmented nature of the apparel industry, combined with the opportunity to leverage our position as a public company with access to financial resources, presents a significant opportunity for consolidation of apparel brands. We use a disciplined approach to identify and evaluate acquisition candidates. We believe there are three ideal acquisition targets: (1) strong legacy brands that have been mismanaged, (2) strong brands that do not have capital to grow, and (3) wholesale brands that are struggling to transition to e-commerce. We look for brands that have an emotional hook in its customers, a high repeat customer rate, the potential to scale and strong financials. We source and identify acquisition targets based on our industry knowledge and through our network of investment banks, finders, private equity and venture capital firms, among others.

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We intend to continue to actively pursue acquisitions to increase and tighten customer cohorts and increase our ability to create more customized content and personalized looks and styles for each customer cohort. We believe that customers want and trust brands that can deliver customized content and personalized looks and styles. We expect this should result in higher customer loyalty, higher lifetime value, higher average order value and lower customer acquisition cost.

Organizational Structure

We operate the brands on a decentralized basis with an emphasis on brand level execution supported by corporate coordination. The brand’s executive teams will continue to operate and leverage relationships with customers and suppliers, including designing and producing product and developing marketing plans including social media, email and digital communications.

We consolidate marketing and tech contracts as we have done with Bailey’s contracts, which has provided significant cost savings. We review the fabric mills and factories used by each brand to see if we can consolidate or cross utilize these mills and factories, which will drive increased volumes, lower production costs and higher gross margins. We are also consolidating production into a few factories in Europe from China and the U.S., which lowers our average production cost per unit.

We leverage the Digital Brands Group marketing and data analytics team to create cross-marketing campaigns based on the customer data respective to each brand’s customer base. As an example, the Digital Brand Group’s marketing and data team reviews the customer data across all our portfolio brands and will work with each brand to identify the new customers from our other portfolio brands that they can target and what styles and looks should be created for each of those customer cohorts. The brand level employees then execute the looks and styles and create the customized customer communication based on the information and data from the Digital Brand Group marketing and data teams.

Certain administrative functions are centralized on a regional and, in certain circumstances, a national basis following, including but not limited to accounting support functions, corporate strategy and acquisitions, human resources, information technology, insurance, marketing, data analytics and customer cross-merchandising, advertising buys, contract negotiations, safety, systems support and transactional processing.

Principal Products and Services

Bailey — Brand Summary

In February 2020, we acquired Bailey. Bailey delivers distinct high-quality, well-fitting, on-trend contemporary apparel using an entry contemporary price point. Bailey combines beautiful, luxe fabrics and on-trend designs to offer clean, sophisticated ready-to-wear separates that easily transition from day to night and for date night. Bailey offers fashionable staples with timeless design features, making them wearable for any occasion — the majority of products are tops, sweaters and dresses.

Bailey’s full seasonal collections of dresses, tops, jumpsuits, bottoms, sets, jackets and rompers retail at price points between $90 and $350. We believe that we can create more compelling price points as we leverage our direct-to-consumer expertise. As we increase the direct-to-consumer revenue mix, we believe we will have opportunities to increase our margins, which will mostly be passed along to the customer with lower price points.

Stateside — Brand Summary

We acquired Stateside in August 2021. Stateside is a collection of elevated American basics influenced by the evolution of the classic T-shirt. All garments are designed and produced in Los Angeles from the finest fabrics. All knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles.

Stateside is known for delivering high quality, luxury T-shirts, tops and bottoms. Stateside is primarily a wholesale brand with very limited online revenue. Their T-shirt prices range from $68 to $94, their other tops range from $98 to $130, and their bottoms from $80 to $144.

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Sundry — Brand Summary

We acquired Sundry in December 2022. Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. The products are designed and mostly produced in Los Angeles from the finest fabrics. The majority of the knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles, with some sweaters made overseas.

Sundry is known for delivering high quality novelty and resort style T-shirts, tops and bottoms. Sundry is mostly a wholesale brand with meaningful online revenue. Their T-shirt prices range from $68 to $98, their other tops range from $98 to $198, and their bottoms range from $80 to $228.

With our acquisition of Sundry, we view the following as tangible near-term growth opportunities:

●	Increase online revenues significantly as we cross-market their customer base with the customer bases from our other brands, especially on the Bailey Shop.

●	Increase gross margin dollars by updating the product line and driving increased volume through the wholesale and online channels.

●	Launch a new product category for 2024 in women’s athleisure. We believe athleisure is one of the largest product categories in womenswear, with high repeat spend and closet share.

DSTLD — Brand Summary

DSTLD focuses on minimalist design, superior quality, and only the essential wardrobe pieces. We deliver casual luxury rooted in denim; garments that are made with exhaustive attention to detail from the finest materials for a closet of timeless, functional staples. Our brand name “DSTLD” is derived from the word ‘distilled,’ meaning to extract only the essentials. As such, DSTLD boasts a line of key wardrobe pieces in a fundamental color palette of black, white, grey, and denim.

Our denim prices generally range from $75 to $95; similar quality brands produced at the same factories wholesale for approximately $95 to $125 and retail for $185 to $350. Our t-shirts and tops range from $30 to $90, while similar quality brands produced at the same factories wholesale for approximately $25 to $75 and retail for $60 to $250. Our casual pants range from $85 to $109, with similar quality brands produced at the same factories wholesaling for approximately $85 to $115 and retailing for $175 to $250.

Avo – Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

Avo launched in late August 2024 and prices for t-shirts range from $20 to $50 based on the size of the customer’s bundle. Other product prices will range from $17.50 for tanks to $198 for sweaters with no retail price above $99 if the customer bundles three units or more. If the customer bundles two units then they receive a 40% discount and if they bundle three units or more the customer receives a 60% discount.

Sales and Distribution

Bailey products are distributed through wholesale and direct-to-consumer channels. The wholesale channel includes premium department stores, select independent boutiques and third-party online stores. Since all the product is custom made, there is no old stock to sell off.

Stateside and Sundry products are distributed through wholesale and direct-to-consumer channels, including premium department stores and national chains, select independent boutiques and third-party online stores.

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DSTLD products have historically been sold solely direct-to-consumer, via our website. We started offering DSTLD products through a wholesale channel in October 2020. We intend to leverage the Bailey sales force to sell DSTLD products into their select independent boutiques and select department stores. We believe that we can increase the brand awareness, new customer acquisition and revenue by leveraging the Bailey independent boutiques. We will start selling old season stock through selected off-price retailers, with additional sales expected to be generated through specifically-cut product for select off-price retailers.

As of December 31, 2024, products are distributed through 75+ doors at major department stores, over 350 points of sale at boutique stores and several major e-commerce multi-brand platform wholesale customers.

We do not have material terms or arrangements with our third-party distributors. As is customary in the wholesale side of the retail apparel industry, we work with the wholesale buyers for every product collection and season to develop a purchase order based on quantities, pricing, profit margin and any future mark-down agreements. Historically, these factors are driven by the wholesale buyer’s belief of how well they think the product will sell at their stores. For example, if the collection is considered very strong by the wholesale buyer, we usually achieve higher quantities, higher margins and lower future markdown guarantees. Conversely, when the wholesale buyer considers the collection to be weak, we experience lower quantities, lower margins and higher mark-down guarantees.

Our direct-to-consumer channels include our own website. Old season stock is sold through selected off-price retailers, with additional sales generated through specifically cut product for select off-price retailers.

All of our DSTLD, Bailey, Stateside, Sundry and Avo sellable products are stored at our corporate warehouse and distribution center in Vernon, CA, which also houses our corporate office. In addition to storing product, we also receive and process new product deliveries, process and ship outbound orders, and process and ship customer returns in this same facility.

We offer free shipping and returns to all our customers in the United States. We also offer customers the option to upgrade to 2-Day or Overnight Shipping for an additional cost.

Design and Development

Our products are designed at the headquarters of each brand Each brand’s design efforts are supported by well-established product development and production teams. The continued collaboration between design and merchandising ensures it responds to consumer preferences and market trends with new innovative product offerings while maintaining its core fashion foundation. In-house design and production teams in Los Angeles perform development of the sample line allowing for speed to market, flexibility and quality of fit.

We are engaged in analyzing trends, markets, and social media feedback along with utilizing historical data and industry tools to identify essential styles and proper replenishment timing and quantities.

We rely on a limited number of suppliers to provide our finished products, so we can aggregate pricing power. As we continue to increase our volumes, we will source additional factories to spread out our risks.

While we have developed long-standing relationships with a number of our suppliers and manufacturing sources and take great care to ensure that they share our commitment to quality and ethics, we do not have any long-term term contracts with these parties for the production and supply of our fabrics and products. We require that all of our manufacturers adhere to a vendor code of ethics regarding social and environmental sustainability practices. Our product quality and sustainability team partners with leading inspection and verification firms to closely monitor each supplier’s compliance with applicable laws and our vendor code of ethics.

Currently, our Bailey, DSTLD, Stateside and Sundry products are shipped from our suppliers to our distribution center in Los Angeles, CA, which currently handles all our warehousing, fulfillment, outbound shipping and returns processing. In 2025, we will review maintaining our own distribution centers versus using a third-party solution.

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Product Suppliers: Sourcing and Manufacturing

We work with apparel manufacturers in North America, Asia and Europe. We work with full package suppliers, which supply fabric, trims, along with cut/sew/wash services, only invoicing us for the final full cost of each garment. In Los Angeles, we also work with several local trim, fabric and garment dye houses to create garments for Stateside. This allows us the ability to maximize cash flows and optimize operations. We do not have long-term written contracts with manufacturers, though we have long-standing relationships with a diverse base of vendors.

We do not own or operate any manufacturing facilities and rely solely on third-party contract manufacturers operating primarily in Europe, the United States, and the Asia Pacific region for the production of our products, depending on the brand. All of our contract manufacturers are evaluated for quality systems, social compliance and financial strength by our internal teams prior to being selected and on an ongoing basis. Where appropriate, we strive to qualify multiple manufacturers for particular product types and fabrications.

All of our garments are produced according to each brand’s specifications and we require that all manufacturers adhere to strict regulatory compliance and standards of conduct. The vendors’ factories are monitored by each brand’s production team to ensure quality control, and they are monitored by independent third-party inspectors we employ for compliance with local manufacturing standards and regulations on an annual basis. We also monitor our vendors’ manufacturing facilities regularly, providing technical assistance and performing in-line and final audits to ensure the highest possible quality.

We source our products from a variety of domestic and international manufacturers. When deciding which factory to source a specific product from, we take into account the following factors:

●	Cost of garment

●	Retail price for end consumer

●	Production time

●	Minimum order quantity

●	Shipping/delivery time

●	Payment terms

By taking all of these into consideration, we can focus on making sure we have access to in-demand and high quality products available for sale to our customers at competitive price points and sustainable margins for our business.

Marketing

We believe marketing is a critical element in creating brand awareness and an emotional connection, as well as driving new customer acquisition and retention. Each brand has its own in-house marketing department, which creates and produces marketing initiatives specific to each marketing channel and based on the specific purpose, such as acquisition, retention or brand building. We also have an in-house marketing team at the DBG portfolio level, which reviews these brand initiatives, develops and helps initiate cross merchandising strategies, manages the data analytics and negotiates contracts using all our brands to lower the cost.

Our goal at the brand and the portfolio level is to increase brand awareness and reach, customer engagement, increase new customer conversion and repurchase rates and average order size. We utilize a multi-pronged marketing strategy to connect with our customers and drive traffic to our online platform, comprised of the following:

Customer Acquisition Marketing

Paid Social Media Marketing: This is our primary customer acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing. We believe our core customers rely on the opinions of their peers, often expressed through social media. Social media platforms are viral marketing platforms that allow our brands to communicate directly with our customers while also allowing customers to interact with us and provide feedback on our products and service. We make regular posts highlighting new products, brand stories, and other topics and images we deem “on brand”. By being a verified brand, our followers can shop products directly from our posts. We are also able to link to products in the stories feature.

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Affiliate Marketing: With select online publications and influencers, we’ve sought to establish [cost/commission] per action (“CPA”) or revenue sharing agreements. We believe these agreements are effective in incentivizing influencers or media to push our product and allowing us to only pay partners based on performance.

Email Marketing: We utilize email marketing to build awareness and drive repeat purchases. We believe this can be the most personalized customer communication channel for our brands, and therefore should continue to be one of our highest performing channels. We use an email service provider that enables us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. We maintain a database through which we track and utilize key metrics such as customer acquisition cost, lifetime value per customer, cost per impression and cost per click.

Retargeting: We engage the services of certain retargeting engines that allow us to dynamically target our visitors on third-party websites via banner/content ads.

Content Marketing: We use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on internet search engines. This is done by optimizing our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Print Advertising: We also intend to utilize print advertisements in magazines or billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Video / Blog Content: We plan to offer videos and blog posts as a way to engage and educate the customer on our brands, how to wear different looks and styles, and create confidence and trust between our brands and customers. Videos and blog posts will include interviews with our designers, a behind-the- scenes look at how products are made, features of other artists or creatives, and photo shoots.

Retail Stores: We have successfully tested retail “pop ups” in the past. These “pop ups” have resulted in higher average order value, significantly lower customer returns (even when the retail customer orders online at a later date), and higher repurchase rate and annual spend. We view these retail locations as a marketing strategy, similar to allocating funds towards digital/online marketing. We expect our pop ups to generate a small to break even profit, which is more than offset by any potential marketing costs to acquire those customers in another marketing channel.

As we grow the entire DBG portfolio, we will test “pop up” locations for specific brands, and also develop a multi-line pop up that incorporates our other brands into the “pop-up”. We will determine whether a “pop up” or wholesale specialty boutique is the better option for each market and brand.

Instagram and Influencer Marketing

Instagram and influencer marketing is one of our largest initiatives. On a weekly basis, we reach out to and receive requests from tastemakers in fashion, lifestyle, and photography. We have developed a certain set of criteria for working with influencers (for example, engagement level, aesthetic, audience demographic) that have enabled us to garner impactful impressions. Our focus is not on the size of an account, but on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations are compensated solely through product gifts, we also offer an affiliate commission of up to 20% through the influencer platform reward Style, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shopable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology).

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Public Relations

To generate ongoing organic and word-of-mouth awareness, we intend to work with print and online media outlets to announce new products and develop timely news stories. We are in contact with leading fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We may utilize outside agencies from time to time. We visit the major fashion, tech, and news outlets in New York City on a quarterly basis to keep them up to date on our latest launches and any relevant company developments. We also plan to host local Los Angeles press at our office space.

Celebrity gifting

We approach celebrity gifting in a strategic, discerning manner. We have longstanding, personal relationships with the industry’s top stylists; we do not send clothing blindly or unsolicited. We have successfully placed clothing (and as a result, fashion press) on a number of well-known A-list celebrities.

Loyalty Program

We plan to develop and launch a company-wide loyalty program, which would include all our brands. Our customer loyalty program will be designed to engage and reward our customers in a direct and targeted manner, and to cross merchandise our portfolio brands to our customers. Customers will earn reward points that can be used to purchase products. We will also use loyalty point multipliers to create customer purchases, especially, which is a strategy beauty retailer have effectively used.

Competition

Our business depends on our ability to create consumer demand for our brands and products. We believe we are well-positioned to compete in the apparel, leather products and accessories segments by developing high quality, well designed products at competitive prices that are often below our competitors’ pricing. We focus on designing products that we hope exceed consumer expectations, which should result in retention and repurchases. We will invest in cross merchandising brands to customers through customized customer communications and personalized styles and looks utilizing products across all our portfolio brands, which we believe creates a competitive advantage for our brands versus single brands. As noted above, each of our brands has different competitors depending on product, quality and price point.

Government Regulation

Our business is subject to a number of domestic and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws and regulations, which address, among other things, the privacy and security of consumer information, sending of commercial email, and unfair and deceptive trade practices.

Under applicable federal and state laws and regulations addressing privacy and data security, we must provide notice to consumers of our policies with respect to the collection and use of personal information, and our sharing of personal information with third parties, and notice of any changes to our data handling practices. In some instances, we may be obligated to give customers the right to prevent sharing of their personal information with third parties. Under applicable federal and state laws, we also are required to adhere to a number of requirements when sending commercial email to consumers, including identifying advertising and promotional emails as such, ensuring that subject lines are not deceptive, giving consumers an opportunity to opt-out of further communications and clearly disclosing our name and physical address in each commercial email. Regulation of privacy and data security matters is an evolving area, with new laws and regulations enacted frequently. For example, California recently enacted legislation that, among other things, will require new disclosures to California consumers, and afford such consumers new abilities to opt out of certain sales of personal information. In addition, under applicable federal and state unfair competition laws, including the California Consumer Legal Remedies Act, and U.S. Federal Trade Commission, or FTC, regulations, we must, and our network of influencers may be required to, accurately identify product offerings, not make misleading claims on our websites or in advertising, and use qualifying disclosures where and when appropriate. The growth and demand for eCommerce could result in more stringent domestic and foreign consumer protection laws that impose additional compliance burdens on companies that transact substantial business on the Internet.

Our international business is subject to additional laws and regulations, including restrictions on imports from, exports to, and services provided to persons located in certain countries and territories, as well as foreign laws and regulations addressing topics such as advertising and marketing practices, customs duties and taxes, privacy, data protection, information security and consumer rights, any of which might apply by virtue of our operations in foreign countries and territories or our contacts with consumers in such foreign countries and territories. Many foreign jurisdictions have laws, regulations, or other requirements relating to privacy, data protection, and consumer protection, and countries and territories are adopting new legislation or other obligations with increasing frequency.

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In many jurisdictions, there is great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and eCommerce. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and eCommerce could result in significant additional obligations on our business or may necessitate changes to our business practices. These obligations or required changes could have an adverse effect on our cash flows and results of operations. Further, any actual or alleged failure to comply with any of these laws or regulations by us, our vendors or our network of influencers could hurt our reputation, brand and business, force us to incur significant expenses in defending against proceedings or investigations, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties.

Employees

As of January 24, 2025, we had 52 employees, all of whom were full-time employees. None of our employees is currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relationship with our employees is strong.

We believe that a diverse workforce is important to our success. We will continue to focus on the hiring, retention and advancement of women and underrepresented populations, and to cultivate an inclusive and diverse corporate culture. In the future, we intend to continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also provide robust compensation and benefits programs to help meet the needs of our employees.

Available Information

Our Internet address is https://www.digitalbrandsgroup.co. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this Registration Statement on Form S-1. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, proxy and information statements and amendments to those reports filed or furnished pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act are available on the SEC’s website http://www.sec.gov. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, director nominees, executive officers and key personnel:

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors as of January 24, 2024.

Name	Age	Position
Executive Officers and Directors
John Hilburn Davis IV	51	President and Chief Executive Officer
Reid Yeoman	41	Chief Financial Officer
Mark T. Lynn	39	Director
Trevor Pettennude	56	Director
Jameeka Aaron	43	Director
Huong “Lucy” Doan	54	Director

Board Composition

Our board of directors may establish the authorized number of directors from time to time by resolution.

No current or pending member of our board of directors or Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive Officers

John Hilburn Davis IV, “Hil”, has served as our President and Chief Executive Officer since March 2019 and a Director since November 2020. He joined DSLTD to overhaul its supply chain in March 2018. Prior to that, Mr. Davis founded two companies, BeautyKind and J.Hilburn. He founded and was CEO of BeautyKind from October 2013 to January 2018. He also founded and was CEO of J.Hilburn from January 2007 to September 2013, growing it from $0 to $55 million in revenues in six years. From 1998 to 2006 Mr. Davis worked as an equity research analyst covering consumer luxury publicly traded companies at Thomas Weisel Partners, SunTrust Robinson Humphrey and Citadel Investment Group. He graduated from Rhodes College in 1995 with a BA in Sociology and Anthropology. On December 16, 2021, Mr. Davis filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court.

Reid Yeoman has served as our Chief Financial Officer since October 2019. Mr. Yeoman is a finance professional with a core Financial Planning & Analysis background at major multi-national Fortune 500 companies — including Nike & Qualcomm. He has a proven track record of driving growth and expanding profitability with retail. From November 2017 to September 2019, Mr. Yeoman served as CFO/ COO at Hurley — a standalone global brand within the Nike portfolio — where he managed the full profit and loss/Balance Sheet, reporting directly to Nike and oversaw the brand’s logistics and operations. He is a native Californian and graduated with an MBA from UCLA’s Anderson School of Management in 2013 and a BA from UC Santa Barbara in 2004.

Nonemployee Board Members

Mark T. Lynn has been a director of our company since inception and served as our Co-Chief Executive Officer from September 2013 to October 2018. Prior to joining us, until September 2011 he was Co-Founder of WINC, a direct-to-consumer e-commerce company which was then the fastest growing winery in the world, backed by Bessemer Venture Partners. Prior to WINC, Mr. Lynn co-founded a digital payments company that was sold in 2011. He holds a digital marketing certificate from Harvard Business School’s Executive Education Program.

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Trevor Pettennude is a seasoned financial services executive. In 2013, Mr. Pettennude became the CEO of 360 Mortgage Group, where he oversees a team of 70 people generating over $1 billion of annual loan volume. He is also the founder and principal of Banctek Solutions, a global merchant service company which was launched in 2009 and which processes over $300 million of volume annually.

Jameeka Green Aaron became a director of our company in May 2021. Ms. Aaron is the Chief Information Security Officer at Auth0. Ms. Aaron is responsible for the holistic security and compliance of Auth0’s platform, products, and corporate environment. Auth0 provides a platform to authenticate, authorize, and secure access for applications, devices, and users. Prior to her current role Ms. Aaron was the Chief Information Officer Westcoast Operations at United Legwear and Apparel. Her 20+ years of experience include serving as the Director of North American Technology and Director of Secure Code and Identity and Access Management at Nike, and as Chief of Staff to the CIO of Lockheed Martin Space Systems Company. Ms. Aaron is also a 9-year veteran of the United States Navy. Ms. Aaron’s dedication to service has extended beyond her military career. She is committed to advancing women and people of color in Science, Technology, Engineering, and Mathematics (STEM) fields she is an alumni of the U.S. State Department’s TechWomen program and the National Urban League of Young Professionals. Ms. Aaron currently sits on the board of the California Women Veterans Leadership Council, is an advisor for U.C. Riverside Design Thinking Program, and is a member of Alpha Kappa Alpha Sorority, Inc. Born in Stockton, California, Ms. Aaron holds a bachelor’s degree in Information Technology from the University of Massachusetts, Lowell. Ms. Aaron’s extensive corporate and leadership experience qualifies her to serve on our board of directors.

Huong “Lucy” Doan is a seasoned finance and strategy executive who brings expertise working with some of the world’s best-known brands. Since 2018, Ms. Doan serves as advisor to CEOs and founders of high-growth DTC, ecommerce and retail brands, in apparel and consumer products. In this capacity, she provides strategic guidance to successfully scale businesses while driving profitability, with focus on operational excellence and capital resource planning. In 2019, she became a board member of Grunt Style, a patriotic apparel brand. Prior, Ms. Doan spent 20 years in senior executive roles at Guitar Center, Herbalife International, Drapers & Damons, and Fox Television, where she built high performance teams to drive execution of business plans and growth strategies.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist our company and the board of directors. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act and SEC rules and regulations, if applicable. Each committee’s charter is available on our website at www.digitalbrandsgroup.co. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.

Audit committee

Trevor Pettennude, Jameeka Green Aaron and Huong Doan serve on the audit committee, which is chaired by Huong Doan. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and NasdaqCM, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of directors has designated Huong Doan as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation committee

Trevor Pettennude, Jameeka Green Aaron and Huong Doan serve on the compensation committee, which is chaired by Jameeka Green Aaron. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable NasdaqCM rules. The compensation committee’s responsibilities include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NasdaqCM rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

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Nominating and corporate governance committee

Trevor Pettennude, Jameeka Green Aaron and Huong Doan serve on the nominating and corporate governance committee, which is chaired by Huong Doan. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable NasdaqCM rules. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors’ criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

On December 16, 2021, Mr. Davis filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court. Except for Mr. Davis, none of our directors and officers has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Code of Conduct

The Company’s Code of Conduct applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct is available on its website at www.digitalbrandsgroup.co. Information contained on or accessible through such website is not a part of this Registration Statement, and the inclusion of the website address in this Registration Statement on Form S-1 is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2024 and 2023. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

	Fiscal				Option	Stock
Name and Principal Position	Year	Salary		Bonus	Awards	Awards	Total
John “Hil” Davis	2024	$249,000	(1)	$—	$—	$—	$249,000
President and Chief Executive Officer	2023	$249,000		$—	$—	$—	$249,000
Reid Yeoman	2024	$250,000	(2)	$—	$—	$—	$250,000
Chief Financial Officer	2023	$250,000	(2)	$—	$—	$—	$250,000

(1) This amount represents the amount of salary Mr. Davis was entitled to receive under his agreement with the Company. $34,483.85 of such amount has been paid to Mr. Davis.

(2) This amount represents the amount of salary Mr. Yeoman was entitled to receive under his agreement with the Company. Such amount has not yet been paid to Mr. Yeoman.

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2024. Unless the context clearly indicates otherwise, the number of shares of common stock referred to in this “Executive Compensation” section gives effect to the one-for-100 reverse stock split of its issued and outstanding shares of common stock that we effectuated on November 3, 2022, one-for-25 reverse stock split of its issued and outstanding shares of common stock that we effectuated on August 22, 2023, one-for-50 reverse stock split of its issued and outstanding shares of common stock that we effectuated on December 12, 2024, and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock.

Option Awards						Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number	Payout
			Equity					of	Value
			Incentive				Market	Unearned	of
			Plan			Number of	Value of	Shares,	Unearned
			Awards:			Shares or	Shares	Units or	Shares,
	Number of	Number of	Number of			Units of	or	Other	Units or
	Securities	Securities	Securities			Stock	Units of	Rights	Other
	Underlying	Underlying	Underlying	Option		That Have	Stock That	That	Rights
	Unexercised	Unexercised	Unexercised	Exercise	Option	Not	Have	Have	That Have
	Options(#)	Options(#)	Unearned	Price	Expiration	Vested	Not	Not	Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	Vested	Vested	Vested
John “Hil” Davis	17	15	2	$518,750	May-31	—	—	—	—
Reid Yeoman	1	1	1	$518,750	May-31	—	—	—	—

Employment Agreements

In December 2020, we entered into an offer letter with Mr. Davis, our Chief Executive Officer and a member of our board. The offer letter provides for an annual base salary of $350,000 effective October 1, 2020, and for Mr. Davis to be appointed to our board effective November 30, 2020. Effective January 1, 2021, Mr. Davis is also eligible to receive an annual bonus with a target of 175%, and with a range from 0% to a maximum of 225%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives. In the event of a termination of his employment after June 30, 2021, Mr. Davis is eligible for severance benefits as may be approved by the Board. Mr. Davis is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non-disparagement covenant and a non-solicitation of employees covenant. Mr. Davis’ offer letter also provided for an option grant exercisable for up to 17 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Davis is an at- will employee and does not have a fixed employment term.

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In December 2020, we entered into an offer letter with Mr. Yeoman, our Chief Financial Officer. The offer letter provides for an annual base salary of $250,000 effective upon the closing of the IPO. Effective January 1, 2021, Mr. Yeoman is also eligible to receive an annual bonus with a target of 50%, and with a range from 0% to a maximum of 75%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives.

In the event of a termination of his employment after June 30, 2021, Mr. Yeoman is eligible for severance benefits as may be approved by the Board. Mr. Yeoman is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non- disparagement covenant and a non-solicitation of employees covenant. Mr. Yeoman’s offer letter also provided for an option grant 2,560 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Yeoman is an at-will employee and does not have a fixed employment term.

Compensation of Directors

No obligations with respect to compensation for non-employee directors have been accrued or paid for any periods presented.

Going forward, our board of directors believes that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of our company. Our board of directors also believes that any compensation package for our non-employee directors should be equity-based to align the interests of these directors with our stockholders. On the effective date of the previous offerings, each of our director nominees was granted options to purchase 400 shares of common stock at a per share exercise price equal to the price of the shares of common stock per the offering. The options will vest over a one year period of time. We may in the future grant additional options to our non-employee directors although there are no current plans to do so. We do not currently intend to provide any cash compensation to our non- employee directors.

Directors who are also our employees will not receive any additional compensation for their service on our board of directors.

2020 Incentive Stock Plan

We have adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 26 shares of our common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, and consultants of the company and its subsidiaries. To date, 22 grants (as adjusted for the Reverse Stock Split) have been made under the 2020 Plan and 5 shares remain eligible for issuance under the Plan.

The 2020 Plan is currently administered by the Compensation Committee of the Board as the Plan administrator. The 2020 Plan administrator has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date.

Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

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Stock Options

The 2020 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2020 Plan administrator. The exercise price for stock options will be determined by the 2020 Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2020 Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the 2020 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the 2020 Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights

The 2020 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the 2020 Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.

Restricted Shares and Restricted Units

The 2020 Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2020 Plan administrator also may award to a participant Units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted Units”). The terms and conditions of restricted share and restricted Unit awards are determined by the 2020 Plan administrator.

Performance Awards

The 2020 Plan administrator may grant performance awards to participants under such terms and conditions as the 2020 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the 2020 Plan administrator.

Other Stock-Based Awards

The 2020 Plan administrator may grant equity-based or equity-related awards, referred to as “other stock- based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2020 Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the 2020 Plan administrator.

Cash-Based Awards

The 2020 Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees. The terms and conditions of each cash-based award will be determined by the 2020 Plan administrator.

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2013 Stock Plan

Eligibility and Administration

Our employees, outside directors and consultants are eligible to receive nonstatutory options or the direct award or sale of shares under our 2013 Stock Plan, while only our employees are eligible to receive grants of ISOs under our 2013 Stock Plan. A person who owns more than 10% of the total combined voting power of all classes of our outstanding stock, of the outstanding common stock of our parent or subsidiary, is not eligible for the grant of an ISO unless the exercise prices is at least 110% of the fair market value of a share on the grant date and such ISO is not exercisable after five years from the grant date. The 2013 Stock Plan may be administered by a committee of the board of directors, and if no committee is appointed, then the board of directors. The board of directors has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Stock Plan, subject to its express terms and conditions.

Shares Available and Termination

In the event that shares previously issued under the 2013 Stock Plan are reacquired, such shares will be added to the available shares for issuance under the 2013 Stock Plan. In the event that shares that would have otherwise been issuable under the 2013 Stock Plan were withheld in payment of the purchase price, exercise price, or withholding taxes, such shares will remain available for issuance under the 2013 Stock Plan. In the event that an outstanding option or other right is cancelled or expired, the shares allocable to the unexcised portion of the option or other right will be added to the number of shares available under the 2013 Stock Plan.

The 2013 Stock Plan will terminate automatically 10 years after the later of (i) the date when the board of directors adopted the 2013 Stock Plan or (ii) the date when the board of directors approved the most recent increase in the number of shares reserved under the 2013 Stock Plan that was also approved by our stockholders.

Awards

The 2013 Stock Plan provides for the grant of shares of common stock and options, including ISO intended to qualify under Code Section 422 and nonstatutory options which are not intended to qualify. All awards under the 2013 Stock plan will be det forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth information regarding the projected beneficial ownership of our common stock as of February 13, 2025 by the following individuals or groups:

●	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

●	each of our executive officers;

●	each of our directors and director nominees; and

●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock held by them.

Shares of common stock issuable pursuant to a stock option, warrant or convertible note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option, warrant or convertible note but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

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The applicable percentage ownership in the following table is based on 838,584 shares of our common stock outstanding as of February 13, 2025. After giving effect to the exercise of the Pre-Funded Warrants and excludes as of such date:

Unless otherwise indicated, the address for each officer, director and director nominee in the following table is c/o Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701.

	Number of
	Shares	Percentage of
	Beneficially	Shares
Name of Beneficial Owner	Owned	Outstanding
Executive Officers and Directors
John “Hil” Davis(1)	18	*
Reid Yeoman(2)	1	*
Mark Lynn(3)	3	*
Trevor Pettenude(4)	1	*
Jameeka Aaron	0	*
Huong “Lucy” Doan	0	*
All executive officers, directors and director nominees as a group (6 persons) (5)	23	*

*	Less than one percent.

(1)	Represents options exercisable at $518,750 per share.

(2)	Represents options to acquire up to 1 share of common stock, exercisable at $518,750 per share.

(3)	Includes options to acquire up to 3 shares of common stock exercisable between $195,000 and $410,000 per share.

(4)	Includes options to acquire up to 1 share of common stock exercisable at $195,000.

(5)	Includes options to acquire up to 23 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of December 31, 2024 and 2023, the Company made net repayments for amounts due to related parties totaling $0 and $130,205, respectively. As of December 31, 2024 and December 31, 2023, amounts due to related parties were $400,012 and $400,012, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of December 31, 2024 and 2023, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568, respectively, and accrued salary and expense reimbursements of $0 and $87,221, respectively, to current officers.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of December 31, 2024 and 2023, the amounts $175,000 and $175,000, respectively, were outstanding.

Policies and Procedures for Related Person Transactions

Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Trevor Pettennude, Jameeka Aaron, and Huong “Lucy” Doan, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non- employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

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DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our charter and our bylaws as currently in effect. Copies of our amended and restated certificate of incorporation, as amended (the “charter”), and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, of which 838,584 shares are issued and outstanding as of February 13, 2025 and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,300 shares of Series A Convertible Preferred Stock, and 1,643 shares of Series C Convertible Preferred Stock are issued and outstanding. The following description of our capital stock is only a summary and is subject to and qualified in its entirety by our Sixth Amended and Restated Certificate of Incorporation, as further amended by certificates of amendment dated October 13, 2022, October 21, 2022 (but effected on November 3, 2022), May 30, 2023, June 21, 2023, August 21, 2023 (but effected on August 22, 2023), and December 12, 2024, and Amended and Restated Bylaws, as further amended by amendments Nos. 1 and 2, and by the applicable provisions of Delaware law.

Common stock

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock which may be issued in the future, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Fully paid and nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

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Quotation

Our Common Stock trades on The OTC Pink Marketplace under the symbol “DBGI”. On February 14, 2025, the last reported sale price of our Common Stock was $3.30 per share.

Issuance of Preferred Stock by our Board

General

The board of directors is authorized, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

●	impairing dividend rights of the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; and

●	delaying or preventing a change in control of us without further action by the stockholders.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock. On October 4, 2022, the Company filed the Correction with the Secretary of State for the State of Delaware to correct the terms of the voting rights under the Series A Preferred Stock. The following is a summary of the principal terms of the Series A Preferred Stock.

Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

Voting Rights

The Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation) of the shares of the Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

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Ranking and Liquidation

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series A Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series A Preferred Stock is the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on September 29, 2022 (the “Conversion Price”), subject to adjustment as described in the Certificate of Designation, including for stock dividends and stock splits such as the one-for-one hundred (1-for-100) reverse stock split (the “November Reverse Stock Split”) of our common stock which became effective as of the close of business on November 3, 2022, the one-for-twenty-five (1-for-25) reverse stock split (the “August Reverse Stock Split”) of our common stock which became effective as of the close of business on August 22, 2023, and the December 2024 Split.

Certain Adjustments

If the Company, at any time while the Series A Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Conversion Price of the Series A Preferred Stock adjusts (in the case of a stock split), and the Holder can acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

Redemption

The Company has the option to redeem any or all of the then outstanding Series A Preferred Stock at 112% of the then Stated Value any time after September 29, 2022 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series A Preferred Stock.

Trading Market

The Holders can liquidate or convert the Series A Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series A Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series A Preferred Stock on any securities exchange or other nationally recognized trading system.

Series C Convertible Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

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Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

Voting Rights

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL).

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Series C Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable. Series C Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

Ranking and Liquidation

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series C Preferred Stock is $17.925, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

Certain Adjustments

If the Company, at any time while the Series C Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Holder can adjust the Conversion Price of the Series C Preferred Stock, acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

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Redemption

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

Trading Market

The Series C Holders can liquidate or convert the Series C Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series C Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system.

Options

As of February 13, 2025, there were 30 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $452,500 per share.

Warrants

As of February 13, 2025, there were 56,862 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $547, which includes 20,555 Series A-1 Warrants and 20,555 Series B-1 Warrants at an exercise price of $144 per share which expire on November 7, 2029 and August 7, 2025 respectively, as well as 2,068,965 shares of common stock issuable upon the exercise of outstanding pre-funded warrants at an exercise price of $0.01 as of February 13, 2025 (collectively the “Outstanding Warrants”).

Description of Securities We are Offering

Units

We are offering 11,365,340 Units (the “Units”), each Unit consisting of (i) one share of common stock and (ii) two Warrants to purchase one share of common stock each. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering as part of the Units will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock that are being offered are described under the section “Description of Securities – Common Stock” in this prospectus.

Warrants

The following is a summary of certain terms and provisions of the Warrants forming part of the Units that are being offered and is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrants for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant offered hereby will have an exercise price equal to $0.66. The Warrants will be immediately exercisable and may be exercised until the one-year anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued separately from the common stock or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form.

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Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including (i) any merger or consolidation with or into another entity if, after giving effect to such transaction, any shareholder (or group of shareholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (ii) sale of all or substantially all of our assets, (iii) tender offer or exchange offer and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity of the Company, (iv) reclassification of our common stock if, after giving effect to such transaction, any shareholder (or group of shareholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (v) one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of common stock or more than fifty percent (50%) of the voting power of the common equity of the Company, then upon any subsequent exercise of the Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrants that are being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Warrants.

Waivers and Amendments

No term of the Warrants may be amended or waived without the written consent of the holder.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants forming part of the Units being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

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Duration and Exercise Price

Each Pre-Funded Warrant forming part of the Units offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The Pre-Funded Warrants will be issued in certificated form.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) any merger or consolidation with or into another entity if, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (ii) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of common stock of the Company, then upon any subsequent exercise of the Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrants are exercisable immediately prior to such event.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on the OTC Pink Marketplace.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale warrants to purchase 568,267 shares of our common stock (5% of the aggregate number of shares of common stock and pre-funded warrants forming part of the Units being offered to investors in this offering) to be issued to the Placement Agent or its designee. The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six (6) months from the date of commencement of sales in the offering and expiring five (5) years from the commencement of sales in the offering, at an exercise price of $0.759 (115% of the public offering price of the Units). The Placement Agent Warrants issued in this offering will otherwise have substantially the same terms as the Warrants. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Exclusive Forum Provision

Section 5 of the Warrants and Pre-Funded Warrant (each forming part of the Units) provides that “[e]ach party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the courts of the State of New York and of the United States of America, in each case sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.”

However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and you will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

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Therefore, this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

The exclusive forum provision in the Warrants and Pre-Funded Warrant will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ Warrants have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in the Warrants and Pre-Funded Warrant to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Fee Shifting Provision

The Warrants and Pre-Funded Warrants provide that “[i]f either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit, or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.”

NOTWITHSTANDING, THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, WARRANTS, AND PRE-FUNDED WARRANTS WOULD NOT APPLY TO “INTERNAL CORPORATE CLAIMS” AS DEFINED IN SECTION 109(B) OF THE DELAWARE GENERAL CORPORATION LAW.

The phrase “attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 5 of Warrants and Pre-Funded Warrants, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 5 of the Warrants and Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 5 of the Warrants and Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in Section 5 of the Warrants and Pre-Funded Warrants, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 5 of the Warrants and Pre-Funded Warrants could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN SECTION 5 OF THE WARRANTS AND PRE-FUNDED WARRANTS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, WARRANTS, AND PRE-FUNDED WARRANTS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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Anti-Takeover Effects of Certain Provisions of Our Bylaws

Certain provisions of Delaware law and our sixth amended and restated certificate of incorporation and bylaws could make the following more difficult:

●	the acquisition of us by means of a tender offer;

●	acquisition of control of us by means of a proxy contest or otherwise; and

●	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business acquisition” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business acquisition” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business acquisition” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Stockholder Meetings. Under our bylaws, only the board of directors, the chairman of the board, the chief executive officer and the president, and stockholders holding an aggregate of 25% of our shares of our common stock may call special meetings of stockholders.

No Cumulative Voting. Our sixth amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Action by Written Consent of Stockholders Prohibited. Our sixth amended and restated certificate of incorporation does not allow stockholders to act by written consent in lieu of a meeting, unless approved in advance by our board of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors without stockholder approval to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Amendment of Provisions in the Sixth Amended and Restated Certificate of Incorporation. The Sixth amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least 662∕3% of the outstanding voting stock in order to amend any provisions of the sixth amended and restated certificate of incorporation concerning, among other things:

●	the required vote to amend certain provisions of the sixth amended and restated certificate of incorporation;

●	the reservation of the board of director’s right to amend the amended and restated bylaws, with all rights granted to stockholders being subject to this reservation;

●	management of the business by the board of directors;

●	number of directors and structure of the board of directors;

●	removal and appointment of directors;

●	director nominations by stockholders;

●	prohibition of action by written consent of stockholders;

●	personal liability of directors to us and our stockholders; and

●	indemnification of our directors, officers, employees and agents.

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Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (1) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 2 by the Stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification. Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”) and corporate bylaws (our “Bylaws”) contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

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As permitted by the DGCL, the Company’s sixth amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII. We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl., Woodmere, NY 11598. The transfer agent’s telephone is (212) 828-8436.

We have agreed to indemnify VStock Transfer, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK, WARRANTS, PRE-FUNDED WARRANTS, AND PLACEMENT AGENT WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Units, consisting of our Common Stock or Pre-Funded Warrants and Warrants acquired in this offering. The Warrants, the Pre-Funded Warrants, and the Placement Agent Warrants are collectively referred to in this section as the “Warrants.” This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Common Stock, or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our Common Stock or Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax, the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	financial institutions;

●	brokers or dealers in securities;

●	tax-exempt organizations;

●	pension plans;

●	regulated investment companies;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

●	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Common Stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock, Warrants, and Pre-Funded Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Common Stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

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Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule is effective for taxable years beginning after December 31, 2017. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Allocation of Purchase Price of the Unit

For U.S. federal income tax purposes, each unit will be treated as an “investment unit” consisting of one share of Common Stock and two warrants to acquire one share of our Common Stock each. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each Unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock and the Warrants included in each Unit. The separation of the share of Common Stock and the Warrants included in each Unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a Unit.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. Holder held the Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into our Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Common Stock after the issuance of the Warrants, then we may make a corresponding distribution to a Warrant holder. The taxation of a distribution received with respect to a Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants and any distributions with respect to the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Common Stock as described below under the section titled “ – Disposition of Our Common Stock or Warrants.”

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Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our Common Stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Common Stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Common Stock and Warrants and to the proceeds of a sale or other disposition of Common Stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable To Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Warrants. The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “ – U.S. Holders – Certain Adjustments to and Distributions on Warrants,” an adjustment to the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of distributions on the Warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “ – U.S. Holders – Distributions”.

Any distribution (including constructive distributions) on our Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

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We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our Common Stock or Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	our Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock or Warrants, if shorter), a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation”.

See the sections titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Common Stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our Common Stock, Warrants, and Pre-Funded Warrants.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Common Stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Common Stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our Common Stock. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We engaged RBW Capital Partners LLC acting through Dawson James Securities, Inc. to act as our exclusive Placement Agent to solicit offers to purchase the Securities offered by this prospectus on a reasonable best-efforts basis. Subject to the terms and conditions of the placement agency agreement dated February 13, 2025. The Placement Agent is not purchasing or selling any of the Securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered hereby. Therefore, we may not sell the entire amount of Securities offered pursuant to this prospectus. The Placement Agent may engage one or more sub-placement agents or selected dealers to assist with the offering. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our Securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 90 days following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions. The Placement Agent may engage one or more sub-agents or selected dealers in connection with the offering.

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The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 30 days.

We will deliver the Securities being issued to the investors upon receipt of such investor’s funds for the purchase of the Securities offered pursuant to this prospectus. We will deliver the Securities being offered pursuant to this prospectus upon closing. We expect this offering to be completed not later than one (1) business day following the commencement of this offering. We will deliver all Securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. We expect to deliver the Securities being offered pursuant to this prospectus on or about February 18, 2025.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

The following table shows the public offering price per Unit consisting of common stock and Warrants, and per Unit consisting of Pre-Funded Warrant and Warrants, placement agent fees payable by us, and proceeds before expenses to us:

	Per Unit consisting of common stock and Warrant(2)	Per Unit consisting of pre-funded warrant and Warrant(2)	Total
Public offering price	$0.66	$0.6599	$7,500,000
Placement agent fees (1)	$(0.0528)	$(0.052792)	$600,000
Proceeds before expenses to us	$0.6072	$(0.607108)	$6,900,00

(1)	We have agreed to pay the placement agent a total cash fee equal to 8% of the aggregate gross proceeds raised in the offering (which amount shall not include any additional proceeds the Company may receive from the exercise of the Warrants, or the Pre-Funded Warrants, issued in this offering, and which amount shall in no event exceed $640,000). Additionally, we have also agreed to reimburse the Placement Agent for fees and expenses of legal counsel and other out-of-pocket expenses up to $150,000.

(2)	Does not include proceeds from the exercise of the Warrants or Pre-Funded Warrants in cash, if any.

After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6,607,086.17.

97

Placement Agent Warrants

In addition, we have agreed to issue the Placement Agent or its designees warrants to purchase 568,267 shares of our common stock (5% of the shares of common stock and Pre-Funded Warrants within the Units sold in this offering). The placement agent warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six (6) months from the date of commencement of sales in the offering, and expiring five (5) years from the commencement of sales in the offering, at an exercise price of $0.759 (115% of the public offering price of the Units). During the aforementioned six (6) month period the placement agent warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the placement agent warrant pursuant to FINRA Rule 5110(e)(1)(A). The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

In the event that any investors that had back and forth correspondence with the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within twelve (12) months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Determination of Offering Price

The public offering price per Unit that we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Provisions

We have agreed with the placement agent to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock, subject to certain customary exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 30 days following the closing date of this offering, subject to certain exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up provisions.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC

OTC Markets Quotation

Our Common Stock trade on the OTC Pink Marketplace under the symbol “DBGI”. On February 14, 2025, the last reported sale price of our Common Stock was $3.30 per share. We do not intend to list the Pre-Funded Warrants or Warrants on any securities exchange or other trading market.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

98

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus or in our SEC filings, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. The placement agent is being represented by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements for the year ended December 31, 2022 and 2023, appearing in this Registration Statement, have been audited by dbbmckennon (with respect to the year ended December 31, 2022) and Macias, Gini and O’Connell LLP (with respect to the year ended December 31, 2023), respectively, independent registered public accounting firms, as set forth in their report herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at http://www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at ir.digitalbrandsgroup.co. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2024 (UNAUDITED), AND DECEMBER 31, 2023	F-40
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023	F-41
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023	F-42
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-44

F-1

Report of Independent Registered Public Accounting Firm

(PCAOB ID 324)

To the Board of Directors and Shareholders of Digital Brands Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Digital Brands Group, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2023, and the related consolidated notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring net losses since inception, negative cash flow from operations and lack of liquidity raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

We have served as the Company’s auditor since 2023.

Irvine, California

April 15, 2024

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Digital Brands Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Digital Brands Group, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2022, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Correction of Error

As described in Note 1 to the consolidated financial statements, the Company corrected its consolidated statement of operations for the year ended December 31, 2022 to properly reflect discontinued operations.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s net losses from inception, negative cash flow from operations, and lack of liquidity raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ dbbmckennon (Firm No. 3501)

Newport Beach, California

April 17, 2023, except for the effects of the reverse stock split and discontinued operations as described in Note 1 for which the date is August 24, 2023, and the effects of the reverse stock split as described in Note 1 for which the date is December 12, 2024.

We served as the Company’s auditor from 2018 to 2023.

F-3

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$20,773	$1,275,616
Accounts receivable, net of allowance for credit losses of $41,854 and $19,394, respectively	74,833	583,368
Due from factor, net	337,811	839,400
Inventory	4,849,600	5,122,564
Prepaid expenses and other current assets	276,670	766,901
Assets per discontinued operations, current	—	241,544
Total current assets	5,559,687	8,829,393
Property, equipment and software, net	55,509	104,512
Goodwill	8,973,501	8,973,501
Intangible assets, net	9,982,217	12,906,238
Deposits	75,431	193,926
Right of use asset	689,688	102,349
Assets per discontinued operations	—	2,628,136
Total assets	$25,336,033	$33,738,055

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,538,902	$8,016,173
Accrued expenses and other liabilities	4,758,492	3,936,920
Due to related parties	400,012	555,217
Contingent consideration liability	—	12,098,475
Convertible note payable, net	100,000	2,721,800
Accrued interest payable	1,996,753	1,561,795
Loan payable, current	2,325,842	1,829,629
Promissory note payable, net	4,884,592	9,000,000
Operating lease liability	1,210,814	102,349
Liabilities per discontinued operations, current	—	1,071,433
Total current liabilities	23,215,407	40,893,791
Loan payable	150,000	150,000
Deferred tax liability	368,034	—
Liabilities per discontinued operations	—	147,438
Total liabilities	23,733,441	41,191,229

Commitments and contingencies

Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both December 31, 2023 and 2022, respectively	—	—
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both December 31, 2023 and 2022, respectively	1	1
Series C convertible preferred stock, $0.0001 par, 4,786 and 0 shares outstanding as of December 31, 2023 and 2022, respectively	1	—
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 22,287 and 3,575 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2	0
Additional paid-in capital	115,597,037	96,294,141
Accumulated deficit	(113,994,449)	(103,747,316)
Total stockholders’ equity (deficit)	1,602,592	(7,453,174)
Total liabilities and stockholders’ equity (deficit)	$25,336,033	$33,738,055

See the accompanying notes to the consolidated financial statements.

F-4

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022
		As Restated
Net revenues	$14,916,422	$10,333,558
Cost of net revenues	8,372,642	6,789,314
Gross profit	6,543,780	3,544,244
Operating expenses:
General and administrative	14,299,389	14,067,681
Sales and marketing	4,035,835	4,018,985
Distribution	1,002,343	611,569
Impairment	—	5,503,095
Change in fair value of contingent consideration	(10,698,475)	564,303
Total operating expenses	8,639,092	24,765,633
Loss from operations	(2,095,312)	(21,221,389)
Other (expense) income:
Interest expense	(5,517,118)	(8,961,410)
Other non-operating (expenses) income	(704,166)	3,068,080
Total other expense, net	(6,221,284)	(5,893,330)
Income tax benefit (provision)	(368,034)	—
Net loss from continuing operations	(8,684,630)	(27,114,719)
(Loss) income from discontinued operations, net of tax	(1,562,503)	(10,928,643)
Net loss	$(10,247,133)	$(38,043,362)

Weighted average common shares outstanding - basic and diluted	8,488	617
Net loss from continuing per common share - basic and diluted	$(1,023.16)	$(61,659)

See the accompanying notes to the consolidated financial statements.

F-5

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Convertible Preferred Stock		Series B Preferred Stock		Series C Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2021	-	-	-	-	-	-	104	-	$58,614,173	$(65,703,954)	$(7,089,781)
Issuance of common stock in public offering	-	-	-	-	-	-	299	-	9,347,450	-	9,347,450
Issuance of common stock and exercise of pre-funded warrants in public offering	-	-	-	-	-	-	1,455	-	9,999,996	-	9,999,996
Offering costs	-	-	-	-	-	-	-	-	(2,921,646)	-	(2,921,646)
Common stock issued in connection with business combination	-	-	-	-	-	-	73	-	1,000,000	-	1,000,000
Common stock issued pursuant to consulting agreement	-	-	-	-	-	-	1	-	123,000	-	123,000
Warrant and common shares issued with notes	-	-	-	-	-	-	48	-	1,368,741	-	1,368,741
Conversion of notes and derivative liability into common stock	-	-	-	-	-	-	1,596	-	11,983,389	-	11,983,389
Conversion of venture debt into Series A convertible preferred stock	6,300	1	-	-	-	-	-	-	6,299,999	-	6,300,000
Stock-based compensation	-	-	-	-	-	-	-	-	479,038	-	479,038
Net loss	-	-	-	-	-	-	-	-	-	(38,043,362)	(38,043,362)
Balances at December 31, 2022	6,300	1	-	-	-	-	3,575	-	96,294,141	(103,747,316)	(7,453,174)
Issuance of common stock pursuant to private placement, net of offering costs	-	-	-	-	-	-	1,022	-	4,463,076	-	4,463,076
Shares issued for services	-	-	-	-	-	-	95	-	499,338	-	499,338
Shares and warrants issued with notes	-	-	-	-	-	-	88	-	658,494	-	658,494
Conversion of notes into preferred stock	-	-	-	-	5,761	1	-	-	5,759,176	-	5,759,177
Issuance of Series B preferred stock	-	-	1	-	-	-	-	-	25,000	-	25,000
Issuance of common stock pursuant to disposition	-	-	-	-	-	-	1,562	-	1,357,043	-	1,357,043
Cancellation of Series B preferred stock	-	-	(1)	-	-	-	-	-	(25,000)	-	(25,000)
Common stock issued for services	-	-	-	-	-	-	2,103	-	1,157,090	-	1,157,090
Exercise of warrants	-	-	-	-	-	-	2,476	-	1,167,566	-	1,167,566
Issuance of common stock pursuant to private placement, net of offering costs	-	-	-	-	-	-	10,278	2	3,832,303	-	3,832,305
Conversion of preference shares into common stock		-	-	-	(975)	-	1,088	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	408,810	-	408,810
Net loss	-	-	-	-	-	-	-	-	-	(10,247,133)	(10,247,133)
Balances at December 31, 2023	6,300	$1	-	-	4,786	$1	22,287	$2	$115,597,037	$(113,994,449)	$1,602,592

See the accompanying notes to the consolidated financial statements.

F-6

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,247,133)	$(38,043,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,249,194	1,653,819
Amortization of loan discount and fees	3,937,007	6,506,384
Loss on extinguishment of debt	716,517	—
Loss on disposition of business	1,523,940	—
Stock-based compensation	408,810	602,038
Shares issued for services	1,656,428	—
Change in credit reserve	202,761	(118,840)
Change in fair value of contingent consideration	(10,698,475)	564,303
Deferred tax expense	368,034	—
Deferred offering costs	—	367,696
Fees incurred in connection with debt financings	—	568,149
Change in fair value of warrant liability	—	(18,223)
Change in fair value of derivative liability	—	(1,354,434)
Impairment of goodwill and intangible assets	—	5,503,095
Loss from discontinued operations, net of tax	—	10,928,643
Forgiveness of Payroll Protection Program	—	(1,760,755)
Changes in operating assets and liabilities:
Accounts receivable, net	497,771	(452,030)
Due from factor, net	144,755	655,708
Inventory	375,682	479,394
Prepaid expenses and other current assets	551,259	(445,798)
Accounts payable	1,900	892,120
Accrued expenses and other liabilities	1,047,430	1,631,512
Deferred revenue	(183,782)	—
Due to related parties		298,943
Accrued interest	434,958	984,358
Assets and liabilities of discontinued operations	—	(210,426)
Net cash used in operating activities	(6,012,942)	(10,767,706)
Cash flows from investing activities:
Cash acquired (consideration) pursuant to business combination	—	(7,247,303)
Purchase of property, equipment and software	(29,675)	(61,286)
Deposits	118,494	(60,548)
Net cash provided by (used in) investing activities	88,819	(7,369,137)
Cash flows from financing activities:
Repayments of elated party advances	(155,205)	—
Advances (repayments) from factor	154,073	(3,096)
Repayment of contingent consideration	—	(645,304)
Proceeds from venture debt	—	237,500
Issuance of loans and note payable	5,479,611	3,280,360
Repayments of convertible and promissory notes	(10,129,811)	(7,350,276)
Issuance of convertible notes payable	—	6,951,250
Proceeds from public offering	—	19,347,446
Offering costs	—	(2,921,216)
Issuance of common stock, net of offering costs	8,145,381	—
Proceeds from exercise of warrants	1,167,566	—
Net cash provided by financing activities	4,661,614	18,896,664
Net change in cash and cash equivalents	(1,262,509)	759,820
Cash and cash equivalents at beginning of year	1,283,282	523,462
Cash and cash equivalents at end of year	$20,773	$1,283,282
Less: cash of discontinued operations	—	7,666
Cash of continuing operations at end of year	$20,773	$1,275,616

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$711,815	$734,869

Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes into preferred stock	$5,759,177	$—
Conversion of notes into common stock	$—	$11,983,389
Right of use asset	$467,738	$102,349
Warrants issued in connection with note	$—	$1,368,741
Derivative liability in connection with convertible note	$—	$559,957
Conversion of related party notes and payables into preferred and common stock	$—	$6,300,000
Conversion of venture debt into preferred stock	$—	$—

See the accompanying notes to the consolidated financial statements.

F-7

DIGITAL BRANDS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44 , LLC became a wholly owned subsidiary of the Company. See Note 4.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company. See Note 4.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company. See Note 4.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company. See Note 4.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 39,052 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The H&J Settlement was accounted for a business disposition.

Reverse Stock Split

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On August 21, 2023, the Board of Directors approved a one-for-25 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On December 2, 2024, the Board of Directors approved a one-for-50 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of December 12, 2024. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Correction of Error

The Company incorrectly reported its previously reported statement of operations for the year ended December 31, 2022 in lieu of previously reported statement of operations which was presented to report discontinued operations of H&J.

F-8

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $10,247,133 and $38,043,362 for the years ended December 31, 2023 and 2022, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2023 and 2022. The Company has historically lacked liquidity to satisfy obligations as they come due and as of December 31, 2023, and the Company had a working capital deficit of $17,655,720. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J, Stateside and Sundry from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Discontinued Operations

Certain prior year accounts have been reclassified to conform with current year presentation regarding income (loss) from discontinued operations. H&J’s assets and liabilities as of December 31, 2022 have also been reclassified on the consolidated balance sheet. See Note 5.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of December 31, 2023 and 2022, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

F-9

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, due from factor, prepaid expenses, accounts payable, accrued expenses, deferred revenue, due to related parties, related party note payable, accrued interest, loan payable and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

Fair Value Measurements
as of December 31, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	—	—	—	—
	$—	$—	$—	$—

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	—	—	12,098,475	12,098,475
	$—	$—	$12,098,475	$12,098,475

Contingent Consideration

The Company records a contingent consideration liability relating to stock price guarantees included in its acquisition and consulting agreements. The estimated fair value of the contingent consideration is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

F-10

The fair value of the contingent consideration liability related to the Company’s business combinations is valued using the Monte Carlo simulation model. The Monte Carlo simulation inputs include the stock price, volatility of common stock, timing of settlement and resale restrictions and limits. The fair value of the contingent consideration is then calculated based on guaranteed equity values at settlement as defined in the acquisition agreements. Changes in contingent consideration liability during the years ended December 31, 2023 and 2022 are as follows:

Contingent
Consideration
Liability
Balance as of December 31, 2022	$12,098,475
Norwest Waiver - settlement of Bailey44 contingent consideration	(10,698,475)
H&J Settlement Agreement - settlement of H&J contingent consideration	(1,400,000)
Outstanding as of December 31, 2023	$—

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed a Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020 (the “Bailey Merger Agreement”), among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver”. As a result of the Norwest Waiver, the Company recorded a fair value of $0 pertaining to the contingent consideration contemplated under the Bailey Merger Agreement, resulting in a gain in the change in fair value of contingent consideration of $10,698,475.

H&J Settlement Agreement

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby the Company transferred 100% of its membership interests in H&J to D. Jones (the “H&J Seller”). Pursuant to the Settlement Agreement, the Company agreed to make an aggregate cash payment of $229,000 to the H&J Seller and the Company issued 39,052 shares of common stock to the H&J Seller. In connection with the Settlement Agreement, the parties agreed that no further shares were owed to the H&J Seller resulting from the stock price guarantee pursuant to the May 2021 H&J acquisition. As a result, the Company recorded a gain in the change in fair value of contingent consideration of $1,400,000. The change in fair value was included in loss from discontinued operations in the consolidated statements of operations. See Note 4 for further detail.

The detail of contingent consideration by company is as follows:

	December 31,
	2023	2022
Bailey	$—	10,698,475
Harper & Jones	—	1,400,000
	$—	$12,098,475

Derivative Liability

In connection with the Company’s convertible notes, the Company recorded a derivative liability (see Note 7). The estimated fair value of the derivative liability is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

F-11

The fair value of the derivative liability is valued using a multinomial lattice model. The multinomial lattice inputs include the underlying stock price, volatility of common stock and remaining term of the convertible note. Changes in derivative liability during the years ended December 31, 2023 and 2022 are as follows:

Derivative
Liability
Outstanding as of December 31, 2021	$2,294,720
Initial fair value on issuance of convertible note	559,957
Conversion of underlying notes into common stock	(1,500,243)
Change in fair value	(1,354,434)
Outstanding as of December 31, 2022	—
Initial fair value on issuance of convertible note	—
Change in fair value	—
Outstanding as of December 31, 2023	$—

During the year ended December 31, 2022, the Company utilized the following inputs for the fair value of the derivative liability: volatility of 70.9% - 96.7%, risk-free rate of 2.71% - 3.74%, and remaining term ranging from .08 years - 0.62 years.

The change in fair value of the derivative liability is included in other non-operating income (expense), net in the consolidated statements of operations.

Accounts Receivable and Expected Credit Loss

We carry our accounts receivable at invoiced amounts less allowances for customer credit losses and other deductions to present the net amount expected to be collected on the financial asset. All receivables are expected to be collected within one year of the consolidated balance sheet. We do not accrue interest on the trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. Receivables are determined to be past due based on individual credit terms. An allowance for credit losses is maintained based on the length of time receivables are past due, historical collections, or the status of a customer’s financial position. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proven unsuccessful. We do not have any off-balance sheet credit exposure related to our customers.

We periodically review accounts receivable, estimate an allowance for bad debts, and simultaneously record the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted and the prospects for recovery are remote. Recoveries of accounts receivable previously written off are recorded as income when received. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk.

As of December 31, 2023, the Company determined an allowance for credit losses of $41,854.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and H&J and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of December 31, 2023 and 2022 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

F-12

Inventory consisted of the following:

	December 31,
	2023	2022
Raw materials	$695,580	$1,611,134
Work in process	585,387	888,643
Finished goods	3,568,633	2,622,787
Inventory	$4,849,600	$5,122,564

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at December 31, 2023 and 2022 consist of software with three (3) year lives, property and equipment with three (3) to ten (10) year lives, and leasehold improvements which are depreciated over the shorter of the lease life or expected life.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $50,823 and $75,126 for the years ended December 31, 2023 and 2022, respectively.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

Intangible assets are established with business combinations and consist of brand names and customer relationships. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight- line method. The estimated useful lives of amortizable intangible assets are as follows:

Customer relationships	3 years

Impairment

Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

F-13

The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of the brand name. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Annual Impairment Tests

At December 31, 2023, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44, Stateside and Sundry may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. Upon the quantitative analysis performed, the Company determined that the fair value of the intangible assets and reporting units were greater than the respective carrying values. As such, no impairment was recorded. The Company utilized the enterprise value approach in the impairment tests of each reporting unit in 2023. As of December 31, 2023, the Bailey44 reporting unit, which has an attributable goodwill balance of $3,158,123, has a negative carrying amount.

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and Harper & Jones may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations.

The following is a summary of goodwill and intangible impairment recorded pertaining to each entity:

	Year Ended December 31,
	2023	2022
Bailey brand name	$—	$2,182,000
Harper & Jones brand name	—	1,485,000
Total impairment of intangibles	—	3,667,000
Bailey goodwill	—	3,321,095
Harper & Jones goodwill	—	8,551,237
Total impairment of goodwill	—	11,872,332
Total impairment	$—	$15,539,332

In determining the fair value of the respective reporting units, management estimated the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants at the measurement date. This includes reviewing market comparables such as revenue multipliers and assigning certain assets and liabilities to the reporting units, such as the respective working capital deficits of each entity and debt obligations that would need to be assumed by a market participant buyer in an orderly transaction. The Company calculated the carrying amounts of each reporting unit by utilizing the entities’ assets and liabilities at December 31, 2023, including the carrying value of the identifiable intangible assets and goodwill assigned to the respective reporting units.

F-14

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument.

If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract, and
●	Recognition of revenue when or as the performance obligations are satisfied

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product, upon shipment of product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

F-15

The Company derives its revenue primarily from wholesale and e-commerce transactions. For both channels, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company considers the sale of products as a single performance obligation.

The Company provides the customer the right of return on the product and revenue is adjusted based on an estimate of the expected returns based on historical rates.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as distribution expenses, and are therefore not evaluated as a separate performance obligation.

Cost of Revenues

Cost of revenues consists primarily of inventory sold and related freight-in. Cost of revenues includes direct labor pertaining to our inventory production activities and an allocation of overhead costs including rent and insurance. Cost of revenues also includes inventory write-offs and reserves.

Shipping and Handling

The Company recognizes shipping and handling billed to customers as a component of net revenues, and the cost of shipping and handling as distribution costs. Total shipping and handling billed to customers as a component of net revenues was approximately $128,000 and $72,000 for the years ended December 31, 2023 and 2022, respectively. Total shipping and handling costs included in distribution costs were approximately $1,016,716 and $525,000, respectively.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the years ended December 31, 2023 and 2022 amounted to approximately $728,000 and $1,178,000, respectively. The amounts are included in sales and marketing expense.

General and Administrative

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, design and warehousing fees.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2023 and 2022, the Company did not have any derivative instruments that were designated as hedges.

Stock Option and Warrant Valuation

Stock option and warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model. For warrants and stock options issued to non- employees, the Company accounts for the expected life based on the contractual life of the warrants and stock options. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The number of stock award forfeitures are recognized as incurred.

F-16

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight- line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Deferred Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2020, the Company had capitalized $214,647 in deferred offering costs. Upon completion of the IPO in May 2021, all capitalized deferred offering costs were charged to additional paid-in capital. As of December 31, 2021, the Company capitalized $367,696 in deferred offering costs pertaining to its equity line of credit agreement with Oasis (Note 8). In 2022, the Company wrote off these costs to general and administrative expenses in the consolidated statements of operations as the equity line of credit financing never occurred.

Segment Information

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. As of December 31, 2023 our operating segments included: DSTLD, Bailey, Stateside and Sundry. Each operating segment currently reports to the Chief Executive Officer. Each of our brands serve or are expected to serve customers through our wholesale, in store and online channels, allowing us to execute on our omni-channel strategy. We have determined that each of our operating segments share similar economic and other qualitative characteristics, and therefore the results of our operating segments are aggregated into one reportable segment. All of the operating segments have met the aggregation criteria and have been aggregated and are presented as one reportable segment, as permitted by ASC 280. We continually monitor and review our segment reporting structure in accordance with authoritative guidance to determine whether any changes have occurred that would impact our reportable segments.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

F-17

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2023 and 2022, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of December 31, 2023 and 2022 are as follows:

	December 31,
	2023	2022
Convertible notes	-	758
Series A convertible preferred stock	542	86
Series C convertible preferred stock	5,340	-
Common stock warrants	23,604	3,535
Stock options	31	31
Total potentially dilutive shares	29,518	4,411

The stock options and warrants above are out-of-the-money as of December 31, 2023 and 2022.

Leases

On January 1, 2022, the Company adopted ASC 842, Leases, as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from lease arrangements. The Company adopted the new guidance using a modified retrospective method. Under this method, the Company elected to apply the new accounting standard only to the most recent period presented, recognizing the cumulative effect of the accounting change, if any, as an adjustment to the beginning balance of retained earnings. Accordingly, prior periods have not been recast to reflect the new accounting standard. The cumulative effect of applying the provisions of ASC 842 had no material impact on accumulated deficit.

The Company elected transitional practical expedients for existing leases which eliminated the requirements to reassess existing lease classification, initial direct costs, and whether contracts contain leases. Also, the Company elected to present the payments associated with short- term leases as an expense in statements of operations. Short-term leases are leases with a lease term of 12 months or less.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02: Leases (Topic 842). The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented. The Company elected to utilize the extended adoption period available to the Company as an emerging growth company. The Company has adopted ASU 2016-02 as of January 1, 2022. See Note 11.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses”. This ASU, and the related ASUs issued subsequently by the FASB introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information and reasonable supportable forecasts.

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements as Company’s customers are direct consumers and pay at the time of purchase. As of December 31, 2023, the Company determined an allowance for expected credit loss of $48,326.

F-18

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

The following accounting pronouncements have been issued as of April 15, 2024 but are not yet effective and may affect the future financial reporting by the Company:

●	ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity: This ASU addresses the complexity of certain guidance for convertible instruments and contracts in an entity’s own equity. The ASU is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years.

●	ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: The ASU is intended to clarify the guidance when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of the security. For public business entities, the amendments in ASU 2022- 03 are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years.

NOTE 4: BUSINESS COMBINATIONS

2022 Acquisition

Sundry

On December 30, 2022, the Company completed its previously announced acquisition (the “ Sundry Acquisition”) of all of the issued and outstanding membership interests of Sunnyside, LLC, a California limited liability company (“Sundry”), pursuant to that certain Second Amended and Restated Membership Interest Purchase Agreement (the “ Sundry Agreement”), dated October 13, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“ Sundry Sellers”), George Levy as the Sundry Sellers’ representative, the Company as Buyer, and Sundry.

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, exchanged all of such membership interests for (i) $7.5 million in cash, (ii) $5.5 million in promissory notes of the Company (the “Sundry Notes”), and (iii) a number of shares of common stock of the Company equal to $1.0 million (the “Sundry Shares”), calculated in accordance with the terms of the Agreement, which consideration was paid or delivered to the Sellers, Jenny Murphy and Elodie Crichi. Each Sundry Note bears interest at eight percent (8%) per annum and matured on February 15, 2023 (see Note 7). The Company issued 1,818 shares of common stock to the Sundry Sellers on December 30, 2022 at a fair value of $1,000,000.

The Company evaluated the acquisition of Sundry pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$7,500,000
Promissory notes payable	5,500,000
Common stock	1,000,000
Purchase price consideration	$14,000,000

F-19

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$252,697
Accounts receivable, net	63,956
Due from factor, net	387,884
Inventory	2,941,755
Prepaid expenses and other current assets	32,629
Property, equipment and software, net	48,985
Goodwill	3,711,322
Intangible assets	7,403,800
Accounts payable	(615,706)
Accrued expenses and other liabilities	(227,321)
Purchase price consideration	$14,000,000

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of Sundry have been included in the consolidated financial statements since the date of acquisition.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Sundry acquisition had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

Year Ended
December 31, 2022
Net revenues	$28,519,261
Net loss	$(42,001,415)
Net loss per common share	$(2,722.78)

Previous Acquisitions

Bailey 44

On February 12, 2020, the Company acquired 100% of the membership interests of Bailey. The purchase price consideration included (i) an aggregate of 20,754,717 shares of Series B Preferred Stock of the Company (the “Parent Stock”) and (ii) a promissory note in the principal amount of $4,500,000. The total purchase price consideration was $15,500,000.

F-20

DBG agreed that if at that date which is one year from the closing date of the IPO, the product of the number of shares of Parent Stock issued under the Merger multiplied by the sum of the closing price per share of the common stock of the Company on such date, plus Sold Parent Stock Gross Proceeds (as that term is defined in the Merger Agreement), does not exceed the sum of $11,000,000 less the value of any Holdback Shares cancelled further to the indemnification provisions of the Merger Agreement, then the Company shall issue to the Holders pro rata an additional aggregate number of shares of common stock of the Company equal to the valuation shortfall at a per share price equal to the then closing price per share of the common stock of the Company.

As of December 31, 2023 and 2022, the Company has a contingent consideration liability of $0 and $10,698,475, respectively, based on the valuation shortfall as noted above. See Note 3.

Stateside

On August 30, 2021, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies pursuant to which the Company acquired all of the issued and outstanding membership interests of MOSBEST, LLC, a California limited liability company (“Stateside” and such transaction, the “Stateside Acquisition”). Pursuant to the MIPA, Moise Emquies, as the holder of all of the outstanding membership interests of Stateside, exchanged all of such membership interests for $5.0 million in cash and 22,031 shares of the Company’s common stock (the “Shares”), which number of Shares was calculated in accordance with the terms of the MIPA. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 1,652 shares (calculated in accordance with the terms of the MIPA), is held in escrow to secure any working capital adjustments and indemnification claims. The MIPA contains customary representations, warranties and covenants by Moise Emquies.

The Company evaluated the acquisition of Stateside pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$5,000,000
Common stock	3,403,196
Purchase price consideration	$8,403,196

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price Allocation
Cash and cash equivalents	32,700
Accounts receivable, net	154,678
Due from factor, net	371,247
Inventory	603,625
Prepaid expenses and other current assets	7,970
Deposits	9,595
Property, equipment and software, net	—
Goodwill	2,104,056
Intangible assets	5,939,140
Accounts payable	(374,443)
Accrued expenses and other liabilities	(445,372)
$8,403,196

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

F-21

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes.

NOTE 5: DISCONTINUED OPERATIONS

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 39,052 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interestin H&J to D. Jones. This transaction is known as the “H&J Settlement”.

The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J. The components of the disposition are as follows:

Cash payment due to H&J Seller	$(229,000)
Common shares issued to H&J Seller*	(1,357,043)
Total fair value of consideration received (given)	$(1,586,043)

Carrying amount of assets and liabilities
Cash and cash equivalents	18,192
Accounts receivable, net	55,782
Prepaid expenses and other current assets	25,115
Goodwill	1,130,311
Intangible assets, net	1,246,915
Deposits	4,416
Accounts payable	(40,028)
Accrued expenses and other liabilities	(734,068)
Deferred revenue	(18,347)
Due to related parties	(1,008)
Contingent consideration	(1,400,000)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	(62,103)

Loss on disposition of business	$(1,523,940)

*	Represents the fair value of 39,052 shares of common stock issued to D. Jones.

The net assets of the discontinued operations at December 31, 2022 were not materially different from the balances as of June 21, 2023.

Through December 31, 2023, the Company has made payments to D. Jones totaling $200,000. The remaining balance of $29,000 is included in accrued expenses and other liabilities on the consolidated balance sheet.

The loss of disposition of business of $1,523,940 was included in income (loss) from discontinued operations, net of tax in the consolidated statements of operations.

F-22

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and year ended December 31, 2023 and 2022. The results of the discontinued operations of HJ for the year ended December 31, 2023 and 2022 consist of the following:

	Year Ended December 31,
	2023	2022
Net revenues	$1,405,482	$3,637,620
Cost of net revenues	565,621	1,241,594
Gross profit	839,861	2,396,026

Operating expenses:
General and administrative	520,582	1,731,299
Sales and marketing	346,167	931,650
Total operating expenses	866,749	2,662,949

Loss from operations	(26,889)	(266,922)

Other income (expense):
Interest expense	(11,675)	(52,927)
Loss on disposition of business	(1,523,940)	—
Total other income (expense), net	(1,535,615)	(52,927)

Income tax benefit (provision)	—	—
Net loss from discontinued operations	$(1,562,503)	$(319,849)

Weighted average common shares outstanding - basic and diluted	8,488	617
Net income (loss) from discontinued operations per common share - basic and diluted	$(184.08)	$(518.36)

NOTE 6: DUE FROM FACTOR

The Company, via its subsidiaries, Bailey, Stateside and Sundry, assigns a portion of its trade accounts receivable to third- party factoring companies, who assumes the credit risk with respect to the collection of non-recourse accounts receivable. The Company may request advances on the net sales factored at any time before their maturity date. The factor charges a commission on the net sales factored for credit and collection services. For one factoring company, interest on advances is charged as of the last day of each month at a rate equal to the LIBOR rate plus 2.5% for Bailey. For Stateside and Sundry, should total commission and fees payable be less than $30,000 in a single year, then the factor shall charge the difference between the actual fees in said year and $30,000 to the Company. Interest on advances is charged as of the last day of each month at a rate equal to the greater of either, (a) the Chase Prime Rate + (2.0)% or (b) (4.0)% per annum. For another factoring company, interest is charged at one-thirty-third (1/33) of one percent per day, such rate to increase or decrease in accordance with changes in the “Prime Rate”, which such prime rate to be deemed to be 4.25% on the date of the agreement.

Advances are collateralized by a security interest in substantially all of the companies’ assets.

F-23

Due to/from factor consist of the following:

	December 31,
	2023	2022
Outstanding receivables:
Without recourse	$808,233	$1,680,042
With recourse	99,055	65,411
Matured funds and deposits	65,321	81,055
Advances	(483,187)	(632,826)
Credits due customers	(151,611)	(354,282)
	$337,811	$839,400

NOTE 7: GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Company recorded goodwill from each of its business combinations. The following is a summary of goodwill by entity for the years ended December 31, 2023 and 2022:

	December 31,
	2023	2022
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$8,973,501

Refer to Note 3 for discussion on the goodwill impairment recorded in 2022.

In connection with the H&J disposition, the Company derecognized $1,130,311 in goodwill.

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2023 and 2022:

December 31, 2023	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer relationships	$8,634,560	$(4,494,223)	$4,140,337
	$8,634,560	$(4,494,223)	$4,140,337

Indefinite-lived:
Brand name	5,841,880	—	5,841,880
	$14,476,440	$(4,494,223)	$9,982,217

December 31, 2022	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer relationships	$9,734,560	(2,670,202)	$7,064,358
	9,734,560	(2,670,202)	7,064,358

Indefinite-lived:
Brand name	5,841,880	—	5,841,880
	$15,576,440	$(2,670,202)	$12,906,238

F-24

Refer to Note 3 for discussion on the intangible asset impairment recorded in 2022.

The Company recorded amortization expense of $1,993,616 and $2,151,250 during the years ended December 31, 2023 and 2022, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

Future amortization expense at December 31, 2023 is as follows:

Year Ending December 31,
2024	2,474,177
2025	1,666,160
$4,140,337

NOTE 8: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of December 31, 2023 and 2022:

	December 31,
	2023	2022
Accrued expenses	$617,374	$668,714
Reserve for returns	—	307,725
Payroll related liabilities	3,895,640	2,618,870
Sales tax liability	145,545	262,765
Other liabilities	99,934	78,845
	$4,758,492	$3,936,920

Payroll related liabilities are primarily related in DBG and Bailey44 payroll taxes due to remit to federal and state authorities. The amounts are subject to further penalties and interest.

As of December 31, 2023, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 4 shares of common stock owed per the agreement are expected to be issued in the second quarter of 2024.

Venture Debt

As of December 31, 2021, the gross loan balance with Black Oak Capital (“Black Oak”) pertaining to its senior credit agreement was $6,001,755. In February 2022, the Company received $237,500 in proceeds, including loan fees of $12,500, from the existing venture debt lender under the same terms as the existing facility.

On September 29, 2022, the Company and Black Oak executed a Securities Purchase Agreement (the “Black Oak SPA”) whereby the Company issued 6,300 shares of Series A Convertible Preferred Stock to Black Oak for $1,000 per share (see Note 7). The shares were issued pursuant to the conversion of Black Oak’s entire principal amount of $6,251,755, and the Company recorded $48,245 in interest as part of the conversion. Pursuant to the Black Oak SPA, all accrued interest remaining outstanding. Accrued interest was $269,870 as of December 31, 2023 and 2022.

For the year ended December 31, 2022, $12,500 of loan fees and discounts from warrants were amortized to interest expense, leaving unamortized balance of $0 as of December 31, 2023 and 2022. Interest expense was $0 and $573,455 for the years ended December 31, 2023 and 2022, respectively.

F-25

Convertible Debt

2020 Regulation CF Offering

As of December 31, 2023 and 2022, there was $100,000 remaining in outstanding principal that was not converted into equity (see table below).

Convertible Promissory Notes

On April 8, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“April Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $3,068,750, consisting of original issue discount of $613,750. The Company received net proceeds of $2,313,750 after the original issue discount and fees, resulting in a debt discount of $755,000. Upon the Company’s public offering in May 2022 (see below), the Company repaid $3,068,750 to the investors and the debt discount was fully amortized.

In connection with the April Notes, the Company issued an aggregate of 252 warrants to purchase common stock at an exercise price of $6,100 per share. The Company recognized $98,241 as a debt discount for the fair value of the warrants using the Black-Scholes option model, which was fully amortized upon the notes’ repayment in May.

On July 22 and July 28, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“July Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $1,875,000, consisting of original issue discount of $375,000. The Company received net proceeds of $1,450,000 after the original issue discount and fees.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 822 and 553 warrants to purchase common stock at an exercise price of $760.00 and $565.00 per share, respectively. The Company recognized $692,299 as a debt discount for the fair value of the warrants using the Black-Scholes option model, which will be amortized to interest expense over the life of the notes.

If the July Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the notes will be automatically increased to 120%; (2) the notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the Investors’ discretion, the notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the on the date of the note conversion.

The Company evaluated the terms of the conversion features of the July notes as noted above in accordance with ASC Topic No. 815 — 40, Derivatives and Hedging — Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion features meet the definition of a liability. The notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the July, the Company recognized a derivative liability at an aggregate fair value of $559,957, which was recorded as a debt discount and will amortized over the life of the notes.

In December 2022, the Company fully repaid the outstanding principal of $1,875,000 pertaining to the July 22 and 28 notes, as well as an additional $416,923 due to the default provisions noted above. This amount was included in interest expense in the consolidated statements of operations.

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

F-26

In connection with the December Notes, the Company issued to the investors an aggregate of 9,390 warrants to purchase common stock at an exercise price equal to $213, and 1,200 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, resulting in a total debt discount of $1,378,200.

In connection with the December Notes, the Company issued to the investors an aggregate of 9,390 warrants to purchase common stock at an exercise price equal to $213, and 1,200 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, which will be amortized to interest expense over the life of the notes.

In February 2023, the principal of $4,000,000 of the December Notes were fully repaid. The Company amortized $1,220,830 of debt discount up until the repayment date, and then recognized a loss on extinguishment of debt of $157,370 which is included in other non-operating income (expenses) on the consolidated statements of operations.

The following is a summary of the convertible notes for the years ended December 31, 2023 and 2022:

	Principal	Unamortized Debt Discount	Convertible Note Payable, Net
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800
Repayments of notes	(4,000,000)	—	(4,000,000)
Amortization of debt discount	—	1,220,830	1,220,830
Loss on extinguishment of debt	—	157,370	157,370
Balance, December 31, 2023	$100,000	$—	$100,000

During the years ended December 31, 2023 and 2022, the Company amortized $1,220,830 and $6,506,384, respectively of debt discount to interest expense pertaining to all convertible notes. As of December 31, 2022, there was no remaining derivative liability outstanding pertaining to any convertible notes.

Loan Payable — PPP and SBA Loan

In April 2022, Bailey received notification of full forgiveness of its 2nd PPP Loan totaling $1,347,050 and partial forgiveness of its 1st PPP Loan totaling $413,705. As of December 31, 2023 and December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

Merchant Advances

Future Sales Receipts

In 2022, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. As of December 31, 2022, $896,334 remained outstanding. During 2023, the Company received additional proceeds totaling $2,452,923. The Company made total cash repayments, pertaining to principal and interest of $4,518,512.

The following is a summary of the merchant advances as of December 31, 2023 and 2022:

	December 31,
	2023	2022
Principal	$2,960,946	$896,334
Less: unamortized debt discount	(1,966,881)	—
Merchant cash advances, net	$994,065	$896,334

The unamortized debt discount of $1,966,881 will be amortized to interest expense over the expected remaining terms of the agreements through the fourth quarter of 2024. During the year ended December 31, 2023, the Company recorded $1,247,403 in interest expense pertaining to these advances.

F-27

In 2023, the Company refinanced two merchant advance agreements. The refinances were accounted for as a loss extinguishment under ASC 470-50-40, and accordingly the Company recognized a loss on extinguishment of $559,147 which is included in other non-operating income (expenses) in the consolidated statements of operations.

In connection with these advances, the Company granted 122 warrants to purchase common stock at an exercise price of $6,562.50 to the lender.

Other

In 2023, the Company obtained merchant advances totaling $690,000 from Shopify Capital and another lender and made repayments totaling $658,718. As of December 31, 2023, the remaining principal outstanding was $149,898. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

In 2023, the Company obtained merchant advances totaling $312,938 from Gynger Inc. As of December 31, 2023, the remaining principal outstanding was $273,188 and technically in default.

Promissory Note Payable

As of December 31, 2023 and 2022, the outstanding principal on the note to the sellers of Bailey was $3,500,000. The maturity date was December 31, 2022. On July 5, 2023, the parties agreed to extend the maturity date to June 30, 2024.

The note incurs interest at 12% per annum. Interest expense was $420,000 and $420,000 for the yeas ended December 31, 2023 and 2022, all respectively, which was accrued and unpaid as of December 31, 2023.

As noted in Note 4, the Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matured on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023. Interest expense was $259,177 for the year ended December 31, 2023. On June 21, 2023, the Company and the Sundry Holders executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock to the Sundry Holders for $1,000 per share (see Note 7). The shares were issued pursuant to the cancellation of the Sundry Holders’ entire principal amount of $5,500,000 and accrued interest of $259,177.

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $608,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. Upon the Company’s equity financing in September 2023, the Company repaid an aggregate $1,247,232 in principal to the respective noteholders. The Company recognized a debt discount of $608,750, which was fully amortized through December 31, 2023. The notes contain certain conversion provisions upon an event of default.

The parties are currently working on an extension to the Maturity Date and have acknowledged that the default provisions have not been triggered. It is expected that the March 2023 Notes will be fully repaid by the end of the second quarter of 2024. In connection with the amendments, the Company increased the principal owed on the March 2023 Notes to $519,222, with a corresponding increase to unamortized debt discount.

F-28

The following is a summary of promissory notes payable, net:

	December 31,
	2023	2022
Bailey Note	$3,500,000	$3,500,000
Sundry Note	—	5,500,000
March 2023 Notes - principal	1,730,740	—
March 2023 Notes - unamortized debt discount	(346,148)	—
Promissory note payable, net	$4,884,592	$9,000,000

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

Amendments to Certificate of Incorporation

On October 13, 2022, the Company amended its Amended and Restated Certificate of Incorporation to increase to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares.

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On August 21, 2023, the Board of Directors approved a one-for-25 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Common Stock

The Company had 1,000,000,000 shares of common stock authorized with a par value of $0.0001 as of December 31, 2023.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

2023 Transactions

On January 11, 2023, the Company, entered into a Securities Purchase Agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 9,500 shares of the Company’s common stock (“Common Stock”), and accompanying warrants to purchase 9,500 shares of Common Stock, at a combined purchase price of $195.75 per share and Common Warrant, and (ii) 16,043 pre-funded warrants exercisable for 16,043 shares of Common Stock, and accompanying common warrants to purchase 16,043 shares of Common Stock, at a combined purchase price of $195.75 per pre-funded warrant and accompanying common warrant, to the investors, for aggregate gross proceeds from the January Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 25,543 shares of Common Stock, including the 9,500 shares and the immediate exercise of 16,043 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

In January 2023, the Company issued 2,200 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

In March 2023, the Company issued an aggregate of 2,378 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $210.00 per share as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

F-29

In June 2023, the Company issued 39,052 shares of common stock to D. Jones at a fair value of $1,357,043 pursuant to the H&J Settlement Agreement.

On August 31, 2023, the Company entered into a Securities Purchase Agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “August Private Placement”), an aggregate of 640 shares of the Company’s Common Stock and accompanying Series A warrants to purchase up to 640 shares of Common Stock and Series B warrants to purchase up to 640 shares of Common Stock at a combined purchase price of $486.50 per share and common warrants, and (ii) 9,638 pre-funded warrants exercisable for 9,638 shares of Common Stock, and accompanying Series A Warrants to purchase up to 9,638 shares of Common Stock and Series B Warrants to purchase up to 9,638 shares of Common Stock, at a combined purchase price of $486.50, for aggregate gross proceeds from the August Private Placement of approximately $5 million. The Company received net proceeds of $3.8 million after deducting placement agent fees and offering expenses. Through December 31, 2023, all 9,638 pre-funded warrants from the August Private Placement had been exercised for shares of Common Stock.

In connection with the August Private Placement, the Company entered into a warrant amendment (the “Warrant Amendment”) with certain investors to amend certain existing warrants to purchase up to 3,931 shares of Common Stock that were previously issued in December 2022 and January 2023 to the investors, with an exercise price of $6,562.50 per share and $4,750.00 per share, respectively (the “Amended Warrants”) as follows: (i) to reduce the exercise price of the Amended Warrants to $471.50 per share, and (ii) to extend the original expiration date of the Amended Warrants so that they will terminate five and one half years from the closing of the offering. Immediately following the Warrant Amendment, the Company exercised warrants for 2,476 shares of common stock for proceeds of $1,167,566.

In September 2023, the Company issued 856 shares in accrued amounts owed to Sundry executives based on their employment agreements for a total value of $500,000.

On September 10, 2023, the non-employee members of the board of directors adopted a 2023 Stock Purchase Plan (the “2023 Plan”) to enable the Company to attract, retain and motivate its employees. Under the 2023 Plan, qualified employees can purchase shares of the Company’s common stock at fair market value by either the delivery of cash or the delivery of a form of acceptable non-recourse promissory note. The aggregate number of common stock issuable under the 2023 Plan shall not exceed 1,300 subject to certain adjustment provided under the 2023 Plan.

Pursuant to the 2023 Plan, the Company issued an aggregate of 1,260 shares of common stock to certain employees and consultants with accompanying 5-year non-recourse promissory notes. The issuance of the shares were considered for services, and as such the Company recorded $657,090, or a fair value of $521.50 per share, in stock-based compensation which was included in general and administrative expenses int he consolidated statement of operations.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 1,088 shares of common stock.

2022 Transactions

During the year ended December 31, 2022, the Company issued an aggregate of 1,596 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes (see Note 7).

In September 2022, the Company issued 1 shares of common stock pursuant to a consultant agreement at a fair value of $123,000.

As part of the Sundry acquisition (see Note 4), the Company issued 73 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

In connection with the December Notes, the Company issued 48 shares of common stock with a fair value of $264,000

Series A Preferred Stock

On August 31, 2022, the Company entered into a Subscription and Investment Representation Agreement with Hil Davis, its Chief Executive Officer, pursuant to which the Company agreed to issue 1 share of the Company’s Series A Preferred Stock to for $25,000. The issuance of the preferred stock reduced the due to related party balance. The share of Series A Preferred Stock had 250,000,000 votes per share and voted together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposals to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and to increase the authorized number of shares of the Company’s common stock. The terms of the Series A Preferred Stock provided that the outstanding share of Series A Preferred Stock would be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6 presented at the Company’s 2022 annual shareholders meeting. Following conclusion of the shareholders meeting, such share of the Company’s Series A Preferred Stock was redeemed. On October 13, 2022, the outstanding share of the Company’s Series A Preferred Stock was redeemed for $25,000.

F-30

On September 13, 2023, the Company filed a certificate of cancellation (the “Series A Certificate of Cancellation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, cancelling the Series A Certificate of Designation relating to the Series A Preferred Stock.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible.

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price. The conversion price for each share of the Series A Preferred Stock is the closing price of the Common Stock on September 29, 2022, which was $9.30.

As of December 31, 2023 and 2022, there were 6,300 shares of Series A Convertible Preferred Stock issued and outstanding.

Series B Preferred Stock

On May 30, 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000.

On May 30, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Series B Preferred Stock. The Certificate of Designation provides that the Series B Preferred Stock will have 250,000,000 votes per share of Series B Preferred Stock and will vote together with the outstanding shares of the Company’s common stock, par value 0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”) as a single class exclusively with respect to any proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) to effect a reverse stock split of the Company’s common stock. The Series B Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock and Series A Convertible Preferred Stock are voted. The Series B Preferred Stock otherwise has no voting rights.

F-31

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Restated Certificate implementing a reverse stock split. Upon such redemption, the holder of the Series B Preferred Stock will receive consideration of $25,000 in cash.

On September 13, 2023, the Company filed a certificate of cancellation (the “Series B Certificate of Cancellation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, cancelling the Series B Certificate of Designation, and thereby eliminating all Series B Preferred Stock.

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Convertible Preferred Stock.

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

F-32

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is

$0.717, which is the lower of (a) the closing price per share of the Common Stock as reported on the NasdaqCM on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the NasdaqCM for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 1,088 shares of common stock.

2022 Underwriting Agreements and Public Offerings

On May 5, 2022, the Company entered into an underwriting agreement (the “Alexander Underwriting Agreement”) with Alexander Capital, L.P., acting as representative of the several underwriters named in the Alexander Underwriting Agreement (the “ Alexander Underwriters”), relating to the Company’s underwritten the offering pursuant to which the Company agreed to issue and sell 7478 shares of the Company’s common stock. The shares were sold to the public at a combined public offering price of $1,250.00 per share and were purchased by the Underwriters from the Company at a price of $1,150 per share. The Company also granted the Alexander Underwriters a 45-day option to purchase up to an additional 1,122 shares of Common Stock at the same price, which expired and were not purchased.

The shares were sold in the Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-264347) (the “Registration Statement”), a Registration Statement on Form S-1 pursuant to 462(b) of the Securities Act of 1933, as amended (File No. 333-264775), and a related prospectus filed with the Securities and Exchange Commission. The public offering closed on May 10, 2022 and the Company sold 7,478 shares of common stock for total gross proceeds of $9.3 million. The Company received net proceeds of $8.1 million after deducting underwriters’ discounts and commissions of $0.7 million and direct offering expenses of $0.5 million.

On November 29, 2022, the Company, entered into a Securities Purchase Agreement with investors pursuant to which the Company agreed to issue and sell, in an offering (i) an aggregate of 168,000 shares (the “Shares”) of the Company’s common stock, and accompanying Class B Warrants (the “Class B Warrants”) to purchase 3,360 shares of common stock and accompanying Class C Warrants (the “Class C Warrants”) to purchase 3,360 shares of Common Stock, at a combined public offering price of $275 per share and Class B Warrant and Class C Warrant, and (i) 33,004 pre-funded warrants (the “Pre-Funded Warrants” and together with the Class B Warrants and the Class C Warrants, the “Warrants” and together with the Shares and the shares of common stock underlying the Warrants, the “Securities”) exercisable for 33,004 shares of Common Stock, and accompanying Class B Warrants to purchase 33,004 shares of Common Stock and Class C Warrants to purchase 33,004 shares of Common Stock, at a combined public offering price of $275, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Class B Warrant and Class C Warrant, to the Investors, for aggregate gross proceeds from the offering of approximately $10 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 36,364 shares of common stock, including the 3,360 shares and the immediate exercise of 33,004 pre-funded warrants, for gross proceeds of $10.0 million. The Company received net proceeds of $9.0 million after deducting placement agent fees and offering expenses.

NOTE 10: RELATED PARTY TRANSACTIONS

As of December 31, 2023 and 2022, the Company made net repayments for amounts due to related parties totaling $130,205 and $170,000, respectively. As of December 31, 2023 and December 31, 2022, amounts due to related parties were $400,012 and $556,217, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

F-33

As of December 31, 2023 and 2022, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568 respectively, and accrued salary and expense reimbursements of $87,222 and $100,649, respectively, to current officers.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non- interest bearing and due on demand. As of December 31, 2023 and 2022, the amounts $175,000 and $325,000 were outstanding.

As of December 31, 2023, due to related parties includes advances from the Chief Executive Officer of $33,222.

NOTE 11: SHARE-BASED PAYMENTS

Common Stock Warrants

2023 Transactions

In connection with the January Private Placement, the Company granted 642 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,022 warrants as part of the offering. Each warrant has an exercise price of $471.50 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 77 warrants to purchase common stock at an exercise price of $6,117.50 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In connection with merchant advances (Note 6), the Company granted 122 warrants to purchase common stock at an exercise price of $6,562.50. The warrants are immediately exercisable upon issuance and expire five years after issuance.

In connection with the August Private Placement, the Company granted 9,638 pre-funded warrants, which had not yet been exercised for shares of common stock as of September 30, 2023. These warrants are expected to be fully sold and exercised into shares in the fourth quarter of 2023. The Company also granted an additional 20,555 warrants as part of the offering. Each warrant has an exercise price of $471.50 per share, is immediately exercisable upon issuance and expires 5.5 years after issuance. The Company also granted the placement agent 771 warrants to purchase common stock at an exercise price of $608 per share, which is immediately exercisable upon issuance and expires 5.5 years after issuance.

In connection with the August Private Placement, the Company entered into a warrant amendment (the “Warrant Amendment”) with certain investors to amend certain existing warrants to purchase up to 3,931 shares of Common Stock that were previously issued in December 2022 and January 2023 to the investors, with an exercise price of $6,562.50 per share and $4,750.00 per share, respectively (the “Amended Warrants”) as follows: (i) to reduce the exercise price of the Amended Warrants to $471.50 per share, and (ii) to extend the original expiration date of the Amended Warrants so that they will terminate five and one half years from the closing of the offering. Immediately following the Warrant Amendment, the Company exercised warrants for 2,476 shares of common stock for proceeds of $1,167,566.

2022 Transactions

In connection with the April note agreement, the Company granted warrants to acquire 252 shares of common stock at an exercise price of $6,100 per share expiring in April 2027.

On May 10, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriters’ Warrants to purchase up to an aggregate of 299 shares of common stock. The Underwriters’ Warrants may be exercised beginning on November 1, 2022 until May 5, 2027. The initial exercise price of each Underwriters’ Warrant is $1,625 per share, which represents 130% of the public offering price.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 822 and 553 warrants to purchase common stock at an exercise price of $760 and $565 per share, respectively. The warrants expire in July 2027.

In connection with the November public offering, the Company granted 33,004 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 36,364 Class B Warrants and 36,364 Class C Warrants as part of the offering. Each Class B Warrant has an exercise price of $262.50 per share, is immediately exercisable upon issuance and expires five years after issuance. Each Class C Warrant has an exercise price of $262.50 per share, is immediately exercisable upon issuance and expires thirteen months after issuance. The Company also granted the placement agent 2,727 warrants to purchase common stock at an exercise price of $344.00 per share, which are exercisable 180 days after issuance and expire in five years.

F-34

In connection with the December Notes, the Company issued to the investors an aggregate of 9,390 warrants to purchase common stock at an exercise price equal to $213 for a fair value of $164,200. The warrants are immediately exercisable.

The Company granted 880 warrants to purchase common stock at an exercise price of $250.00 to the lender in connection with its merchant advances.

A summary of information related to common stock warrants for the years ended December 31, 2023 and 2022 is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2022	3,535	$10,462.50
Granted	32,825	734.53
Exercised	(12,756)	705.50
Forfeited	-	-
Outstanding - December 31, 2023	23,604	$1,270.20

Exercisable at December 31, 2022	3,426	$10,525.00
Exercisable at December 31, 2023	23,604	$1,270.00

Stock Options

2020 Incentive Stock Plan

The Company has adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 26 shares of the Company’s common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. During 2021, 22 options were granted to executives and directors at an exercise price from $19,250 to $20,750 per share. As of December 31, 2022, 5 options were available for future issuance.

2013 Incentive Stock Plan

The Company has adopted the 2013 Stock Plan, as amended and restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the Plan was 239 shares as December 31, 2023 and 2022. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term often years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the Plan’s inception. Shares available for grant under the Plan amounted to 7 and as of December 31, 2023. Vesting generally occurs over a period of immediately to four years.

F-35

A summary of information related to stock options under our 2013 and 2020 Stock Plan for the years ended December 31, 2023 and 2022 is as follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding - December 31, 2022	31	$452,500.00
Granted	-	-
Exercised	-	-
Forfeited	-	-
Outstanding - December 31, 2023	31	$452,500.00

Exercisable at December 31, 2022	28	$506,250.00
Exercisable at December 31, 2023	30	$454,900.00

Weighted average duration (years) to expiration of outstanding options at December 31, 2023	5.47	-

Stock-based compensation expense of $408,810 and $479,038 was recognized during the year ended December 31, 2023 and 2022, respectively. During the year ended December 31, 2023 and 2022, $351,214 and $421,442 was recorded to general and administrative expenses, and $57,596 and $57,596 was recorded to sales and marketing expense in the consolidated statements of operations, all respectively. Total unrecognized compensation cost related to non-vested stock option awards as of December 31, 2023 amounted to $169,190 and will be recognized over a weighted average period of 0.46 years.

NOTE 12: LEASE OBLIGATIONS

Rent is classified by function on the consolidated statements of operations either as general and administrative, sales and marketing, or cost of revenue.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The rental payments for the Company’s leases are typically structured as either fixed or variable payments. Fixed rent payments include stated minimum rent and stated minimum rent with stated increases. The Company considers lease payments that cannot be predicted with reasonable certainty upon lease commencement to be variable lease payments, which are recorded as incurred each period and are excluded from the calculation of lease liabilities.

Management uses judgment in determining lease classification, including determination of the economic life and the fair market value of the identified asset. The fair market value of the identified asset is generally estimated based on comparable market data provided by third-party sources.

In January 2023, the Company entered into a lease agreement extension for its corporate office and distribution center in Vernon, California that expires on January 31, 2025. The lease has monthly base rent payments of $12,000. The Company recognized a right of use asset of $31,597 and lease liability of $170,002 using a discount rate of 10.0%.

In September 2023, the Company entered into a lease agreement extension for a showroom space in Los Angeles, California that commences in March 2023 and expires in September 2024. The lease has a monthly base rent of $25,000. The Company recognized a right of use asset of $658,091 and lease liability of $1,040,812 using a discount rate of 10.0%.

F-36

The following is a summary of operating lease assets and liabilities:

	December 31,
Operating leases	2023	2022
Assets
ROU operating lease assets	$689,688	$102,349

Liabilities
Current portion of operating lease	1,210,814	102,349
Total operating lease liabilities	$1,210,814	$102,349

	December 31,
Operating leases	2023	2022
Weighted average remaining lease term (years)	1.00	1.00
Weighted average discount rate	10.00%	6.00%

December 31, 2023
Future minimum payments - 2024	$1,268,230
Less imputed interest	(57,416)
Total lease obligations	$1,210,814

NOTE 13: CONTINGENCIES

●	On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

●	On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

●	On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50,190. The matter was settled in January 2023 and are on payment plans which will be paid off in the second quarter of 2024.

●	In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in the second quarter of 2024.

●	On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

●	On November 16, 2023 a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $345,384 , which represents past due fees and late fees. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that the losses in excess of such pay trade payables will be incurred.

●	On November 15, 2023 a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $582,208, which represents “double damages. The amount due to the vendor is $292,604. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that the losses in excess of such pay trade payables will be incurred.

F-37

●	On December 21, 2023, a former employee from over two years ago filed a wrongful termination lawsuit against the Company. The Company is disputing this claim. To this point, this same law firm recently sent a demand letter for another wrongful termination of a temporary worker we used from a third party placement agency. This person was not a Company employee at any time.

●	A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of December 31, 2023.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect our business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, we believe based on our current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations, cash flows, or financial condition.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 14: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets using accelerated depreciation methods for income tax purposes, share-based compensation expense, and for net operating loss carryforwards. As of December 31, 2023, and 2022, the Company had net deferred tax assets before valuation allowance of $17,882,355 and $16,733,585, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$19,354,491	$16,733,582
Deferred tax liabilities:
Indefinite lived intangible assets	(1,840,170)	—
Valuation allowance	(17,882,355)	(16,733,582)
Net deferred tax assets (liabilities)	$(368,034)	$—

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

	Years Ended December 31,
	2023	2022
Statutory federal rate	21.0%	21.0%
State income taxes net of federal income tax benefit	7.0	7.0
Permanent adjustment	(18.0)	—
Change in valuation allowance	(14.4)	(28.0)
Effective income tax rate	(4.4)%	—

F-38

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through December 31, 2023, and no history of generating taxable income. Therefore, valuation allowances of $17,882,355 and $16,733,582 were recorded as of December 31, 2023 and 2022, respectively. Valuation allowance increased by $1,148,773 and $3,630,314 during the years ended December 31, 2023 and 2022, respectively. Deferred tax assets were calculated using the Company’s combined statutory tax rate, which it estimated to be approximately 28.0%. The Company has evaluated its valuation allowance assertion which resulted in a full valuation allowance and residual naked credit given the net operating losses generated post 2017 are subject to a 80% limitation. As a result, the Company recorded a net deferred tax liability of $368,034 based on its assessment of the utilization of deferred tax assets surrounding the Company’s indefinite lived intangible assets. The effective rate is reduced to (4.4%) and 0% for 2023 and 2022 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2023 and 2022, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $69,242,000 and $59,865,000, for which losses from 2018 forward can be carried forward indefinitely.

As a result of prior operating losses, the Company has net operating loss, or “NOL,” carryforwards for federal income tax purposes. The ability to utilize NOL carryforwards to reduce taxable income in future years could become subject to significant limitations under Section 382 of the Internal Revenue Code if the Company undergoes an ownership change. The Company would undergo an ownership change if, among other things, the stockholders who own, directly or indirectly, 5% or more of our common stock, or are otherwise treated as “5% shareholders” under Section 382 of the U.S. Internal Revenue Code and the regulations promulgated thereunder, increase their aggregate percentage ownership of the Company’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2018 on remain open to examination.

NOTE 15: SUBSEQUENT EVENTS

Through the issuance date, the Company has issued 9,623 shares of common stock pursuant to an At-The-Market Offering Agreement for an at-the-market offering (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”).

Through the issuance date, the Company converted shares of Series C Preferred Stock into 1,001 shares of common stock.

F-39

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$289,346	$20,773
Accounts receivable, net	276,334	74,833
Due from factor, net	438,269	337,811
Inventory	5,040,518	4,849,600
Prepaid expenses and other current assets	353,307	276,670
Total current assets	6,397,774	5,559,687
Property, equipment and software, net	79,310	55,509
Goodwill	8,973,501	8,973,501
Intangible assets, net	7,324,579	9,982,217
Deposits	152,711	75,431
Right of use asset	365,246	689,688
Total assets	$23,293,121	$25,336,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,251,884	$7,538,902
Accrued expenses and other liabilities	5,236,437	4,758,492
Due to related parties	426,921	400,012
Convertible note payable, net	100,000	100,000
Accrued interest payable	2,053,102	1,996,753
Loan payable, current	2,743,508	2,325,842
Promissory note payable, net	4,730,740	4,884,592
Right of use liability, current portion	899,726	1,210,814
Total current liabilities	22,442,318	23,215,407
Loan payable	150,000	150,000
Right of use liability, non current portion	313,723	-
Deferred tax liability	368,034	368,034
Total liabilities	23,274,075	23,733,441

Commitments and contingencies

Stockholders’ equity:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both September 30, 2024 and December 31, 2023		-
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both September 30, 2024 and December 31, 2023	1	1
Series C convertible preferred stock, $0.0001 par, 1,643 and 4,786 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 75,397 and 22,287 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7	2
Additional paid-in capital	121,748,939	115,597,037
Accumulated deficit	(121,729,902)	(113,994,449)
Total stockholders’ equity	19,046	1,602,592
Total liabilities and stockholders’ equity	$23,293,121	$25,336,033

See the accompanying notes to the unaudited condensed consolidated financial statements

F-40

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September, 30		September, 30
	2024	2023	2024	2023
Net revenues	$2,440,801	$3,257,332	$9,413,457	$12,127,135
Cost of net revenues	1,319,214	1,554,044	5,012,457	6,094,532
Gross profit	1,121,587	1,703,288	4,401,000	6,032,603

Operating expenses:
General and administrative	2,429,040	3,735,527	6,347,460	12,115,590
Sales and marketing	655,833	1,151,377	1,979,173	3,188,054
Distribution	180,879	238,546	745,412	750,945
Impairment of intangible assets	600,000	-	600,000	-
Change in fair value of contingent consideration	-	-	-	(10,698,475)
Total operating expenses	3,865,752	5,125,450	9,672,045	5,356,114

Income (loss) from operations	(2,744,165)	(3,422,162)	(5,271,045)	676,489

Other income (expense):
Interest expense	(742,557)	(1,956,080)	(2,487,172)	(4,907,567)
Other non-operating income (expenses)	(54,515)	(57,752)	22,765	(734,501)
Total other income (expense), net	(797,072)	(2,013,832)	(2,464,407)	(5,642,068)

Income tax provision	-	-	-	-
Net loss from continuing operations	(3,541,237)	(5,435,994)	(7,735,452)	(4,965,579)
(Loss) from discontinued operations, net of tax	-	-	-	(1,562,503)
Net loss	$(3,541,237)	$(5,435,994)	$(7,735,452)	$(6,528,082)

Weighted average common shares outstanding - basic and diluted	43,436	7,470	41,225	5,674
Net loss per common share - basic and diluted	$(81.53)	$(727.71)	$(187.64)	$(875.21)

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-41

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Series A Convertible Preferred Stock		Series C Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at December 31, 2022	6,300	$1	-	$-	3,575	$-	$96,294,141	$(103,747,316)	$(7,453,174)
Issuance of common stock pursuant to private placement	-	-	-	-	1,022	-	5,000,003	-	5,000,003
Offering costs	-	-	-	-	-	-	(536,927)	-	(536,927)
Shares issued for services	-	-	-	-	95	-	499,338	-	499,338
Shares and warrants issued with notes	-	-	-	-	88	-	658,494	-	658,494
Stock-based compensation	-	-	-	-	-	-	105,594	-	105,594
Net loss	-	-	-	-	-	-	-	(6,136,349)	(6,136,349)
Balances at March 31, 2023	6,300	1	-	-	4,781	-	102,020,643	(109,883,665)	(7,863,021)
Cancellation of notes and issuance of preferred stock	-	-	5,761	1	-	-	5,759,177	-	5,759,177
Issuance of Series B preferred stock	-	-	-	-	-	-	25,000	-	25,000
Issuance of common stock pursuant to disposition	-	-	-	-	1,562	-	1,357,043	-	1,357,043
Stock-based compensation	-	-	-	-	-	-	101,500	-	101,500
Net income	-	-	-	-	-	-	-	5,044,261	5,044,261
Balances at June 30, 2023	6,300	1	5,761	1	6,343	-	109,262,363	(104,839,404)	4,423,960
Cancellation of Series B preferred stock	-	-	-	-	-	-	(25,000)	-	(25,000)
Issuance of common stock pursuant to private placement, net of offering cost	-	-	-	-	640	-	3,832,305	-	3,832,305
Common stock issued for services	-	-	-	-	2,103	-	1,157,090	-	1,157,090
Exercise of Warrants	-	-	-	-	2,476	-	1,167,566	-	1,167,566
Stock-based compensation	-	-	-	-	-	-	101,417	-	101,417
Net loss	-	-	-	-	-	-	-	(5,435,994)	(5,435,994)
Balances at September 30, 2023	6,300	$1	5,761	$1	11,563	$-	$115,496,741	$(110,275,398)	$5,221,344

Balances at December 31, 2023	6,300	$1	4,786	$1	22,287	$2	$115,597,037	$(113,994,449)	$1,602,592
Common shares issued for cash	-	-	-	-	8,898	1	1,736,205	-	1,736,206
Shares issued for services	-	-	-	-	1,372	-	224,265	-	224,265
Conversion of preferred shares into common stock	-	-	(1,547)	-	1,726	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	100,299	-	100,299
Net loss	-	-	-	-	-	-	-	(683,735)	(683,735)
Balances at March 31, 2024	6,300	1	3,239	1	34,283	3	117,657,807	(114,678,185)	2,979,627
Common shares issued for cash	-	-	-	-	7,575	1	2,877,474	-	2,877,475
Conversion of loan into common stock	-	-	-	-	2,120	-	313,816	-	313,816
Conversion of preferred shares into common stock	-	-	(1,495)	-	1,668	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	67,901	-	67,901
Net loss	-	-	-	-	-	-		(3,510,481)	(3,510,481)
Balances at June 30,2024	6,300	1	1,744	1	45,647	4	120,916,999	(118,188,666)	2,728,339
Common shares issued for cash	-	-	-	-	28,094	3	742,510	-	742,513
Shares issued for services	-	-	-	-	1,211	-	88,369	-	88,369
Conversion of preferred shares into common stock	-	-	(400)	-	446	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	1,061	-	1,061
Net loss	-	-	-	-	-	-	-	(3,541,237)	(3,541,237)
Balances at September 30, 2024	6,300	$1	1,344	$1	75,397	$7	$121,748,939	$(121,729,902)	$19,046

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-42

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,735,452)	$(6,528,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,057,638	2,485,166
Amortization of loan discount and fees	2,220,549	1,956,355
Impairment of intangible assets	600,000	-
Loss on extinguishment of debt	-	689,100
Loss on disposition of business	-	1,523,940
Stock-based compensation	169,262	308,511
Shares issued for services	312,634	1,656,417
Change in credit reserve	(151,611)	354,282
Change in fair value of contingent consideration	-	(10,698,475)
Discontinued operation	-	7,666
Non-cash lease expense	817,077	-
Changes in operating assets and liabilities:
Accounts receivable, net	(201,501)	153,479
Due from factor	51,153	72,220
Inventory	(190,918)	514,955
Prepaid expenses and other current assets	(76,637)	(366,615)
Accounts payable	(1,287,018)	182,242
Accrued expenses and other liabilities	477,945	1,088,763
Deferred revenue	-	(183,782)
Accrued interest payable	106,701	326,219
Due to related parties	26,909	-
Lease liabilities	(490,000)	-
Net cash used in operating activities	(3,293,269)	(6,457,639)
Cash flows from investing activities:
Cash disposed	-	(18,192)
Purchase of property, equipment and software	(23,801)	(27,855)
Deposits	(77,280)	87,378
Net cash provided by (used in) investing activities	(101,081)	41,331
Cash flows from financing activities:
Repayments from related party advances	-	(218,967)
Advances from factor	-	154,073
Issuance of loans and note payable	790,977	5,799,989
Repayments of convertible notes and loan payable	(2,484,248)	(8,840,092)
Insurance for common stock for cash	5,356,194	-
Exercise of warrants	-	1,167,566
Issuance of common stock in public offering	-	10,000,003
Offering costs	-	(1,854,622)
Net cash provided by financing activities	3,662,923	6,207,950
Net change in cash and cash equivalents	268,573	(208,357)
Cash and cash equivalents at beginning of period	20,773	1,275,616
Cash and cash equivalents at end of period	$289,346	$1,067,259

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-
Cash paid for interest	$1,684,248	$1,176,305

Supplemental disclosure of non-cash investing and financing activities:
Right of use asset	$425,634	$467,738
Shares issued for services and conversion of accounts payable	$313,816	$-
Conversion of preferred shares into common stock	$19	$-
Conversion of notes into preferred stock	$-	$5,759,177

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-43

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

The Company is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Stateside and Avo, that offers a variety of apparel products through direct-to-consumer and wholesale distribution.

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44, LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 39,052 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The H&J Settlement was accounted for a business disposition.

NOTE 2: GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $7,735,453 and $6,528,082 for the nine months ended September 30, 2024 and 2023, respectively, and has incurred negative cash flows from operations for the nine months ended September 30, 2024 and 2023. The Company has historically lacked liquidity to satisfy obligations as they come due and as of September 30, 2024, and the Company had a working capital deficit of $16,044,544. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

F-44

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Reverse Stock Split

On August 21, 2023, the Board of Directors approved a one-for-25 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On December 2, 2024, the Board of Directors approved a one-for-50 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of December 12, 2024. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated balance sheet as of September 30, 2024, the unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2024, and 2023 and of cash flows for the nine months ended September 30, 2024 and 2023 have been prepared by the Company, pursuant to the rules and regulations of the SEC for the interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim consolidated balance sheet. The results of operations are not necessarily indicative of the results expected for the year ended December 31, 2024.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2023 included in the Company’s Annual Form 10-K filed with SEC on April 15, 2024.

Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, and Stateside from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation.

Discontinued Operations

Certain prior year accounts have been reclassified to conform with current year presentation regarding income (loss) from discontinued operations.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, impairment of long-lived assets, contingent consideration and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

F-45

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than six months to be cash equivalents. As of September 30,2024, and December 31, 2023, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

Accounts Receivable and Expected Credit Loss

We carry our accounts receivable at invoiced amounts less allowances for customer credit losses and other deductions to present the net amount expected to be collected on the financial asset. All receivables are expected to be collected within one year of the consolidated balance sheet. We do not accrue interest on the trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. Receivables are determined to be past due based on individual credit terms. An allowance for credit losses is maintained based on the length of time receivables are past due, historical collections, or the status of a customer’s financial position. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proven unsuccessful. We do not have any off-balance sheet credit exposure related to our customers.

We periodically review accounts receivable, estimate an allowance for bad debts, and simultaneously record the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted and the prospects for recovery are remote. Recoveries of accounts receivable previously written off are recorded as income when received. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk.

As of September 30, 2024, and December 31, 2023, the Company determined an allowance for credit losses of $51,552 and $41,854, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of September 30, 2024 and December 31, 2023 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	September 30,	December 31,
	2024	2023
Raw materials	$722,963	$695,580
Work in process	608,432	585,387
Finished goods	3,709,123	3,568,633
Inventory	$5,040,518	$4,849,600

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

F-46

Annual Impairment

At December 31, 2023, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44, Stateside and Sundry may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. Upon the quantitative analysis performed, the Company determined that the fair value of the intangible assets and reporting units were greater than the respective carrying values. As such, no impairment was recorded. The Company utilized the enterprise value approach in the impairment tests of each reporting unit in 2023.

At September 30, 2024, management determined that indicators of impairment existed with regards to the Bailey44 reporting unit. The qualitative assessment was primarily due to reduced revenues of Bailey44 as compared to the Company’s projections, as well as the entity’ liabilities in excess of assets. As such, the Company recorded an impairment to intangible assets of $600,000.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of September 30, 2024 and 2023, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of September 30, 2024 and 2023 are as follows:

	September 30,
	2024	2023
Series A convertible preferred stock	542	542
Series C convertible preferred stock	1,499	6,428
Common stock warrants	914	4,755
Stock options	31	31
Total potentially dilutive shares	2,986	11,756

The stock options and warrants above are out-of-the-money as of September 30, 2024 and 2023.

Recent Accounting Pronouncements

In January 2024, the Company adopted ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity: This ASU addresses the complexity of certain guidance for convertible instruments and contracts in an entity’s own equity. The ASU is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The ASU did not have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

The following accounting pronouncements have been issued as of May 20, 2024 but are not yet effective and may affect the future financial reporting by the Company:

●	ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: The ASU is intended to clarify the guidance when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of the security. For public business entities, the amendments in ASU 2022- 03 are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years.

F-47

NOTE 4: DUE FROM FACTOR

Due to/from factor consist of the following:

	September 30,	December 31,
	2024	2023
Outstanding receivables:
Without recourse	$916,045	$808,233
With recourse	18,994	99,055
Matured funds and deposits	55,043	65,321
Advances	(551,813)	(483,187)
Credits due customers	—	(151,611)
	$438,269	$337,811

NOTE 5: GOODWILL AND INTANGIBLE ASSETS

The following is a summary of goodwill attributable to each business combination:

	September 30,	December 31
	2024	2023
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$8,973,501

The following table summarizes information relating to the Company’s identifiable intangible assets as of September 30, 2024:

	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Customer relationships	$8,634,560	$(6,551,861)	$2,082,699
	$8,634,560	$(6,551,861)	$2,082,699

Indefinite-lived:
Brand name	5,241,880	—	5,241,880
	$13,876,440	$(6,551,861)	$7,324,579

At September 30, 2024, management determined that indicators of impairment existed with regards to the Bailey44 reporting unit. The qualitative assessment was primarily due to reduced revenues of Bailey44 as compared to the Company’s projections, as well as the entity’ liabilities in excess of assets. As such, the Company recorded an impairment to the brand name intangible asset of $600,000.

The Company recorded amortization expense of $618,543 and $719,547 during the three months ended September 30,2024 and 2023, and $2,057,637 and $2,478,824 during the nine months ended September 30, 2024 and 2023, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

NOTE 6: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of September 30, 2024, and December 31, 2023:

	September 30,	December 31,
	2024	2023
Accrued expenses	$733,865	$617,374
Payroll related liabilities	4,224,259	3,895,640
Sales tax liability	178,960	145,545
Other liabilities	99,353	99,934
	$5,236,437	$4,758,492

F-48

Convertible Debt

As of September 30, 2024 and December 31, 2023 there was $100,000 remaining in outstanding principal that was not converted into equity.

Target Capital Convertible Promissory Note

On April 30, 2024, the Company issued a convertible promissory note in the original principal amount of $250,000 (the “Note”) to Target Capital 1 LLC, an Arizona limited liability company (the “Note Holder”), with a maturity date of April 30, 2025 (the “Maturity Date”). Pursuant to the terms of the Note, the Company agreed to pay the principal sum and a one-time interest charge of $50,000 to the Note Holder. In May 2024, the Company fully repaid the Note Holder $300,000, including the principal and interest. The Company also will issue 1,000 shares of common stock to the Note Holder as commitment shares. As the shares have not been issued as of September 30, 2024, the fair value of $141,000 is included in accrued liabilities on the consolidated balance sheet.

Loan Payable — PPP and SBA Loan

In April 2022, there was a partial forgiveness of Bailey’s first PPP Loan totaling $413,705. As of September 30, 2024 and December 31, 2023, Bailey had an outstanding PPP Loan balance of $933,295, which matures in 2026.

Merchant Advances

Future Sales Receipts

In 2022 and 2023, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. The Company made total cash repayments, pertaining to principal and interest, of $1,547,182 for the nine months ending September 30, 2024.

The following is a summary of the merchant advances as of September 30, 2024, and December 31, 2023:

	September 30,	December 31,
	2024	2023
Principal	$2,347,564	$2,960,946
Less: unamortized debt discount	(550,183)	(1,966,881)
Merchant cash advances, net	$1,797,381	$994,065

The unamortized debt discount of $550,183 will be amortized to interest expense over the expected remaining terms of the agreements through the fourth quarter of 2024. During the nine months ended September 30, 2024, the Company recorded $1,781,972 in interest expense pertaining to these advances.

Other

The Company has outstanding merchant advances with Shopify Capital. During the three months ending September 2024, the Company made repayments of $3,850. As of September 30, 2024, the remaining principal outstanding was $12,832. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

The Company also had outstanding merchant advances with Gynger, Inc. In May 2024, the Company converted the outstanding principal and accrued interest of $313,816 owed to Gynger for 2,120 shares of common stock.

F-49

Promissory Note Payable

As of September 30, 2024, and December 31, 2023, the outstanding principal on the note to the sellers of Bailey was $3,500,000. On July 5, 2023, the parties agreed to extend the maturity date to June 30, 2024. Interest expense was $105,000 and $105,000 for the three months ended September 30, 2024 and 2023 and $315,000 and $315,000 for the nine months ended September 30, 2024 and 2023, all respectively, which was accrued and unpaid as of September 30, 2024. The aforesaid mentioned Promissory note are in default as of September 30 2024.

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $608,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. Upon the Company’s equity financing in September 2023, the Company repaid an aggregate $1,247,232 principal to the respective noteholders. The Company recognized a debt discount of $608,750, which was fully amortized through December 31, 2023. The notes contain certain conversion provisions upon an event of default.

In May 2024, the Company repaid $500,000 of these notes. The parties mutually extended the maturity date to November 4, 2024 and acknowledged that the default provisions had not been triggered. The amount was fully repaid on November 4, 2024. During the nine months ended September 30, 2024, the Company fully amortized the debt discount pertaining to these notes.

The following is a summary of promissory notes payable, net:

	September 30,	December 31,
	2024	2023
Bailey Note	$3,500,000	$3,500,000
March 2023 Notes – principal	1,230,740	1,730,740
March 2023 Notes - unamortized debt discount	-	(346,148)
Promissory note payable, net	$4,730,740	$4,884,592

NOTE 7: STOCKHOLDERS’ DEFICIT

Amendments to Certificate of Incorporation

On August 21, 2023, the Board of Directors approved a one-for-25 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Common Stock

The Company had 1,000,000,000 shares of common stock authorized with a par value of $0.0001 as of September 30, 2024.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

F-50

2024 Transactions

During the nine months ended September 30, 2024, the Company issued 24,012 shares of common stock pursuant to an At-The-Market Offering Agreement for an at-the-market offering (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”). The Company received net proceeds of $2,478,719 pursuant to the ATM Agreement.

During the nine months ended September 30, 2024, the Company issued an aggregate of 2,582 shares of common stock pursuant to services and conversion of accounts payable totaling a fair value of $312,634.

During the nine months ended September 30, 3,442 shares of Series C Convertible Preferred Stock converted into 3,841 shares of common stock.

As previously reported, the Company entered into a securities purchase agreement with an accredited investor (the “Investor”), pursuant to which the Company issued on September 5, 2023 those certain Series A warrants to purchase 10,278 shares of common stock and Series B warrants to purchase 10,278 shares of common stock (collectively, the “Existing Warrants”), amongst other securities.

On May 3, 2024, the Company entered into that certain inducement offer to exercise common stock purchase warrants with the Investor (the “Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Existing Warrants to $156.50 per share and (ii) the Investor agreed to exercise the Existing Warrants into 20,555 shares of common stock (the “Exercise Shares”) by payment of the aggregate exercise price of $3,216,857.50 (gross proceeds before expenses, including but not limited to fees to H.C. Wainwright & Co., LLC (the “Placement Agent”), the exclusive placement agent in connection therewith). The closing occurred on May 7, 2024. Through September 30, 2024, the Company had exercised 7,575 of the 20,555 warrants at the amended exercise price of $156.50 per share. The Company received the entire gross proceeds of $3,216,857 in May 2024, which represents the exercise of the entire 20,555 warrants at the $156.50 exercise price. The Company received net proceeds of $2,877,475 after placement agent fees and expenses. The Company also exercised 12,980 warrants which were prefunded through PIPE offerings in the third quarter of 2023.

In May 2024, the Company converted the outstanding principal and accrued interest of $313,816 owed to Gynger for 2,120 shares of common stock.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible.

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price. The conversion price for each share of the Series A Preferred Stock is the closing price of the Common Stock on September 29, 2022, which was $9.30.

As of September30, 2024 and December 31, 2023, there were 6,300 shares of Series A Convertible Preferred Stock issued and outstanding.

F-51

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Convertible Preferred Stock.

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is $0.717, which is the lower of (a) the closing price per share of the Common Stock as reported on the NasdaqCM on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the NasdaqCM for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 1,088 shares of common stock.

During the nine months ended September 30, 2024, 3,442 shares of Series C Convertible Preferred Stock converted into 3,841 shares of common stock.

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NOTE 8: RELATED PARTY TRANSACTIONS

As of September 30, 2024 and December 31, 2023, amounts due to related parties were $426,921 and $400,012, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member. The related party balances are with a former officer, current director and the Chief Executive Officer.

NOTE 9: SHARE-BASED PAYMENTS

Common Stock Warrants

A summary of information related to common stock warrants for the nine months ended September 30, 2024 is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2023	23,604	$1,270.00
Granted	42,652	146.00
Exercised	(20,555)	156.50
Forfeited	-	-
Outstanding - September 30, 2024	45,701	$580.00

Exercisable at December 31, 2023	23,604	$1,270.00
Exercisable at September 30, 2024	45,701	$580.00

Stock Options

As of September 30, 2024 and December 31, 2023, the Company had 31 stock options outstanding with a weighted average exercise price of $452,500 per share.

Stock-based compensation expense of $1,061 and $101,417 was recognized for the three months ended September 30, 2024 and 2023, respectively and $169,261 and $308,511 was recognized for the nine months ended September 30, 2024 and 2023. During the nine months ended September 30, 2024 and 2023, $23,998 and $43,197 was recorded to sales and marketing expense, and all other stock compensation was included in general and administrative expense in the condensed consolidated statements of operations. Total unrecognized compensation cost related to non-vested stock option awards as of September 30, 2024 amounted to $353 and will be recognized over a weighted average period of 0.03 years.

NOTE 10: LEASE OBLIGATIONS

Rent is classified by function on the consolidated statements of operations either as general and administrative, sales and marketing, or cost of revenue.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The rental payments for the Company’s leases are typically structured as either fixed or variable payments. Fixed rent payments include stated minimum rent and stated minimum rent with stated increases. The Company considers lease payments that cannot be predicted with reasonable certainty upon lease commencement to be variable lease payments, which are recorded as incurred each period and are excluded from the calculation of lease liabilities.

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Management uses judgment in determining lease classification, including determination of the economic life and the fair market value of the identified asset. The fair market value of the identified asset is generally estimated based on comparable market data provided by third-party sources.

In January 2023, the Company entered into a lease agreement extension for its corporate office and distribution center in Vernon, California that expires on January 31, 2025. The lease has monthly base rent payments of $12,000. The Company recognized a right of use asset of $31,597 and lease liability of $170,002 using a discount rate of 10.0%.

In September 2023, the Company entered into a lease agreement extension for a showroom space in Los Angeles, California that commences in March 2023 which expired in September 2024. The lease had a monthly base rent of $25,000. The Company initially recognized a right of use asset of $658,091 and lease liability of $1,040,812 using a discount rate of 10.0%.

In April 2024, the Company entered into a lease agreement extension for a retail outlet space in Allen, Texas that commences in April 2024 and expires in April 2027. The lease has a monthly base rent of $13,261. The Company recognized a right of use asset of $425,634 and lease liability of $425,634, using a discount rate of 10.0%.

The following is a summary of operating lease assets and liabilities:

	September 30,	December 31,
Operating leases	2024	2023

Assets
ROU operating lease assets	$365,246	$689,688

Liabilities
Current portion of operating lease	899,726	1,210,814
Non Current portion of lease liability	313,723	-
Total operating lease liabilities	$1,213,449	$1,210,814

Operating leases	September 30, 2024	December 31, 2023

Weighted average remaining lease term (years)	0.75	1.00
Weighted average discount rate	10.00%	10.00%

September 30, 2024
Future minimum payments	$1,282,975
Less imputed interest	(69,526)
Total lease obligations	$1,213,449

NOTE 11: CONTINGENCIES

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights. These matters also include the following:

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company settled for $250,000 in October 2024, which included additional legal costs.

In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in the second quarter of 2025.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

On November 16, 2023 a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $345,384, which represents past due fees and late fees. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that the losses in excess of such pay trade payables will be incurred.

On November 15, 2023 a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $582,208, which represents “double damages. The amount due to the vendor is $292,604. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that the losses in excess of such pay trade payables will be incurred.

On December 21, 2023, a former employee from over two years ago filed a wrongful termination lawsuit against the Company. The Company is disputing this claim. To this point, this same law firm recently sent a demand letter for another wrongful termination of a temporary worker we used from a third party placement agency. This person was not a Company employee at any time.

A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of September 30, 2024.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect our business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, we believe based on our current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations, cash flows, or financial condition.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

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NOTE 12: SUBSEQUENT EVENTS

As previously reported, the Company and various purchasers (the “Investors”) executed a securities purchase agreement (the “SPA”) on or around April 7, 2023, whereby the Investors purchased from the Company promissory notes in the aggregate principal amount of approximately $2,500,000 (the “Original Notes”), and the remaining balances of such Original Notes as of October 1, 2023, were exchanged by the Investors for replacement promissory notes issued on October 1, 2023, in the aggregate principal amount of approximately $1,789,668.37 (the “Exchange Notes”). In addition, as previously reported, the Company entered into settlement agreements with the Investors (each a “Settlement Agreement”) on May 24, 2024, pursuant to which the Company agreed to pay aggregate cash payments equal to $1,789,668.37 to extinguish all obligations and claims under the SPA, Original Notes, and Exchange Notes, as follows: (i) $500,000.00 on or before May 28, 2024 and (ii) $1,289,668.37 on or before September 30, 2024 (the “Final Payment”). On October 3, 2024, the Company entered into amendments to each Settlement Agreement with the Investors (each an “Amendment”), whereby the Final Payment due date was extended to October 31, 2024. On November 1, 2024, the Company entered into a second amendment to each Settlement Agreement with the Investors (each an “Amendment”), whereby the Final Payment due date was extended to November 4, 2024. On November 4, 2024, the Company paid the Final Payment to extinguish all obligations and claims under the SPA, Original Notes, and Exchange Notes.

Between October 3, 2024 and October 15, 2024, the Company issued 26,227 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. Accordingly, the note holder is in the process of returning the Shares to the Company’s transfer agent for cancellation. Upon cancellation of the Shares, the Company’s issued and outstanding common stock count will decrease by 26,227 shares. The Company is in communications with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions.

On November 5, 2024, the Holder facilitated the cancellation of 26,227 shares of the Company’s common stock in accordance with the Company’s remediation plan.

Completion of offering Common Stock and Pre-Funded Warrants

On October 28, 2024, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”): (i) 124,673 shares of common stock (the “Common Stock”), at a purchase price of $5.00 per share of Common Stock, and (ii) 482,187 pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock, at a purchase price of $4.995 per Pre-Funded Warrant, immediately exercisable at an exercise price of $0.005 per share. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on October 30, 2024.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchaser, 9.99%) of our Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants.

The Common Stock, the Pre-Funded Warrants, and the Common Stock issuable upon exercise of the Pre-Funded Warrants were offered pursuant to a registration statement on Form S-1 as filed with the SEC on October 24, 2024, as amended, and was declared effective on October 28, 2024 (the “Registration Statement”).

RBW Capital Partners LLC, acting through Dominari Securities LLC (the “Placement Agent”), acted as the exclusive placement agent for the Offering pursuant to a Placement Agency Agreement dated October 28, 2024 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent.

The Offering resulted in gross proceeds to the Company of approximately $3,000,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, reimbursement of up to $50,000 for expenses of legal counsel and other actual out-of-pocket expenses, and up to $15,950 for clearing agent closing costs. The Company received net proceeds of approximately $2,555,261 from the Offering (the “Public Offering Proceeds”).

Shareholder Equity

Between October 1, 2024 and October 22, 2024, the Company issued and sold 90,012 shares of Common Stock to the Agent as sales agent or principal, pursuant to the terms of the Sales Agreement, in exchange for net proceeds of approximately $1,320,873 (the “October ATM Proceeds”). As a result of the Company’s receipt of the October ATM Proceeds and Public Offering Proceeds, the Company’s shareholder equity exceeds $2,500,000 as of the date of the filing of this Amendment No. 1.

F-55

11,365,340 Units, consisting of

One Share of Common Stock or One Pre-Funded

Warrant to Purchase One Share of Common Stock and

Two Warrants to Purchase One Share of Common Stock Each

11,239,805 Shares of Common Stock Underlying the

Pre-Funded Warrants

22,730,680 Shares of Common Stock Underlying the Warrants

Placement Agent Warrants to Purchase 568,267 Shares of Common Stock and 568,267 Shares of Common Stock Underlying the Placement Agent Warrants

DIGITAL BRANDS GROUP, INC.

PROSPECTUS

Sole Placement Agent

RBW Capital Partners LLC

Securities offered through Dawson James Securities, Inc., a broker-dealer registered with the Securities and
Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA)

February 13, 2025